                                                            EXHIBIT 10.9



                                SENIOR UNSECURED

                            LINE OF CREDIT AGREEMENT

                                     between

                  SUN COMMUNITIES OPERATING LIMITED PARTNERSHIP

                                       and

                              SUN COMMUNITIES, INC.

                                       and

                          LEHMAN BROTHERS HOLDINGS INC.
                        D/B/A LEHMAN CAPITAL, A DIVISION
                        OF LEHMAN BROTHERS HOLDINGS INC.,
              INDIVIDUALLY AS A CO-LENDER AND AS SYNDICATION AGENT

                                       and

                                    NBD BANK
                         INDIVIDUALLY AS A CO-LENDER AND
                       AS AGENT FOR ONE OR MORE CO-LENDERS



                             Dated as of May 1, 1996


                         Facility Amount $75,000,000.00

                                TABLE OF CONTENTS

SECTION 1. DEFINITIONS............................................................................................1

         Section 1.01 Definitions.................................................................................1

SECTION 2. AMOUNT AND TERMS OF REVOLVING CREDIT FACILITY.........................................................22

         Section 2.01 Advances...................................................................................22
         Section 2.02 Notice of Borrowing........................................................................23
         Section 2.03 Disbursement of Funds......................................................................23
         Section 2.04 The Note...................................................................................23
         Section 2.05 Interest...................................................................................24
         Section 2.06 Interest Periods...........................................................................25
         Section 2.07 Minimum Amount of Eurodollar Portions......................................................26
         Section 2.08 Conversion or Continuation.................................................................26
         Section 2.09 Voluntary Reduction of Facility Amount; Termination of Facility Amount.....................27
         Section 2.10 Principal Amortization.....................................................................27
         Section 2.11 Voluntary Prepayments......................................................................28
         Section 2.12 Mandatory Prepayments......................................................................28
         Section 2.13 Application of Payments and Prepayments....................................................28
         Section 2.14 Method and Place of Payment................................................................28
         Section 2.15 Fees.......................................................................................29
         Section 2.16 Interest Rate Unascertainable, Increased Costs, Illegality.................................29
         Section 2.17 Funding Losses.............................................................................31
         Section 2.18 Increased Capital..........................................................................32
         Section 2.19 Taxes......................................................................................32
         Section 2.20 Use of Proceeds and Limitations on Advances................................................34
         Section 2.21 Intentionally Deleted......................................................................34
         Section 2.22 Intentionally Deleted......................................................................35
         Section 2.23 Intentionally Deleted......................................................................35
         Section 2.24 Decision Making by the Agent...............................................................35
         Section 2.25 Additional Unencumbered Assets.............................................................35
         Section 2.26 Pro Rata Interests.........................................................................35

SECTION 3. CONDITIONS PRECEDENT..................................................................................35

         Section 3.01 Conditions Precedent to the Initial Advance................................................35
         Section 3.02 Conditions Precedent to All Advances of the Loan...........................................40
         Section 3.03 Acceptance of Borrowings...................................................................41
         Section 3.04 Sufficient Counterparts....................................................................41

SECTION 4. REPRESENTATIONS AND WARRANTIES........................................................................42

         Section 4.01 Corporate/Partnership Status...............................................................42
         Section 4.02 Corporate/Partnership Power and Authority..................................................42

                                      -i-

         Section 4.03 No Violation...............................................................................42
         Section 4.04 Litigation.................................................................................43
         Section 4.05 Financial Statements: Financial Condition; etc.............................................43
         Section 4.06 Solvency...................................................................................43
         Section 4.07 Material Adverse Change....................................................................43
         Section 4.08 Use of Proceeds; Margin Regulations........................................................43
         Section 4.09 Governmental Approvals.....................................................................43
         Section 4.10 Unsecured Debt Rating......................................................................44
         Section 4.11 Tax Returns and Payments...................................................................44
         Section 4.12 ERISA......................................................................................44
         Section 4.13 Intentionally Deleted......................................................................45
         Section 4.14 Representations and Warranties in Loan Documents...........................................45
         Section 4.15 True and Complete Disclosure...............................................................45
         Section 4.16 Ownership of Real Property; Existing Security Instruments..................................45
         Section 4.17 No Default.................................................................................45
         Section 4.18 Licenses, etc..............................................................................45
         Section 4.19 Compliance With Law........................................................................46
         Section 4.20 Brokers....................................................................................46
         Section 4.21 Judgments..................................................................................46
         Section 4.22 Property Manager...........................................................................46
         Section 4.23 Assets of the REIT.........................................................................46
         Section 4.24 REIT Status................................................................................46
         Section 4.25 Operations.................................................................................47
         Section 4.26 Stock......................................................................................47
         Section 4.27 Ground Leases..............................................................................47
         Section 4.28 Single Purpose.............................................................................47
         Section 4.29 Status of Property.........................................................................47
         Section 4.30 Canadian Properties........................................................................50
         Section 4.31 Intentionally Deleted......................................................................50
         Section 4.32 Survival...................................................................................50

SECTION 5. AFFIRMATIVE COVENANTS.................................................................................50

         Section 5.01 Financial Reports..........................................................................50
         Section 5.02 Books, Records and Inspections.............................................................53
         Section 5.03 Maintenance of Insurance...................................................................53
         Section 5.04 Taxes......................................................................................57
         Section 5.05 Corporate Franchises; Conduct of Business..................................................57
         Section 5.06 Compliance with Law........................................................................57
         Section 5.07 Performance of Obligations.................................................................58
         Section 5.08 Stock......................................................................................58
         Section 5.09 Change in Rating...........................................................................58
         Section 5.10 Maintenance of Properties..................................................................58
         Section 5.11 Compliance with ERISA......................................................................58
         Section 5.12 Settlement/Judgment Notice.................................................................59
         Section 5.13 Acceleration Notice........................................................................59
         Section 5.14 Lien Searches; Title Searches..............................................................59

                                      -ii-

         Section 5.15 Intentionally Deleted......................................................................60
         Section 5.16 Minimum Net Worth..........................................................................60
         Section 5.17 Total Indebtedness.........................................................................60
         Section 5.18 Coverage Ratios............................................................................60
         Section 5.19 Equity or Debt Offerings...................................................................61
         Section 5.20 Minimum Asset Value........................................................................61
         Section 5.21 Managers...................................................................................61
         Section 5.22 Further Assurances.........................................................................61
         Section 5.23 REIT Status................................................................................61
         Section 5.24 Additional Covenants.......................................................................62
         Section 5.25 Intentionally Deleted......................................................................62
         Section 5.26 Intentionally Deleted......................................................................62
         Section 5.27 Preparation of Environmental Reports.......................................................62
         Section 5.28 Documentation following Acquisition of an Interest in Real Property Assets.................62
         Section 5.29 Intentionally Deleted......................................................................62
         Section 5.30 Preparation of Engineering Reports.........................................................62
         Section 5.31 Intentionally Deleted......................................................................63

SECTION 6. NEGATIVE COVENANTS....................................................................................63

         Section 6.01 Intentionally Deleted......................................................................63
         Section 6.02 Intentionally Deleted......................................................................63
         Section 6.03 Liens......................................................................................63
         Section 6.04 Restriction on Fundamental Changes.........................................................63
         Section 6.05 Transactions with Affiliates...............................................................64
         Section 6.06 Plans......................................................................................64
         Section 6.07 Distributions..............................................................................65
         Section 6.08 Intentionally Deleted......................................................................65
         Section 6.09 Restriction on Prepayment of Indebtedness..................................................65
         Section 6.10 Real Property Assets.......................................................................65
         Section 6.11 Intentionally Deleted......................................................................65
         Section 6.12 Organizational Documents...................................................................65
         Section 6.13 Intentionally Deleted......................................................................65
         Section 6.14 Restrictions on Investments................................................................65
         Section 6.15 RV Sites...................................................................................66

SECTION 7. EVENTS OF DEFAULT.....................................................................................67

         Section 7.01 Events of Default..........................................................................67
         Section 7.02 Rights and Remedies........................................................................69

SECTION 8. INTENTIONALLY DELETED.................................................................................70


SECTION 9. MISCELLANEOUS.........................................................................................70

         Section 9.01 Payment of Agent's, Syndication Agent's and Co-Lender's Expenses, Indemnity, etc...........70
         Section 9.02 Notices....................................................................................71
         Section 9.03 Successors and Assigns.....................................................................73
         Section 9.04 Amendments and Waivers.....................................................................73
         Section 9.05 No Waiver; Remedies Cumulative.............................................................73
         Section 9.06 Governing Law; Submission to Jurisdiction..................................................74
         Section 9.07 Confidentiality Disclosure of Information..................................................74
         Section 9.08 Recourse...................................................................................75
         Section 9.09 Sale of Loan, Co-Lenders, Participations and Servicing.....................................75
         Section 9.10 Borrower's and the REIT's Assignment.......................................................78
         Section 9.11 Counterparts...............................................................................78
         Section 9.12 Effectiveness..............................................................................78
         Section 9.13 Headings Descriptive.......................................................................78
         Section 9.14 Marshaling; Recapture......................................................................78
         Section 9.15 Severability...............................................................................78
         Section 9.16 Survival...................................................................................79
         Section 9.17 Domicile of Loan Portions..................................................................79
         Section 9.18 Intentionally Deleted......................................................................79
         Section 9.19 Calculations; Computations.................................................................79
         Section 9.20 WAIVER OF TRIAL BY JURY....................................................................79
         Section 9.21 No Joint Venture...........................................................................79
         Section 9.22 Estoppel Certificates......................................................................79
         Section 9.23 No Other Agreements........................................................................80
         Section 9.24 Controlling Document.......................................................................80
         Section 9.25 No Benefit to Third Parties................................................................80

                                    SCHEDULES

Schedule 1               Unencumbered Assets
Schedule 2               List of Real Property Assets
Schedule 3               Loan Parties, Operating Partnerships and Affiliates
Schedule 4               Intentionally Deleted
Schedule 5               Litigation
Schedule 6               Employee Benefit Plans
Schedule 7               Liens
Schedule 8               REIT Assets
Schedule 9A              REIT Business Operations
Schedule 9B              Borrower Business Operations
Schedule 10              Ground Leases
Schedule 11              Pro Rata Interests
Schedule 12              Exceptions to Representations and Warranties
Schedule 13              Canadian Properties and Mortgages
Schedule 14              Guarantors



                                    EXHIBITS

Exhibit A                Notice of Borrowing
Exhibit B                The Note
Exhibit C                Notice of Conversion or Continuation
Exhibit D                Notice of Voluntary Reduction of Facility Amount
Exhibit E                Voluntary Prepayment Notice
Exhibit F                Intentionally Deleted
Exhibit G                Intentionally Deleted
Exhibit H                Intentionally Deleted
Exhibit I                Intentionally Deleted
Exhibit J                Subordination of Management Agreement
Exhibit K                Intentionally Deleted
Exhibit L                Ground Lease Estoppel
Exhibit M                Intentionally Deleted
Exhibit N                Intentionally Deleted
Exhibit O                Intentionally Deleted

         THIS SENIOR UNSECURED LINE OF CREDIT AGREEMENT, dated as of May 1, 1996 is made among SUN COMMUNITIES OPERATING LIMITED PARTNERSHIP, a Michigan limited partnership ("Borrower"), SUN COMMUNITIES, INC., a Maryland corporation (the "REIT") (subject to Section 9.08 hereof,) and NBD BANK, a Michigan banking corporation, individually as a Co-Lender ("Lender") and as Agent for one or more Co-Lenders ("Agent") and LEHMAN BROTHERS HOLDINGS INC., D/B/A LEHMAN CAPITAL, A DIVISION OF LEHMAN BROTHERS HOLDINGS INC., a Delaware corporation, individually as a Co-Lender ("Lehman") and as Syndication Agent ("Syndication Agent") (each, including Lender, a "Co-Lender" and together with Lender, the "Co-Lenders").

         SECTION 1. DEFINITIONS.

         Section 1.01 Definitions. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms in this Agreement shall include in the singular number the plural and in the plural number the singular.

         "Accounts Receivable" shall mean all income and revenues of Borrower and any Loan Party received and Borrower's and the Loan Party's right to receive all income and revenues arising from the operation of the Real Property Assets and all payments for goods or property sold or leased or for services rendered by Borrower or any Loan Party, whether or not yet earned by performance, and not evidenced by an instrument or chattel paper, including, without limiting the generality of the foregoing, (i) all accounts, contract rights, book debts, and notes arising from the operation of a mobile home park or manufactured housing community on the Real Property Assets or arising from the sale, lease or exchange of goods or other property and/or the performance of services, (ii) Borrower's and any Loan Party's rights to payment from any consumer credit/charge card organization or entity (such as, or similar to, the organizations or entities which sponsor and administer the American Express Card, the Visa Card, the Bankamericard, the Carte Blanche Card, or the Mastercard), (iii) Borrower's and any Loan Party's rights in, to and under all purchase orders for goods, services or other property, (iv) Borrower's and any Loan Party's rights to any goods, services or other property represented by any of the foregoing, (v) monies due to or to become due to Borrower or any Loan Party under all contracts for the sale, lease or exchange of goods or other property and/or the performance of services including the right to payment of any interest or finance charges in respect thereto (whether or not yet earned by performance on the part of Borrower or any Loan Party) and (vi) all collateral security and guaranties of any kind given by any person or entity with respect to any of the foregoing. Accounts Receivable shall include those now existing or hereafter created, substitutions therefor, proceeds (whether cash or non-cash, movable or immovable, tangible or intangible) received upon the sale, exchange, transfer, collection or other disposition or substitution thereof and any and all of the foregoing and proceeds therefrom.

         "Administrative Fee" shall have the meaning provided in the Section 2.15(b).

         "Advance" shall mean each advance and re-advance of the principal balance of the Loan.

         "Affiliate" shall mean, with reference to a specified Person, any Person that directly or indirectly through one or more intermediaries Controls or is Controlled by or is under common Control with the specified Person and any Subsidiaries (including Consolidated Subsidiaries) of such specified Person.

         "Agent" shall have the meaning provided in the opening paragraph of this Agreement and in Section 9.09(e).

         "Agreement" shall mean this Senior Unsecured Line of Credit Agreement as the same may from time to time hereafter be modified, supplemented or amended.

         "Applicable Laws" shall mean all existing and future federal, state and local laws, statutes, orders, ordinances, rules, and regulations or orders, writs, injunctions or decrees of any court affecting Borrower, any Loan Party or any Real Property Asset, or the use thereof including, but not limited to, all zoning, fire safety and building codes, the Americans with Disabilities Act, and all Environmental Laws (as defined in the Environmental Indemnity).

         "Aspen Acquisition" shall have the meaning provided in Section 5.16.

         "Aspen Properties" shall mean those Real Property Assets identified on
Schedule 2 as the Aspen Properties.

         "Assets" of any Person means all assets of such Person that would, in accordance with GAAP, be classified as assets of a company conducting a business the same as or similar to that of such Person, including without limitation, all Real Property Assets.

         "Assignment and Assumption" shall have the meaning provided in Section 9.09.

         "Bankruptcy Code" shall mean Title 11 of the United States Code entitled "Bankruptcy", as amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable foreign laws relating to bankruptcy, insolvency or creditors' rights.

         "Base Period" shall have the meaning provided in Section 5.18(a).

         "Base Rate" shall mean, on any particular date, a rate per annum equal to the rate of interest publicly announced by Agent as its prime rate in effect on such day, with any change in said rate to be effective as of the date of such change; if Agent does not announce its prime rate or ceases to announce a prime rate, Base Rate shall mean, on any particular date, a rate per annum equal to the rate of interest published in The Wall Street Journal as the "prime rate", as in effect on such day, with any change in the Base Rate resulting from a change in said prime rate to be effective as of the date of the relevant change in said prime rate; provided, however, that if more than one prime rate is published in The Wall Street Journal for a day, the average of the prime rates shall be used; provided, further, however, that the prime rate (or the average of the prime rates) will be rounded to the nearest 1/16 of 1% or, if there is no nearest 1/16 of 1%, to the next higher 1/16 of 1%.

         In the event that The Wall Street Journal should cease or temporarily interrupt publication, then the Prime Rate shall mean the daily average prime rate published in another business newspaper, or business section of a newspaper, of national standing chosen by Agent. If The Wall Street Journal resumes publication, the substitute index will immediately be replaced by the prime rate published in The Wall Street Journal.

         In the event that a prime rate is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then Agent shall select a comparable interest rate index which is readily available to Borrower and verifiable by Borrower but is beyond the control of Agent or any Co-Lender. Agent shall give Borrower prompt written notice of its choice of a substitute index and when the change became effective.

         Such substitute index will also be rounded to the nearest 1/16 of 1% or, if there is no nearest 1/16 of 1%, to the next higher 1/16 of 1%.

         The determination of the Base Rate by Agent shall be conclusive absent manifest error.

         "Base Rate Margin" shall mean a rate determined by reference to the lowest Unsecured Debt Rating of Borrower as set forth below:

--------------------------------------------------------------------------------------------------------------------

    Standard & Poor's           Moody's Investors       Margin from the date hereof      Margin from the Margin
 Ratings Services Rating     Service, Inc. Rating or     through and including the     Adjustment Date through and
  or a Substitute Rating       a Substitute Rating        Margin Adjustment Date       including to date the Loan
 Agency Equivalent Rating   Agency Equivalent Rating                                         is paid in full
--------------------------------------------------------------------------------------------------------------------
      BBB+ or higher             BAA1 or higher                   -0.10%                          0.90%
--------------------------------------------------------------------------------------------------------------------

           BBB                        BAA2                        -0.05%                          0.95%

--------------------------------------------------------------------------------------------------------------------

           BBB-                       BAA3                         0.00%                          1.00%
--------------------------------------------------------------------------------------------------------------------

       BB+ or lower               Ba1 or lower                     0.50%                          1.50%
--------------------------------------------------------------------------------------------------------------------

If no Rating Agency or Substitute Rating Agency                    0.50%                          1.50%
assigns a rating to Borrower for whatever reason
====================================================================================================================

         The Base Rate Margin for the Base Rate Portion shall be determined by reference to the lowest Unsecured Debt Rating of Borrower in effect from time to time, and each change in the Base Rate Margin shall be effective as of the date such Unsecured Debt Rating is announced.

         "Base Rate Portion" shall mean the portion of the Loan made and/or being maintained at a rate of interest based upon the Base Rate.

         "Best" shall mean A.M. Best Company, Inc.

         "Book Value" shall mean the gross book value of all of a Person's assets that is reflected on such Person's consolidated financial statements (excluding adjustment or allowance for depreciation and amortization) and calculated and prepared in accordance with GAAP.

         "Borrower" shall have the meaning provided in the first paragraph of this Agreement and any successor Borrower expressly permitted hereunder.

         "Borrower's Partnership Agreement" shall mean the Second Amended and Restated Limited Partnership Agreement of Sun Communities Operating Limited Partnership dated as of April 30, 1996.

         "Borrowing" shall mean a borrowing of one Type of Advance from Agent and the Co-Lenders on a given date (or resulting from conversions or continuations on a given date), having in the case of Eurodollar Portions the same Interest Period.

         "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which shall be in New York City a legal holiday or a day on which Agent, or any Co-Lender or banking institutions are authorized or required by law or other government actions to close, and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Portions, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks for U.S. dollar deposits in the relevant interbank Eurodollar market.

         "Canadian Mortgages" shall mean those certain mortgages encumbering the Canadian Properties as described on Schedule 13.

         "Canadian Properties" shall mean those certain properties encumbered by mortgage loans as described on Schedule 13.

         "Capital Expenditures" shall mean, for any period, the sum of all expenditures during such period for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have a useful life of more than one year.

         "Capitalized Lease" as to any Person shall mean (i) any lease of property, real or personal, the obligations under which are capitalized on the consolidated balance sheet of such Person and its Subsidiaries, and (ii) any other such lease to the extent that the then present value of the minimum rental commitment thereunder should, in accordance with GAAP, be capitalized on a balance sheet of the lessee.

         "Capitalized Lease Obligations" as to any Person shall mean all obligations of such Person and its Subsidiaries under or in respect of Capitalized Leases.

         "Cash Equivalents" shall mean any of the following, to the extent owned by a Person free and clear of all Liens: (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States, (b) insured certificates of deposit of or time deposits with any commercial bank that (i) is a Co-Lender or a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) below, and (iii) is organized under the laws of the United States or any State thereof and has combined capital and surplus of at least $1 billion or (c) commercial paper issued by any corporation organized under the laws of any State of the United States and rated at least "Prime-1" (or the then equivalent grade) by Moody's Investors Service, Inc. or "A-1" (or the then equivalent grade) by Standard & Poor's Ratings Services.

         "Change in Law" shall have the meaning provided in Section 2.19(c).

         "Closing Date" shall mean the date of this Agreement.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor statute, together with all rules and regulations from time to time promulgated thereunder.

         "Co-Lender" shall have the meaning set forth in the opening paragraph of this Agreement, and any successors or assigns pursuant to Section 9.09.

    "Common OP Units" shall have the meaning ascribed to it in the Borrower's Partnership Agreement.

         "Consolidated Interest Expense" means with respect to any Person for any period, interest accrued or payable by such Person and its Subsidiaries during such period in respect of Total Debt determined on a consolidated basis in accordance with GAAP, taking into account any Hedge Agreement.

         "Consolidated Subsidiaries" shall mean those Persons (including Borrower and any Operating Partnership) set forth on Schedule 3 hereof, and any other Persons required to be consolidated with Borrower or the REIT under GAAP in Borrower's or the REIT's consolidated financial statements, and only for so long as (i) such Persons continue to be required to be consolidated with Borrower or the REIT under GAAP in Borrower's or the REIT's consolidated financial statements or (ii) none of the events described in Section 7.01(e) have occurred with respect to any such Persons.

         "Construction in Progress" shall mean construction on any vacant, unimproved or non-income producing Undeveloped Land or other Real Property Asset or construction, renovation or rehabilitation of that portion of the net rentable area of any Improvements on Real Property Assets as to which no certificate of occupancy (or its equivalent) has been issued.

         "Contingent Obligation" as to any Person shall mean any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases (including Capitalized

Leases) dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor,(ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth, solvency or other financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof: provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business or obligations of such Person which would not be required under GAAP to be disclosed as liabilities or footnoted on such Person's financial statement. The amount of any accrued or accruable Contingent Obligation shall be determined in accordance with GAAP.

         "Contract Rate" shall mean the rate or rates of interest (which rate shall include the applicable margin added thereto pursuant to the terms of this Agreement) per annum provided for in this Agreement which are applicable to the Loan from time to time so long as no Event of Default has occurred and is continuing. If more than one rate of interest is applicable to the Loan, then, unless the context indicates that the Contract Rate is to be determined for each Loan Portion, the Contract Rate shall be the average of such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%) with such average to be weighted according to the relative size of the Loan Portions to which such different rates are applicable. The determination of the Contract Rate by Agent shall be conclusive absent manifest error.

         "Control" shall mean in (a) in the case of a corporation, ownership, directly or through ownership of other entities, of at least ten percent (10%) of all the voting stock (exclusive of stock which is voting only as required by applicable law or in the event of nonpayment of dividends and pays dividends only on a nonparticipating basis at a fixed or floating rate), and (b) in the case of any other entity, ownership, directly or through ownership of other entities, of at least ten percent (10%) of all of the beneficial equity interests therein [calculated by a method that excludes from equity interests, ownership interests that are nonvoting (except as required by applicable law or in the event of nonpayment of dividends or distributions) and pay dividends or distributions only on a non-participating basis at a fixed or floating rate] or, in any case, (c) the power directly or indirectly, to direct or control, or cause the direction of, the management policies of another Person, whether through the ownership of voting securities, general partnership interests, common directors, trustees, officers by contract or otherwise. The terms "controlled" and "controlling" shall have meanings correlative to the foregoing definition of "Control."

         "Debt Service" means with respect to any Person for any period, the sum (without duplication) of (a) Consolidated Interest Expense of such Person for such period plus (b) scheduled principal amortization of Total Debt and any unscheduled principal amortization payments actually made or required to be made during such period pursuant to a settlement of debt (giving effect to any principal payments actually made or required to be made other than scheduled balloon payments due on the applicable maturity date that are not then due or past due) of such Person for such period (whether or not such payments are made).

         "Default" shall mean any event, act or condition which, with the giving of notice or lapse of time, or both, would constitute an Event of Default.

         "Default Rate" shall mean for each Loan Portion the lesser of (a) the Maximum Legal Rate or (b) the rate per annum determined by adding 4% if prior to the Margin Adjustment Date or 5% if after the Margin Adjustment Date to the Base Rate as from time to time is in effect.

         "Distribution" shall mean any dividends (other than dividend payable solely in common stock), distributions, return of capital to any stockholders, general or limited partners or members, other payments, distributions or delivery of property or cash to stockholders, general or limited partners or members, or any redemption, retirement, purchase or other acquisition, directly or indirectly, of any shares of any class of capital stock now or hereafter outstanding (or any options or warrants issued with respect to capital stock) general or limited partnership interest, or the setting aside of any funds for the foregoing.

         "Dollars" and the symbol "$" each mean the lawful money of the United States of America.

         "Domestic Lending Office" shall mean the office set forth in Section
9.02 for Agent and the Co-Lenders, or such other office as may be designated from time to time by written notice to Borrower.

         "Draw Period" shall mean the period commencing on the date hereof and expiring on May 1, 1999.

         "EBITDA" shall mean with respect to any Person for any period, earnings (or losses) before interest and taxes of such Person and its Affiliates for such period plus, to the extent deducted in computing such earnings (or losses) before interest and taxes, depreciation and amortization expense, all as determined on a consolidated basis with respect to such Person and its Affiliates in accordance with GAAP; provided, however, EBITDA shall exclude earnings or losses resulting from (i) cumulative changes in accounting practices, (ii) discontinued operations, (iii) extraordinary items, (iv) net income of any entity acquired in a pooling of interest transaction for the period prior to the acquisition, (v) net income of an Affiliate or any other Loan Party that is unavailable to the Borrower or the REIT, (vi) net income not readily convertible into Dollars or remittable to the United States, (vii) gains and losses from the sale of assets, and (viii) net income from corporations, partnerships, associations, joint ventures or other entities in which the Borrower, the REIT or an Affiliate thereof has a minority interest and in which neither Borrower, the REIT or their Affiliate has Control, except to the extent actually received.

         "Employee Benefit Plan" shall mean an employee benefit plan within the meaning of Section 3(3) of ERISA.

         "Engineering Reports" shall mean written engineering reports prepared by licensed engineers acceptable to Agent, stating, among other things, that such Real Property Asset is in good condition and repair, free from damage and waste and is in compliance with the Americans with Disabilities Act and otherwise in form and substance satisfactory to the Agent.

         "Environmental Indemnity" shall mean that certain environmental indemnity agreement dated the date hereof given by Borrower and the REIT to the Agent, individually as a Co-Lender and as Agent, and Lehman as Syndication Agent and Co-Lender, as the same may be supplemented or amended from time to time.

         "Environmental Reports" shall mean written environmental site assessments, prepared by independent qualified environmental professionals acceptable to Agent, on any Real Property Assets in form and substance satisfactory to Agent and containing the following: (i) a Phase I environmental site assessment analyzing the presence of environmental contaminants, polychlorinated biphenyls or storage tanks and other Hazardous Substances at each of the Real Property Assets, the risk of contamination from off-site Hazardous Substances and compliance with Environmental Laws, such assessments shall be conducted in accordance with ASTM Standard E 1527-93, or any successor thereto published by ASTM, with respect to each of the Real Property Assets,
(ii) an asbestos survey of each of the Real Property Assets, which shall include random sampling of materials and air quality testing, (iii) if any of the Real Property Assets is used for residential housing, an assessment of the presence of lead-based paint, lead in water and radon in the improvements (other than Units that are not owned or leased by Borrower, the REIT, any other Loan Party or any Affiliate thereof), and (iv) such further site assessments Agent may require or request due to the results obtained in (i), (ii) or (iii) hereof or in its reasonable discretion.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor statute, together with all rules and regulations promulgated thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any provisions of ERISA substituted therefor.

         "ERISA Controlled Group" means any corporation or entity or trade or business or person that is a member of any group described in Section 414(b),
(c), (m) or (o) of the Code of which Borrower, the REIT or any other Loan Party is a member.

         "Eurocurrency Reserve Requirements" shall mean, with respect to each day during an Interest Period for Eurodollar Portions, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Federal Reserve Board or other governmental authority or agency having jurisdiction with respect thereto for determining the maximum reserves (including, without limitation, basic, supplemental, marginal and emergency reserves) for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D) maintained by a member bank of the Federal Reserve System.

         "Eurodollar Base Rate" shall mean, for any Interest Period, the rate per annum (rounded upwards, if necessary, to the next higher one hundred of a percentage point) for deposits in U.S. Dollars for a period equal to such Interest Period which appears on the Telerate

Page 3750 as of 11:00 a.m. (London, England time) two (2) Business Days prior to the first day of such Interest Period. The determination of the Eurodollar Base Rate by Agent shall be conclusive absent manifest error.

         "Eurodollar Lending Office" shall mean the office of Agent (or any Co-Lender) designated as such by Agent from time to time by written notice to Borrower.

         "Eurodollar Portions" shall mean each portion of the Loan made and/or being maintained at a rate of interest calculated by reference to the Eurodollar Rate.

         "Eurodollar Rate" shall mean with respect to each day during an Interest Period for Eurodollar Portions, a rate per annum equal to the Eurodollar Base Rate, or, if any Co-Lender is subject to Eurocurrency Reserve Requirements, whether or not such reserves are actually incurred or maintained, the average of the Eurodollar Base Rate and the Adjusted Eurodollar Base Rate, with such average to be weighted according to the percentage of the Eurodollar Portion subject to such Co-Lender's interest in the Loan and the balance of such Eurodollar Portion. The Adjusted Eurodollar Base Rate shall mean a rate per annum, determined for each day during an Interest Period in accordance with the following formula (rounded upwards to the nearest whole multiple of l/16th of one percent):

                              Eurodollar Base Rate
                    1.00 - Eurocurrency Reserve Requirements

         "Eurodollar Rate Margin" shall mean the rate determined by reference to the lowest Unsecured Debt Rating of Borrower as set forth below:

--------------------------------------------------------------------------------------------------------------------

    Standard & Poor's           Moody's Investors       Margin from the date hereof      Margin from the Margin
 Ratings Services Rating     Service, Inc. Rating or     through and including the     Adjustment Date through and
  or a Substitute Rating       a Substitute Rating        Margin Adjustment Date       including to date the Loan
 Agency Equivalent Rating   Agency Equivalent Rating                                         is paid in full

--------------------------------------------------------------------------------------------------------------------
      BBB+ or higher             BAA1 or higher                    1.40%                          2.40%
--------------------------------------------------------------------------------------------------------------------

           BBB                        BAA2                         1.45%                          2.45%
--------------------------------------------------------------------------------------------------------------------

           BBB-                       BAA3                         1.50%                          2.50%
--------------------------------------------------------------------------------------------------------------------

       BB+ or lower               Ba1 or lower                     2.00%                          3.00%
--------------------------------------------------------------------------------------------------------------------

If no Rating Agency or Substitute Rating Agency                    2.00%                          3.00%
assigns a rating to Borrower for whatever reason
====================================================================================================================

                                      -9-

         The Eurodollar Rate Margin for each Eurodollar Portion shall be determined by reference to the lowest Unsecured Debt Rating of Borrower in effect on the first day of the related Interest Period.

         "Event of Default" shall have the meaning provided in Section 7.

         "Fair Market Value" shall mean a value determined by Agent equal to (a) with respect to any Real Property Asset, the quotient of Net Operating Income for the twelve month period immediately preceding the calculation thereof for such Real Property Asset divided by the Market Capitalization Rate, provided, however, that if such Real Property Asset is not open for business and fully operational at the time of such calculation, the Fair Market Value shall be the value determined by Agent in its reasonable discretion, subject to approval by the Majority Co-Lenders; (b) with respect to Other Assets, excluding the Canadian Mortgages, the cash and Cash Equivalents owned by a Person at the time of the calculation; and (c) with respect to the Canadian Mortgages, the net book value of such mortgages as set forth in the consolidated financial statements of the Borrower and its Consolidated Subsidiaries prepared in accordance with GAAP.

         "Facility Amount" shall mean U.S. $75,000,000.00 as such amount may be permanently reduced pursuant to Sections 2.09 or 2.12 or otherwise pursuant to the terms and conditions of this Agreement.

         "Facility Fee" shall have the meaning provided in Section 2.15(c).

         "Federal Funds Rate" shall mean, on any particular date, a rate per annum equal to the overnight rate of interest at which Agent can borrow Federal Funds from the Federal Reserve on such day, with any change in said rate to be effective as of the date of such change; if Agent cannot borrow Federal Funds from the Federal Reserve, Federal Funds Rate shall mean, on any particular date, a rate per annum equal to the rate of interest published in The Wall Street Journal as the "Federal Funds" rate as in effect on such day, with any change in the Federal Funds Rate to be effective as of the date of the relevant change in said Federal Funds rate; provided, however, that if more than one Federal Funds rate is published in The Wall Street Journal for a day, the average of the Federal Funds shall be used; provided further, however, that the Federal Funds rate (or the average of the Federal Funds rates) will be rounded to the nearest 1/16th of 1% or, if there is no nearest 1/16th of 1%, to the next higher 1/16th of 1%.

         "Federal Funds Rate Margin" shall mean a rate determined by reference to the lowest Unsecured Debt Rating of Borrower as set forth below:

--------------------------------------------------------------------------------------------------------------------

    Standard & Poor's           Moody's Investors       Margin from the date hereof      Margin from the Margin
 Ratings Services Rating     Service, Inc. Rating or     through and including the     Adjustment Date through and
  or a Substitute Rating       a Substitute Rating        Margin Adjustment Date       including to date the Loan
 Agency Equivalent Rating   Agency Equivalent Rating                                         is paid in full
--------------------------------------------------------------------------------------------------------------------
      BBB+ or higher             BAA1 or higher                    1.60%                          2.60%
--------------------------------------------------------------------------------------------------------------------
           BBB                        BAA2                         1.65%                          2.65%
--------------------------------------------------------------------------------------------------------------------
           BBB-                       BAA3                         1.70%                          2.70%
--------------------------------------------------------------------------------------------------------------------
       BB+ or lower               Ba1 or lower                     2.20%                          3.20%
--------------------------------------------------------------------------------------------------------------------
If no Rating Agency or Substitute Rating Agency                    2.20%                          3.20%
assigns a rating to Borrower for whatever reason
====================================================================================================================

         "Federal Funds Portion" shall mean the portion of the Loan made and/or being maintained at a rate of interest based upon the Federal Funds Rate.

         "Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System as constituted from time to time, or any successor thereto in function.

         "Fees" shall mean all amounts payable pursuant to Sections 2.09, 2.15,
2.17 and 9.01.

         "Fixed Charges" means the amount of scheduled lease payments with respect to leasehold interests or obligations of the respective Person and dividends and distributions on all classes of preferred stock or Preferred OP Units of such Person.

         "Funding Costs" shall have the meaning provided in Section 2.17.

         "Funds from Operations" shall mean consolidated net income (loss) before extraordinary items, computed in accordance with GAAP, plus, to the extent deducted in determining net income (loss) and without duplication, (i) gains (or losses) from debt restructuring and sales of property, (ii) non-recurring charges, (iii) provisions for losses, (iv) real estate related depreciation and amortization (excluding amortization of financing costs), and
(v) amortization of organizational expenses less, to the extent included in net income (loss), (a) non-recurring income and (b) equity income (loss) from unconsolidated partnerships and joint ventures less the proportionate share of funds from operations of such partnerships and joint ventures, which adjustments shall be calculated on a consistent basis.

         "Furnished Information" shall have the meaning provided in Section
4.15.

         "GAAP" shall mean United States generally accepted accounting principles on the date hereof and as in effect from time to time during the term of this Agreement, and consistent with those utilized in the preparation of the financial statements referred to in Section 4.05.

         "Guarantor" shall mean the REIT and the Loan Parties identified on
Schedule 14.

         "Guaranty" shall mean that certain Guaranty of Payment dated the date hereof made by the REIT and the Guarantors to Agent, the Syndication Agent and the Co-Lenders, as the same may be supplemented or amended from time to time.

         "Hazardous Substances" shall have the meaning provided in the Environmental Indemnity.

         "Hedge Agreement" shall mean an interest rate swap, cap or other interest rate management agreement, provided that the entity providing such interest rate management agreement maintains a credit rating equal or exceeding "A" as rated by Standard & Poor's Ratings Services or Aa2 by Moody's Investors Service, Inc. or such other reputable rating agency reasonably satisfactory to Agent and the Majority Co-Lenders.

         "Improvements" shall mean any building, structure, fixture, addition, enlargement, extension, modification, repair, replacement or improvement now or hereafter located or erected on any Real Property Asset.

         "Increased Capital Costs" shall have the meaning provided in Section 2.18.

         "Indebtedness" of any Person shall mean, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (ii) all indebtedness of such Person evidenced by a note, bond, debenture or similar instrument, (iii) the face amount of all letters of credit issued for the account of such Person and, without duplication, all un-reimbursed amounts drawn thereunder, (iv) all indebtedness of any other Person secured by any Lien on any property owned by such Person, whether or not such indebtedness has been assumed, (v) all Contingent Obligations of such Person, (vi) all Unfunded Benefit Liabilities of such Person, (vii) all payment obligations of such Person under any interest rate protection agreement (including, without limitation, any interest rate swaps, caps, floors, collars and similar agreements) and currency swaps and similar agreements, (viii) all indebtedness and liabilities secured by any Lien or mortgage on any property of such Person, whether or not the same would be classified as a liability on a balance sheet, (ix) the liability of such Person in respect of banker's acceptances and the estimated liability under any participating mortgage, convertible mortgage or similar arrangement, (x) the aggregate amount of rentals or other consideration payable by such Person in accordance with GAAP over the remaining unexpired term of all Capitalized Leases, (xi) all judgments or decrees by a court or courts or competent jurisdiction entered against such Person, (xii) all indebtedness, payment obligations, contingent obligations, etc. of any partnership in which such Person holds a general partnership interest, (xiii) all Preferred OP Units and preferred stock of such Person that, in either case, are redeemable for cash, a cash equivalent, a note receivable or similar instrument or are convertible to Indebtedness as defined herein (other than Indebtedness described in clauses
(iii), (vi), (x), (xi) or (xiii) of this definition), and (xiv) all obligations, liabilities, reserves and any other items which are listed as a liability on a balance sheet of such Person determined on a consolidated basis in accordance with GAAP, but excluding all general contingency reserves and reserves for deferred income taxes and investment credit.

         "Indemnitee" shall have the meaning provided in Section 9.01(c).

         "Intercreditor Agreement" shall mean that certain intercreditor agreement dated as of the date hereof between Agent, individually as a Co-Lender and as Agent, and Lehman, as Syndication Agent and a Co-Lender, as the same may be supplemented or amended from time to time.

         "Interest Period" shall have the meaning provided in Section 2.06.

         "Leases" shall mean all written leases and rental agreements, registration cards and agreements and other agreements, whether or not in writing, affecting the use, enjoyment or occupancy of any Real Property Asset heretofore or hereafter entered into.

         "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same effect as any of the foregoing, inchoate liens arising under ERISA to secure the Contingent Liabilities of Borrower, the REIT, or any Loan Party, and the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction, domestic or foreign.

         "Loan" shall mean, in the aggregate, the Advances made to Borrower under this Agreement and the Note pursuant to the terms hereof, the aggregate principal amount of which shall not exceed the Facility Amount.

         "Loan Documents" shall mean this Agreement, the Note, the Guaranty, the Environmental Indemnity, the Subordination of Management Agreement, the Intercreditor Agreement and any other documents or instruments evidencing, securing or guaranteeing the Loan.

         "Loan Party" shall mean, individually and collectively, as the context requires, Borrower, the REIT, the Operating Partnerships, Borrower's Consolidated Subsidiaries, the REIT's Consolidated Subsidiaries, and all of the other parties set forth on Schedule 3.

         "Loan Portion" shall mean the Base Rate Portion, the Federal Funds Portion and each Eurodollar Portion of the Loan.

         "Majority Co-Lenders" shall have the meaning provided in the Intercreditor Agreement.

         "Margin Adjustment Date" shall mean the date that is six (6) months after the Termination Date.

         "Margin Stock" shall have the meaning provided such term in Regulation U and Regulation G of the Federal Reserve Board.

         "Market Capitalization Rate" shall mean the appropriate capitalization rate for mobile home parks and manufactured housing communities as published in the then current Korpacz Real Estate Investor Survey as of the time of calculation of Fair Market Value. If the Korpacz Real Estate Investor Survey (a) has ceased publication, (b) does not report a capitalization rate for mobile home parks and manufactured housing communities, or (c) the current survey is dated more than three (3) months prior to the time of calculation, Agent shall determine an appropriate capitalization rate, subject to the approval of the Majority Co-Lenders, which rate shall in no event be less than 9% or greater than 112. Agent may make such determination no more frequently than twice in any consecutive twelve (12) month period upon sixty (60) days prior written notice to Borrower. If Borrower has not submitted reasonably satisfactory evidence to Agent and the Majority Co-Lenders that a different rate is appropriate, the rate chosen by Agent shall be effective as of the end of such sixty (60) day period. If Borrower and the REIT are required to submit any financial reports during such sixty (60) day period, such reports shall include a pro forma statement showing the impact of the Agent's selected rate on the calculations in such reports. As of the date hereof, the parties agree that the appropriate capitalization rate is 9.75%. The determination by Agent and Majority Co-Lenders of the Market Capitalization Rate after review of any evidence submitted by Borrower as provided above shall be final.

         "Material Adverse Effect" shall mean any condition which causes or continues the occurrence of an Event of Default or has a material adverse effect upon (i) the business, operations, properties, assets, prospects, corporate structure or condition (financial or otherwise) of Borrower, the REIT or any of the Loan Parties, taken as a whole, (ii) the ability of Borrower, the REIT or the Loan Parties to perform, or of Agent or any Co-Lender to enforce, any of the Obligations.

         "Maturity Date" shall mean May 1, 2001 or such earlier date on which the principal balance of the Loan and all other sums due in connection with the Loan shall be due as a result of the acceleration of the Loan.

         "Maximum Legal Rate" shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

         "Minimum Capital Expenditure Reserves" shall mean, for any Real Property Asset, an amount equal to $50.00 per Unit pad or site located on such Real Property Asset for the twelve (12) month period preceding the calculation that Borrower or the appropriate Loan Party shall reserve for Capital Expenditures on such Real Property Asset.

         "Minimum Net Worth" shall have the meaning provided in Section 5.16.

         "Multiemployer Plan" shall mean a Plan which is a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA.

         "Net Operating Income" shall mean, with respect to any Real Property Asset, the Rents derived from the customary operation of such Real Property Asset, less Operating Expenses attributable to such Real Property Asset, and shall include only the Rents and other such income actually received and earned, in accordance with GAAP, including any rent loss or business interruption insurance proceeds, water and sewer charges, recreational vehicle storage charges, and laundry, parking or other vending or concession income, which are actually received and earned, in accordance with GAAP, and Operating Expenses actually paid or payable on an accrual basis in accordance with GAAP attributable to such Real Property Asset during the twelve (12) month period commencing on the date that the Aspen Acquisition was consummated or such shorter period, as applicable, and thereafter during the twelve (12) month period ending at the end of the calendar month for which the Net Operating Income is being calculated, as set forth on operating statements satisfactory to Agent. Notwithstanding the foregoing, (a) for purposes of calculating Fair Market Value, Net Operating Income will be based on the twelve (12) month period immediately preceding the date of calculation, and (b) for purposes of calculating the Coverage Ratios in Section 5.18, for any Base Period of less than twelve (12) months, Net Operating Income with respect to Seasonal RV Sites on the Aspen Properties shall be based on the twelve month period immediately preceding the calculation divided by 12, and multiplied by the number of months in the applicable Base Period. Net Operating Income shall be calculated in accordance with customary accounting principles applicable to real estate. Notwithstanding the foregoing, Net Operating Income shall not include (i) any condemnation or insurance proceeds (excluding rent or business interruption insurance proceeds), (ii) any proceeds resulting from the sale, exchange, transfer, financing or refinancing of all or any portion of the Real Property Asset for which it is to be determined, (iii) amounts received from tenants as security deposits, and (iv) any type of income otherwise included in Net Operating Income but paid directly by any tenant to a Person other than Borrower or a Loan Party or its agents or representatives.

         "Net Worth" shall mean, with respect to a Person, net worth as calculated in accordance with GAAP.

         "New Manager" shall have the meaning provided in Section 5.21.

         "Non-use Fee" shall have the meaning provided in Section 2.15(a).

         "Non-use Fee Due Date" shall mean the tenth (10th) Business Day after the last day of the first calendar quarter after the Closing Date and of each succeeding calendar quarter thereafter through and including the Termination Date.

         "Note" shall have the meaning provided in Section 2.04.

         "Notice of Borrowing" shall have the meaning provided in Section 2.02.

         "Notice of Conversion or Continuation" shall have the meaning provided in Section 2.08.

         "Obligations" shall mean all payment, performance and other obligations, liabilities and indebtedness of every nature of (i) Borrower from time to time owing to Agent or any Co-Lender under or in connection with this Agreement or any other Loan Document, or (ii) the REIT and the other Loan Parties under or in connection with the Guaranty or any other Loan Document.

         "Operating Expenses" shall mean, with respect to any Real Property Asset, for any given period (and shall include the pro rata portion for such period of all such expenses attributable to, but not paid during, such period), all expenses to be paid or payable, as determined in accordance with GAAP, by Borrower, the REIT or the applicable Loan Party during that period in connection with the operation of such Real Property Asset for which it is to be determined, including without limitation:


         (i) expenses for cleaning, repair, maintenance, decoration and painting of such Real Property Asset (including, without limitation, parking lots and roadways), net of any insurance proceeds in respect of any of the foregoing;

         (ii) wages (including overtime payments), benefits, payroll taxes and all other related expenses for Borrower's, the REIT's or other Loan Party's on-site personnel, up to and including (but not above) the level of the on-site manager, engaged in the repair, operation and maintenance of such Real Property Asset and service to tenants and on-site personnel engaged in audit and accounting functions performed by Borrower, the REIT or the applicable Loan Party;

         (iii) management fees pursuant to the Management Agreement providing for fees not exceeding market and approved by Agent. Such fees shall include all fees for management services whether such services are performed at such Real Property Asset or off-site;

         (iv) the cost of all electricity, oil, gas, water, steam, heat, ventilation, air conditioning and any other energy, utility or similar item and the cost of building and cleaning supplies;

         (v) the cost of any leasing commissions and tenant concessions or improvements payable by Borrower, the REIT or any Loan Party pursuant to any leases which are in effect for such Real Property Asset at the commencement of that period as such costs are recognized in accordance with GAAP, but on no less than a straight line basis over the expected term of the respective tenancy, inclusive of any renewal or extension or similar options (but in no event over a term longer than the greater of (a) the actual remaining term of the respective tenancy or (b) 5 years);

         (vi) rent, liability, casualty, fidelity, errors and omissions, dram shop liability, workmen's compensation and other insurance premiums;

         (vii) legal, accounting and other professional fees and expenses;

         (viii) the cost of all equipment to be used in the ordinary course of business, which is not capitalized in accordance with GAAP;

         (ix) real estate, personal property and other taxes;

         (x) advertising and other marketing costs and expenses;

         (xi) casualty losses to the extent not reimbursed by an independent third party; and

         (xii) all amounts that should be reserved, as reasonably determined by Borrower or the applicable Loan Party, with approval by Agent in its reasonable discretion, for repair or maintenance of the Real Property Asset and to maintain the value of the Real Property Asset including replacement reserves equal to the greater of (a) the reserves provided for in Borrower's or the applicable Loan Party's capital budget and (b) $50.00 per Unit pad or site.

    Notwithstanding the foregoing, Operating Expenses shall not include (i) depreciation or amortization or any other non-cash item of expense unless otherwise determined by Agent (ii) interest, principal, fees, costs and expense reimbursements of Agent and the Co-Lenders in administering the Loan but not in exercising any of its rights under this Agreement or the Loan Documents; or
(iii) any expenditure (other than leasing commissions, tenant concessions and improvements, and replacement reserves) which is properly treatable as a capital item under GAAP.

         "Operating Partnership" shall mean those partnerships set forth on
Schedule 3, as such Schedule may be amended or supplemented from time to time, and any partnership in which Borrower or the REIT own, singly or together, a majority or all of the economic interest and either Borrower or the REIT, either directly or indirectly, is the sole managing general partner.

         "OP Units" shall mean the Common OP Units and the Preferred OP Units.

         "Other Assets" shall mean all Assets of a Person that are not Real Property Assets.

         "Participant" shall have the meaning provided in Section 9.09(i).

         "PBGC" shall mean the Pension Benefit Guaranty Corporation established under ERISA, or any successor thereto.

         "Permitted Investments" shall mean, at any time, (a) an aggregate amount of all investments, which shall be less than the lesser of (i) 50% of Borrower's Net Worth as of the date of calculation, and (ii) 25% of the Book Value of all of Borrower's Assets as of the date of calculation and (b) an aggregate amount of each of the following categories of investments, which shall be less than the specified percentage of the Book Value of all of Borrower's Assets as of the date of calculation:

                                                                        Maximum of Book Value of all
     Permitted Investment                                               of Borrower's Assets
     --------------------                                               -----------------------------
Undeveloped Land:                                                               5%

Construction in Progress:                                                       7.5%

Mortgages, deeds of trust, deeds to secure debt or similar                      7.5%
instruments or receivables that are a Lien on real property and secure indebtedness evidenced by a note or bond:

Operating Partnerships in which Borrower and the REIT own, singly or            10%
together, a majority of the economic interest and either Borrower or the REIT, either directly or indirectly, is the sole managing general partner:

Manufactured housing units and mobile homes that are personal
property and are not deemed fixtures or real property under the law             2%
of the jurisdiction in which they are located:

    For purposes of calculating the foregoing: (A) the amount of each Permitted Investment will be deemed to be the original acquisition price of such Asset, verified by Borrower to the satisfaction of Agent, (B) in the case of Permitted Investment in mortgages and Operating Partnerships, the nature of underlying real property asset and the conduct of business in respect thereof shall in all respects comply with the limitations set forth in Section 2.20(a)(i); and (C) Operating Partnerships for purposes of determining Permitted Investments shall not include Operating Partnerships that are wholly owned and controlled by Borrower or the REIT, either directly or indirectly. Operating partnerships in which Borrower and the REIT do not own, singly or together, a majority of the economic interest and in which neither Borrower nor the REIT, either directly or indirectly, is the sole managing partner, are not Permitted Investments.

         "Permitted Liens" shall have the meaning provided in Section 6.03.

         "Permitted Mortgage Debt" shall mean any debt financing which is secured by a first priority Lien granted by Borrower, the REIT or any other Loan Party on a Real Property Asset other than an Unencumbered Asset in favor of a lending source other than pursuant to the terms of this Agreement, and which meets the following condition: the value (determined in a manner consistent with the method of determining Fair Market Value for Real Property Assets) of each Real Property Asset subject to the mortgage securing such debt does not exceed an amount equal to 75% of the Indebtedness secured thereby.

         "Person" shall mean and include any individual, partnership, joint venture, firm, corporation, limited liability company, association, company, trust or other enterprise or any government or political subdivision or agency, department or instrumentality thereof.

         "Plan" means any employee benefit plan covered by Title IV of ERISA or which is subject to Section 412 of the Code or Section 302 of ERISA, for which Borrower, any other Loan Party or any member of either of their ERISA Controlled Group has or may have any obligation or liability, whether direct or indirect.

         "Plan Asset Entity" shall mean any "employee benefit plan" as defined in ERISA, any "plan" as defined in Section 4975 of the Code, and any entity any portion or all of the assets of which are deemed pursuant to United States Department of Labor Regulation Section 2510.3-101 or otherwise pursuant to ERISA or the Code to be, for any purpose of ERISA or Section 4975 of the Code, assets of any such "employee benefit plan" or "plan" which invests in such entity.

         "Policies" shall have the meaning provided in Section 5.03(c).

         "Preferred OP Units" shall mean the class of convertible preferred OP Units as defined in the Borrower's Partnership Agreement.

         "Pro Rata Interest" shall mean the proportionate share of each Co-Lender in the Loan, this Agreement, the other Loan Documents and the obligations to make Advances pursuant to the terms of this Agreement.

         "Qualifying Insurer" shall have the meaning provided in Section
5.03(c).

         "Quarter" shall mean a period of ninety (90) days.

         "Rating Agencies" shall mean both Standard & Poor's Ratings Services and Moody's Investor Service, Inc. If either of such agencies discontinue its rating of Borrower or its ratings of real estate investment trusts generally, Agent and all of the Co-Lenders shall, within six (6) months of such discontinuance, determine another nationally recognized statistical ratings agency that assigns a rating to Borrower (a "Substitute Rating Agency"), and the term Rating Agencies shall include such substituted rating agency. During any time that only one Rating Agency is assigning a rating to Borrower, that agency's rating shall be used for all calculations under this Agreement.

         "REIT" shall have the meaning set forth in the opening paragraph of this Agreement.

         "Real Property Assets" shall mean the real property set forth on Schedules 1 and 2, as such Schedules may be amended or supplemented from time to time, and all real property owned or leased, directly or indirectly, wholly or partly, by Borrower, the REIT, any Operating Partnership or any other Loan Party subject to the conditions of Sections 6.10 and 6.14.

         "Register" shall have the meaning provided in Section 9.09.

         "Regulation D" shall mean Regulation D of the Federal Reserve Board as from time to time in effect and any successor to all or any portion thereof.

         "Rents" shall mean all income, rents, additional rents, revenues, issues and profits (including all oil and gas or other mineral royalties and bonuses), golf revenues, and all pass-throughs and tenant's required contributions for taxes, maintenance costs, tenant improvements, leasing commissions, capital expenditures and other items including without limitation, all revenues and credit card receipts collected from recreation facilities, vending machines and concessions and all Accounts Receivable (without duplication) from the Real Property Assets.

         "Reportable Event" has the meaning set forth in Section 4043(c)(3),
(5), (6) or (13) of ERISA (other than a Reportable Event as to which the provision of 30 days' notice to the PBGC is waived under applicable regulations).

         "Responsible Officer" means the Chairman of the Board, President or the Chief Operating Officer of the REIT.

         "Restoration" shall have the meaning provided in Section 5.03(h).

         "Seasonal RV Sites" shall have the meaning provided in Section 6.15.


         "Scheduled Amortization Dates" shall have the meaning provided in
Section 2.10.

         "Scheduled Amortization Payment" shall have the meaning provided in
Section 2.10.

         "Solvent" as to any Person shall mean that (i) the sum of the assets of such Person, at a fair valuation based upon appraisals or comparable valuation, will exceed its liabilities, including contingent liabilities, (ii) such Person will have sufficient capital with which to conduct its business as presently conducted and as proposed to be conducted and (iii) such Person has not incurred debts, and does not intend to incur debts, beyond its ability to pay such debts as they mature. For purposes of this definition, "debt" means any liability on a claim, and "claim" means (x) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, or (y) a right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured. With respect to any such Contingent Liabilities, such liabilities shall be computed in accordance with GAAP at the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can reasonably be expected to become an actual or matured liability.

         "Subordination of Management Agreement" shall mean a Subordination of Management Agreement substantially in the form set forth as Exhibit "J" hereto.

         "Subsidiary" of any Person shall mean and include (i) any corporation Controlled by such Person, directly or indirectly through one or more intermediaries, and (ii) any partnership, association, joint venture or other entity Controlled by such Person, directly or indirectly through one or more intermediaries and (iii) all of the parties listed as Subsidiaries on Schedule 3.

         "Substantial Asset" shall mean Real Property Assets of Borrower, the REIT and any other Loan Party which, in the aggregate, either (i) number more than 7.5% of the total number of all Real Property Assets (ii) contribute more than 7.5% of the consolidated Net Operating Income of Borrower, the REIT and the other Loan Parties derived from all Real Property Assets.

         "Substitute Rating Agency" shall have the meaning provided in the definition of "Rating Agency".

         "Syndication Agent" shall have the meaning provided in the opening paragraph of this Agreement.

         "Taxes" shall have the meaning provided in Section 2.19.

         "Telerate Page 3750" means the display designated as "Page 3750" on the Telerate Service (or such other page as may replace Page 3750 on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for U.S. Dollar deposits).

         "Termination Date" shall mean the date on which the Draw Period expires.

         "Termination Event" shall mean (i) a Reportable Event, or (ii) the initiation of any action by Borrower, any member of Borrower's or any other Loan Party's ERISA Controlled Group or any other person to terminate a Plan or the treatment of an amendment to an ERISA Plan as a termination under ERISA, in either case, which would result in liability to Borrower, any Loan Party or any of their ERISA Controlled Group in excess of $3,000,000 (iii) the institution of proceedings by the PBGC under Section 4042 of ERISA to terminate an ERISA Plan or to appoint a trustee to administer any ERISA Plan, (iv) any partial or total withdrawal from a Multiemployer Plan which in either case, which would result in liability to Borrower, any Loan Party or any of their ERISA Controlled Groups in excess of $3,000,000 or (v) the taking of any action would require security to the Plan under Section 401(a)(29) of the Code.

         "Title Searches" shall have the meaning provided in Section 5.14.

         "Total Debt" means with respect to any Person at any time, all Indebtedness of such Person as determined on a consolidated basis in accordance with GAAP.

         "Transferee" shall have the meaning provided in Section 9.07.

         "Type" shall mean the type of any portion of the Loan determined with respect to the interest option applicable thereto, i.e., the Base Rate Portion, the Federal Funds Portion or a Eurodollar Portion.

         "UCC Searches" shall have the meaning provided in Section 3.01(g).

         "Undeveloped Land" shall mean any vacant or unimproved non-income producing Real Property Asset.

         "Unencumbered Assets" shall mean those Real Property Assets set forth on Schedule 1, as such Schedule may be amended or supplemented from time, (i) against which there are no liens or encumbrances except for Permitted Liens,
(ii) with respect to which Borrower has complied with all the requirements of
Section 3.01, (iii) with respect to which Borrower, the REIT or a Guarantor is the sole record and beneficial owner, and (iv) which Agent and the Majority Co-Lenders have agreed in writing are to be deemed Unencumbered Assets for purposes of this Agreement pursuant to Section 2.25.

         "Unfunded Benefit Liabilities" means with respect to any Plan at any time, the amount (if any) by which (i) the present value of all benefit liabilities under such Plan as defined in Section 4001(a)(16) of ERISA, exceeds
(ii) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan (on the basis of assumptions prescribed by the PBGC for the purpose of Section 4044 of ERISA).

         "Unit" shall mean any mobile home units or manufactured housing units.

         "Unsecured Debt" shall mean, with respect to a Person, the outstanding principal balance of all Indebtedness (including all Advances hereunder) which is not secured by any collateral or Assets of such Person and is evidenced by a promissory note or other instrument or written agreement.

         "Unsecured Debt Rating" shall mean with respect to a Person, the rating assigned by the Rating Agencies to such Person's long term unsecured debt obligations.

         SECTION 2. AMOUNT AND TERMS OF REVOLVING CREDIT FACILITY.

         Section 2.01 Advances. (a) Subject to and upon the terms and conditions herein set forth, Lender and each Co-Lender agrees, at any time and from time to time on and after the Closing Date and prior to the Termination Date, to make its pro rata share of Advances to Borrower, which Advances shall not exceed in aggregate principal amount at any time outstanding the Facility Amount at such time.

         (b) Advances may be voluntarily prepaid pursuant to Section 2.11, and, subject to the other provisions of this Agreement, including, without limitation, Sections 2.09, 2.10 and 2.12, any amounts so prepaid may be re-borrowed prior to the Termination Date. All outstanding Advances shall mature on the Maturity Date, without further action on the part of Agent or any Co-Lender.

         (c) Each Advance of the Loan shall be in the aggregate minimum amount of One Millions Dollars (U.S. $1,000,000.00) or any integral multiple of One Hundred Thousand Dollars (U.S. $100,000.00) in excess thereof. No Advance shall be made after the Termination Date.

         (d) The obligation of Lender and each Co-Lender to make their pro rata share of each Advance of the Loan is several and not joint. Neither Agent, Lender, nor any Co-Lender shall be liable for the failure of any other Co-Lender to fund its pro rata share of any Advance hereunder.

         Section 2.02 Notice of Borrowing. Whenever Borrower desires an Advance hereunder, it shall give Agent at Agent's Office prior to 10:00 A.M., New York City time, at least three (3) Business Days' (or, if such Advance shall be a Base Rate Portion or a Federal Funds Portion, one (1) Business Days') prior telex, facsimile, or telephonic notice (promptly confirmed in writing) of each Advance to be made hereunder. Each such notice (a "Notice of Borrowing") (i) shall be irrevocable, (ii) shall be executed by the general partner of Borrower or a senior executive officer of Borrower, (iii) shall specify (x) the aggregate principal amount of the requested Advance, (y) the date of Borrowing (which shall be a Business Day) and (z) the initial Interest Period to be applicable thereto and Type of Advance, (or, if at the time of such request, Eurodollar Loan Portions are not available pursuant to Section 2.16, that such Advance shall be a Base Rate Portion), (iv) shall certify that, taking into account the amount of the requested Advance, no Default or Event of Default has occurred and is continuing, all provisions of the Loan Documents will be complied with after giving effect to such Advance, (v) shall contain a description of the intended use of the Advance and (vi) shall be in the form annexed hereto as Exhibit "A".

         Agent shall, upon determining the Eurodollar Rate for any Interest Period, promptly notify Borrower thereof.

         Section 2.03 Disbursement of Funds. No later than 2:00 P.M., New York City time on the date specified in each Notice of Borrowing, provided all conditions precedent to the making of such Advance have been complied with, and further provided that Agent has received, in immediately available federal funds, each Co-Lender's pro rata share of such Advance from each Co-Lender, Agent will make available to Borrower by disbursing to or at the direction of Borrower, or by depositing in Borrower's account at Agent's Office, the amount of the requested Advance.

         Section 2.04 The Note. (a) Borrower's obligation to pay the principal of, and interest on, the Loan shall be evidenced by the promissory note (as amended, modified, supplemented, extended or consolidated, the "Note") duly executed and delivered by Borrower substantially in the form of Exhibit "B" hereto in a principal amount equal to the Facility Amount, with blanks appropriately completed in conformity herewith. The Note shall (i) be payable to the order of Agent, Lender and the Co-Lenders,
(ii) be dated the Closing Date, and (iii) mature on the Maturity Date. If required by a Co-Lender that is not a Co-Lender as of the date hereof, Borrower hereby agrees to execute a supplemental Note in the principal amount of such Co-Lender's pro rata share of the Facility Amount substantially in the form of Exhibit "B" hereto, with blanks appropriately completed, and such supplemental Note shall (i) be payable to order of Agent, on account of such Co-Lender, (ii) be dated as of the Closing Date, and (iii) mature on the Maturity Date. Such supplemental Note shall evidence a portion of the existing indebtedness hereunder and not any new or additional indebtedness of Borrower.

         (b) Agent is hereby authorized, at its option, (i) to endorse on the schedule attached to each Note (or on a continuation of such schedule attached to each such Note and made a part thereof) an appropriate notation evidencing the date and amount of each Advance evidenced thereby and the pro rata share thereof of each Co-Lender, and the date and amount of each principal and interest payment in respect thereof, and/or (ii) to record such Advances and such payments in its books and records. Such schedule or such books and records, as the case may be, shall be conclusive and binding on Borrower absent manifest error, provided that the failure to make any notation shall not affect the obligations of Borrower or any Guarantor or the rights of Lender or any Co-Lender hereunder or under the Guaranty.

         Section 2.05 Interest. (a) Borrower shall pay interest in respect of the unpaid principal amount of the Base Rate Portion from the date of the making of the Base Rate Portion until the Base Rate Portion shall be paid in full, or converted to a Eurodollar Portion, at a rate per annum which shall be equal to the sum of the Base Rate Margin plus the Base Rate in effect from time to time, such rate to change as and when the Base Rate changes.

         (b) Borrower shall pay interest in respect of the unpaid principal amount of the Federal Funds Portion from the date of the making of the Federal Funds Portion until the Federal Funds Portion shall be paid in full, or converted to a Eurodollar Portion, at a rate per annum which shall be equal to the sum of the Federal Funds Margin plus the Federal Funds Rate in effect from time to time, such rate to change as and when the Federal Funds Rate changes.

         (c) Borrower shall pay interest in respect of the unpaid principal amount of each Eurodollar Portion from the date of the making of such Eurodollar Portion until such Eurodollar Portion shall be paid in full, continued as a Eurodollar Portion or converted to a Base Rate Portion or a Federal Funds Portion, at a rate per annum which shall be equal to the sum of the Eurodollar Rate Margin plus the relevant Eurodollar Rate.

         (d) In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the outstanding principal amount of the Loan and, to the extent permitted by law, overdue interest in respect of the Loan, shall bear interest at the Default Rate, calculated from the date such payment was due without regard to any grace or cure periods contained herein.

         (e) Interest on the Loan shall accrue from and including the date of each Borrowing thereof to but excluding the date of any repayment thereof (provided that any Advance borrowed and repaid on the same day shall accrue one day's interest) and Borrower shall pay such interest (i) in respect of the Base Rate Portion or the Federal Funds Portion, (A) monthly in arrears on the first day of each month, (B) on the Maturity Date (whether by acceleration or otherwise) and (C) after the Maturity Date, on demand, and (ii) in respect of each Eurodollar Portion, in arrears (A) on the last day of the applicable Interest Period, (B) on the date of any prepayment or conversion (on the amount prepaid or converted), (C) on the Maturity Date (whether by acceleration or otherwise), and (D) after the Maturity Date, on demand.

         (f) Interest on the outstanding principal balance of the Base Rate Portion or the Federal Funds Portion shall be calculated on the basis of a three hundred sixty (360) day year based on twelve (12) thirty (30) day months, except that interest due and payable for a period of less than a full month shall be calculated by multiplying the actual number of days elapsed in such period by a daily rate based on said 360-day year. Interest on the outstanding principal balance of Eurodollar Portions shall be calculated on the basis of a three hundred sixty (360) day year based on the actual number of days elapsed.

         (g) This Agreement and the Note are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject Lender or any Co-Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If by the terms of this Agreement or the Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the interest rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Agent for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

         Section 2.06 Interest Periods. (a) Borrower shall, in each Notice of Borrowing or Notice of Conversion or Continuation in respect of the making of, conversion into or continuation of a Eurodollar Portion, select the interest period (each an "Interest Period") applicable to such Eurodollar Portion, which Interest Period shall, at the option of Borrower, be either a one month, two-month or three-month period, provided that:

              (i) the Interest Period for any Eurodollar Portion shall commence on the date of the making of such Advance (including the date of any conversion from the Base Rate Portion) and each Interest Period occurring thereafter in respect of such Portion shall commence on the date on which the next preceding Interest Period expires;

              (ii) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, if such Interest Period would otherwise expire on the Maturity Date, and the Maturity Date is not a Business Day, such Interest Period shall expire on the immediately preceding Business Day;

              (iii) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month; and

              (iv) no Interest Period in respect of any Eurodollar Portion shall extend beyond the Maturity Date.

         (b) [Intentionally Deleted]

         (c) If upon the expiration of any Interest Period, Borrower has failed to elect or confirm a new Interest Period or Eurodollar Base Rate to be applicable to any Eurodollar Portion in accordance with Section 2.08, Borrower shall be deemed to have elected to convert such Eurodollar Portion into a Base Rate Portion effective as of the expiration date of such current Interest Period.

         Section 2.07 Minimum Amount of Eurodollar Portions. All advances, borrowings, conversions, continuations, payments, prepayments and selection of Interest Periods hereunder shall be made or selected so that, after giving effect thereto, each Eurodollar Portion shall (i) have a principal amount equal to or greater than One Million Dollars (U.S. $1,000,000.00) and (ii) be in an integral multiple of $100,000.00 in excess of such minimum amount. There shall be no more than six (6) Eurodollar Portions outstanding at any one time.

         Section 2.08 Conversion or Continuation. (a) Subject to the other provisions hereof, Borrower shall have the option (i) to convert at any time all or any part of the outstanding Base Rate Portion or Federal Funds Portion to Eurodollar Portions, (ii) to continue all or any part of the outstanding Eurodollar Portions as Eurodollar Portions for an additional Interest Period, on the expiration of the Interest Period applicable thereto (or prior to such expiration date, provided Borrower pays Funding Costs in connection therewith pursuant to Section 2.17); provided that no Loan Portion may be continued as, or converted into, a Eurodollar Portion when any Default with respect to the payment of money or any Event of Default has occurred and is continuing, or
(iii) to convert at anytime all or any portion of the outstanding Eurodollar Portions to a Base Rate Portion or a Federal Funds Portion. In the event Eurodollar Portions are not available pursuant to Section 2.16, Borrower shall be deemed to have elected to convert such Eurodollar Portions into a Base Rate Portion, and if such conversion occurs prior to the expiration date of the applicable Interest Period, Borrower shall also pay all Funding Costs and other costs, expenses and losses in connection therewith pursuant to Sections 2.16 and 2.17.

         (b) In order to elect to convert or continue a Loan Portion under this
Section 2.08, Borrower shall deliver an irrevocable notice thereof in the form annexed hereto as Exhibit "C" (a "Notice of Conversion or Continuation") to Agent no later than 11:00 A.M., New York

City time, (which notice may be by facsimile transmission provided that an original is delivered prior to the close of business on the immediately succeeding Business Day) three (3) Business Days prior to the proposed conversion or continuation date in the case of a conversion to, or a continuation of, a Eurodollar Portion. A Notice of Conversion or Continuation shall specify (v) the requested conversion or continuation date (which shall be a Business Day), (w) the amount and Type of the Loan Portion to be converted or continued, (x) whether a conversion or continuation is requested, (y) in the case of a conversion to, or a continuation of, a Eurodollar Portion, the requested Interest Period and (z) the Contract Rate applicable to the Loan Portion to be converted or continued as previously quoted by Agent.

         Section 2.09 Voluntary Reduction of Facility Amount; Termination of Facility Amount. (a) Upon at least three (3) Business Days' prior irrevocable written notice annexed hereto as Exhibit "D" (or telephonic notice promptly confirmed in writing) to Agent, Borrower shall have the right without premium or penalty to permanently reduce the Facility Amount, provided that (a) Borrower may not reduce the Facility Amount below the aggregate principal amount outstanding under the Loan at the time of such requested reduction (unless Borrower simultaneously prepays the Loan to the extent necessary so that the aggregate principal amount outstanding does not exceed such reduced Facility Amount, together with any applicable Funding Costs and accrued interest as a result of such prepayment, (b) any such partial reduction shall be in the minimum aggregate amount of Five Million Dollars (U.S. $5,000,000.00) or any integral multiple of One Million Dollars (U.S. $1,000,000.00) in excess thereof, and (c) Borrower may not reduce the Facility Amount to an amount less than Fifty Million Dollars (U.S. $50,000,000.00) (unless the Loan is terminated and prepaid in full pursuant to Section 2.09(b). Any reduction of the Facility Amount shall be permanent and be applied pro rata to Lender's and each Co-Lender's respective percentage interest in the Loan.

         (b) Upon at least three (3) Business Days prior irrevocable written notice to Agent, Borrower shall have the right to terminate the Loan, this Agreement and reduce the Facility Amount to zero, provided that Borrower, on the date specified in such notice, pays to Agent, on behalf of the Co-Lenders, the entire outstanding principal balance of the Loan, together with all interest accrued and unpaid thereon, all Funding Costs, and all other sums due under the Note, this Agreement and the other Loan Documents; upon such termination, Lender and the Co-Lenders shall have no further obligation to make any Advances.

                  Section 2.10 Principal Amortization. Commencing on the date which is six (6) months after the Termination Date and continuing on each six
(6) month anniversary thereafter or until the Loan is paid in full (the "Scheduled Amortization Dates"), Borrower shall make three equal amortization payments of the outstanding principal balance of the Loan (the "Scheduled Amortization Payments"), each such payment to be in an amount equal to one-fourth (3th) of the outstanding principal balance at the Termination Date together with accrued interest thereon and any Funding Costs, and on the Maturity Date, the then outstanding principal balance together with accrued interest thereon and any Funding Costs shall be paid in full. Each Scheduled Amortization Payment shall be applied first to any outstanding Base Rate Portion, second to any outstanding Federal Funds Portion, and third to any outstanding Eurodollar Portion in order of such Loan Portion's maturity. The prepayment of a Eurodollar Portion made as a result of a

Scheduled Amortization Payment shall be accompanied by payment of any Funding Costs which Lender and the Co-Lenders shall incur as a result of such payment.

         Section 2.11 Voluntary Prepayments. Borrower shall have the right to prepay the Loan, in whole or in part, from time to time on the following terms and conditions: (a) Borrower shall give Agent written notice (or telephonic notice promptly confirmed in writing), in the form attached hereto as Exhibit E, which notice shall be irrevocable, of its intent to prepay all or a portion of the Loan, at least three (3) Business Days prior to a prepayment of Eurodollar Portions and all or some of the Base Rate Portion or Federal Funds Portion, which notice shall specify the amount of such prepayment and what Loan Portions are to be prepaid and, in the case of Eurodollar Portions, the specific Borrowing(s) pursuant to which made, (b) each prepayment shall be in an aggregate principal amount of Five Hundred Thousand Dollars (U.S. $500,000.00) or any integral multiple of One Hundred Thousand Dollars (U.S. $100,000.00) in excess thereof, and (c) prepayments of Eurodollar Portions made pursuant to this Section on a date other than the last day of the Interest Period applicable thereto shall be accompanied by payment of any Funding Costs which Lender and the Co-Lenders shall incur as a result of such early payment. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein.

         Section 2.12 Mandatory Prepayments. On each day on which the Facility Amount is reduced pursuant to the terms of this Agreement, Borrower shall prepay the Loan to the extent, if any, that the outstanding principal amount of the Loan exceeds such reduced Facility Amount, together with any applicable Funding Costs and accrued interest as a result of such payment.

         Section 2.13 Application of Payments and Prepayments. Unless specifically provided otherwise, all payments and prepayments of the Loan, whether voluntary or otherwise, shall be applied first, to unpaid Fees, any reasonable out-of-pocket costs and expenses of Agent and any Co-Lender arising as a result of such prepayment and any Funding Costs, second, to pay any accrued and unpaid interest then payable with respect to the Loan, and third, to pay the outstanding principal amount of the Loan. Payments applied to the outstanding principal amount of the Loan shall be first applied to the Base Rate Portion of the Loan, then to the Federal Funds Portion of the Loan, and then to pay the Eurodollar Portions of the Loan being repaid in the order of such Loan Portion's maturity.

         Section 2.14 Method and Place of Payment. (a) Except as otherwise specifically provided herein, all payments, prepayments, and Scheduled Amortization Payments under this Agreement and the Note shall be made to Agent not later than 12:00 noon, New York City time, on the date when due and shall be made in lawful money of the United States of America in immediately available funds at Agent's Office, and any funds received by Agent after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day. Each payment (including all prepayments on account of principal and interest on the Loan), to the extent received, shall constitute payment by Borrower and the REIT to each Co-Lender in the amount of such Co-Lender's pro rata share of such payment.

         (b) Except as expressly provided to the contrary in Section 2.06 hereof, whenever any payment to be made hereunder or under the Note or other Loan Documents shall be stated to be due on a day which is not an Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

         (c) All payments made by Borrower hereunder, under the Note and the other Loan Documents, shall be made irrespective of, and without any deduction for, any setoff or counterclaims.

         Section 2.15 Fees. (a) Borrower shall pay to Agent a fee (the "Non-use Fee"), computed at the per annum rate (based on a year of 360 days, for the actual number of days elapsed) of either (i) 0.25% or (ii) if Borrower's Unsecured Debt Rating is at any time less than the lower of BBB- as assigned by Standard & Poor's Ratings Services or Baa3 as assigned by Moody's Investors Service, Inc., 0.375% for so long as such condition exists, on the average daily unfunded portion of the Facility Amount, from and including the Closing Date through and including the Termination Date, payable, in arrears, on the Non-use Fee Due Date through and including the Termination Date. Agent shall notify Borrower within three (3) Business Days of the last day of the calendar Quarter of the amount of Non-use Fee then due. Each payment of the Non-Use Fee, to the extent received by Agent, shall constitute payment by Borrower to each Co-Lender in the amount of such Co-Lender's Pro Rata Interest in such Non-Use Fee.

         (b) Borrower shall pay to Agent an administrative fee as compensation for administering and servicing the Loan and performing its duties under this Agreement and the Loan Documents equal to $37,500.00 per annum (the "Administrative Fee"). The Administrative Fee shall be paid in advance on the date hereof and on the first day of each twelfth calendar month thereafter.

         (c) On the Closing Date Borrower shall pay to Lehman for the benefit of the Co-Lenders a Facility Fee equal to 0.45% of the Facility Amount (the "Facility Fee").

         Section 2.16 Interest Rate Unascertainable, Increased Costs, Illegality. (a) In the event that Agent has determined or, with respect to any Co-Lender, has been notified that (which determination or notice shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

              (i) on any date for determining the Eurodollar Rate for any Interest Period, that by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of the Eurodollar Rate; or

              (ii) at any time, that the relevant Eurodollar Rate applicable to any of its Eurodollar Portions shall not represent the effective pricing to Lender or the Co-Lenders for funding or maintaining its Eurodollar Portions, or Lender and the Co-Lenders shall incur increased costs or reduction in the amounts received or receivable hereunder in respect of any Eurodollar Portion, in any such case because of (x) any change since the date of this Agreement in any applicable law or governmental rule, regulation, guideline, order, request or directive or any interpretation thereof and including the introduction of any new law or governmental rule, regulation, guideline, order, request or directive (such as, for example, but not limited to, a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D of the Federal Reserve Board to the extent included in the computation of the Eurodollar Rate), whether or not having the force of law and whether or not failure to comply therewith would be unlawful, and/or (y) other circumstances affecting Lender, any Co-Lender or the interbank Eurodollar market or the position of Lender or any Co-Lender in such market; or

              (iii) at any time, that the making or continuance by it of any Eurodollar Portion has become unlawful in order for Lender or any Co-Lender, in good faith, to comply with any law or governmental rule, regulation, guideline, order, request or directive (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or has become impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, Agent shall, promptly after making such determination or receiving notice thereof from any Co-Lender, give notice by telephone promptly confirmed in writing to Borrower. Thereafter (x) in the case of clause (i) above, Borrower's right to request advances, conversions or continuations of Eurodollar Portions shall be suspended, and any Notice of Borrowing, or Notice of Conversion or Continuation given by Borrower with respect to any Borrowing of Eurodollar Portions which has not yet been made shall be deemed cancelled and rescinded by Borrower, (y) in the case of clause
(ii) above, Borrower shall pay to Agent, upon such Agent's written demand therefor to Borrower, such additional amounts (in the form of an increased rate of interest, or a different method of calculating interest, or otherwise, as Agent and the affected Co-Lenders shall determine) as shall be required to compensate Lender and any Co-Lender for such increased costs or reduction in amounts received or receivable hereunder (it being understood and agreed by the parties hereto that in the event that Agent shall fail to notify Borrower promptly after such determination, then Borrower shall not be liable to pay to Agent any additional amounts relating to the period prior to Agent's notifying Borrower), and (z) in the case of clause (iii) above, Borrower shall take one of the actions specified in clause (b) below as promptly as possible and, in any event, within the time period required by law. The written demand provided for in clause (y) shall demonstrate in reasonable detail the circumstances giving rise to such demand and the calculation of the amounts demanded; provided that Borrower shall not be obligated to pay an amount in excess of the amount directly attributable to the Loan hereunder (it being understood and agreed that Agent shall not be required to deliver any documentation substantiating such amounts).

         (b) In the case of any Eurodollar Portion or requested Eurodollar Portion affected by the circumstances described in clause (a)(ii) above, Borrower may, and in the case of any Eurodollar Portion affected by the circumstances described in clause (a)(iii) above, Borrower shall, either (i) if any such Eurodollar Portion has not yet been made but is then the subject of a Notice of Borrowing or a Notice of Conversion or Continuation, be deemed to have cancelled and rescinded such notice, or (ii) if any such Eurodollar Portion is then outstanding, require Agent to convert each such Eurodollar Portion into a Base Rate Portion at the end of the applicable Interest Period or such earlier time as may be required by law, in each case by giving Agent notice (by telephone promptly confirmed in writing) thereof within two (2) Business Days after Borrower was notified by Agent pursuant to clause
(a) above.

         (c) In the event that Agent determines at any time following the giving of notice based on the conditions described in clause (a)(i) above that such conditions no longer exist, Agent shall promptly give notice thereof to Borrower, whereupon Borrower's right to request Eurodollar Portions from Agent and Lender's and any Co-Lender's obligation to make Eurodollar Portions shall be automatically restored and until such time as Borrower has delivered a Notice of Conversion or Continuation, the entire Loan shall be deemed to be a Eurodollar Portion with an Interest Period of one month at a Contract Rate determined as of the date that Eurodollar Portions are again available to Borrower.

         (d) In the event that Agent determines at any time following its giving of a notice based on the conditions described in clause (a)(iii) above that such conditions no longer exist, Agent shall promptly give notice thereof to Borrower, whereupon Borrower's right to request Eurodollar Portions from Agent and Lender's and any Co-Lender's obligation to make Eurodollar Portions shall be automatically restored and until such time as Borrower has delivered a Notice of Conversion or Continuation, the entire Loan shall be deemed to be a Eurodollar Portion with an Interest Period of one month at a Contract Rate determined as of the date that Eurodollar Portions are again available to Borrower.

         (e) The amount of any increased costs or reductions in amounts referred to in Section 2.16(a)(ii) with respect to Lender and each Co-Lender shall be based on the assumption that Lender and any Co-Lender funded all of its Eurodollar Portions in the interbank Eurodollar market, although the parties hereto agree that Lender or Co-Lender may fund all or any portion of a Eurodollar Portion, in any manner it independently determines. For purposes of any demand for payment made by Agent under Sections 2.16(a)(ii) or 2.18, in attributing Lender's or any Co-Lender's general costs relating to Eurocurrency operations or its commitments or customers, or in averaging any costs over a period of time, Agent and the affected Co-Lenders may use any reasonable attribution and/or averaging method which it deems appropriate, reasonable and practical. The agreements in this Section 2.16 shall survive the termination of this Agreement and the payment of the Note and all other Obligations for a period of one (1) year.

                  Section 2.17 Funding Losses. Borrower shall compensate Lender and the Co-Lenders for all reasonable losses, expenses and liabilities, to the extent actually incurred (including, without limitation, any loss, expense or liability incurred by Lender or any Co-Lender in connection with the liquidation or reemployment of deposits or funds required by it to make or carry its Eurodollar Portions), excluding loss of anticipated profits ("Funding Costs"), that Lender or any Co-Lender sustains: (a) if for any reason (other than a default by Agent or any Co-Lender) a Borrowing of, or conversion from or into, or a continuation of, Eurodollar Portions does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion or

Continuation (whether or not rescinded, cancelled or withdrawn or deemed rescinded, cancelled or withdrawn, pursuant to Section 2.16(a) or 2.16(b) or otherwise), (b) if any prepayment (whether voluntary or mandatory), repayment (including, without limitation, payment after acceleration) or conversion of any of its Eurodollar Portions occurs on a date which is not the last day of the Interest Period applicable thereto, (c) if any prepayment of any of its Eurodollar Portions is not made on any date specified in a notice of prepayment given by Borrower, or (d) as a consequence of any default by Borrower in repaying its Eurodollar Portions or any other amounts owing hereunder in respect of its Eurodollar Portions when required by the terms of this Agreement. Borrower shall pay such Funding Costs on the date specified for conversion or continuation of any Eurodollar Portion, the date of prepayment or repayment of any Eurodollar Portion under clause (b) or (c) above, or within five (5) Business Days of written demand therefor by Agent with respect to clause (d) above. Calculation of all amounts payable to Agent under this Section 2.17 shall be made on the assumption that Lender and each Co-Lender has funded its relevant Eurodollar Portion through (i) the purchase of a Eurodollar deposit bearing interest at the Eurodollar Rate in an amount equal to the amount of such Eurodollar Portion with a maturity equivalent to the Interest Period applicable to such Eurodollar Portion, and (ii) the transfer of such Eurodollar deposit from an offshore office of Lender or any Co-Lender to a domestic office of Lender and the Co-Lenders in the United States of America, provided that Lender and the Co-Lenders may fund their Eurodollar Portions in any manner that they in their sole discretion choose and the foregoing assumption shall only be made in order to calculate amounts payable under this Section 2.17. Agent shall provide Borrower with a statement detailing the basis for requesting such amounts and the calculation thereof, and such statement shall, absent manifest error, be final and conclusive and binding upon Borrower, the REIT and all Loan Parties). The agreements in this Section 2.17 shall survive the termination of this Agreement and the payment of the Note and all other Obligations for a period of one (1) year.

         Section 2.18 Increased Capital. With respect to each Eurodollar Portion, if Agent shall have determined (or received notice from any Co-Lender of its determination that) in good faith, that compliance with any applicable law, rule, regulation, guideline or directive (whether or not having the force of law) which shall be imposed, issued or amended from and after the date of this Agreement by any governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital or assets of Lender or any Co-Lender as a consequence of its commitments or obligations hereunder, then from time to time, upon Agent's delivering a written demand therefor to Borrower, setting forth its reasonable calculations, Borrower shall pay to Agent on demand such additional amount or amounts ("Increased Capital Costs") as will compensate Lender and any Co-Lender for such reduction. Such calculations may use any reasonable averaging and attribution methods selected by Agent and the affected Co-Lenders. The agreements in this Section
2.18 shall survive the termination of this Agreement and the payment of the Note and all other Obligations for a period of one (1) year.

         Section 2.19 Taxes. (a) All payments made by Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any governmental authority excluding, in the case of Lender or any Co-Lender, net income and franchise taxes imposed on Lender or any Co-Lender by the jurisdiction under the laws of which Lender or any Co-Lender is organized or any political subdivision or taxing authority thereof or therein, or by any jurisdiction in which Lender's or Co-Lender's Domestic Lending Office or Eurodollar Lending Office, as the case may be, is located or any political subdivision or taxing authority thereof or therein (all such non-excluded taxes, levies, imposts, deductions, charges or withholdings being hereinafter called "Taxes").

         (b) Notwithstanding anything to the contrary herein, if at any time or from time to time Taxes are required to be deducted or withheld from the payments required to be made to Lender or any Co-Lender hereunder solely by reason of a Change in Law after the date hereof (other than as a result of any transfer or assignment of any of the obligations of Borrower hereunder), all payment required to be made by Borrower hereunder (including any additional amounts that may be payable pursuant to this clause (b)) shall be increased to the extent required so that the net amount received by Lender or any Co-Lender after the deduction or withholding of Taxes imposed solely by reason of a Change in Law after the date hereof will be not less than the full amount that would otherwise have been receivable had no such deduction or withholding been imposed by reason of such Change in Law. In the event that this clause (b) shall be operative, Borrower shall promptly provide to Agent evidence of payment of such Taxes to the appropriate taxing authority and shall promptly forward to Agent any official tax receipts or other documentation with respect to the payment of the Taxes as may be issued by the taxing authority. If Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to Agent the required receipts or other required documentary evidence, Borrower shall indemnify Agent and any Co-Lender for any incremental taxes, interest or penalties that may become payable by Lender or Co-Lender as a result of any such failure. The agreements in this Section 2.19 shall survive the termination of this Agreement and the payment of the Note and all other Obligations for a period of one (1) year.

         (c) For purposes of this Section 2.19 the term "Change in Law" shall mean the following events: (i) the enactment of any legislation by the United States, including the enactment, amendment or modification of a treaty; (ii) the lapse, by its terms, of any law of the United States or any treaty to which the United States is a party; or (iii) the promulgation of any temporary or final regulation under the Code.

         (d) Each Co-Lender that is not incorporated under the laws of the United States of America or a state thereof agrees that, prior to the first date on which any payment is due to it hereunder, it will deliver to Borrower and Agent (i) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, certifying in each case that such Co-Lender is entitled to receive payments under this Agreement and the Note payable to it, without deduction or withholding of any United States federal income taxes, and (ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax. Each Co-Lender required to deliver to Borrower and Agent a Form 1001 or 4224 and Form W-8 or W-9 pursuant to the preceding sentence further undertakes to deliver to Borrower and Agent two further copies of the said letter and Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such letter or form expires (which, in the case of the Form 4224, is the last day of each U.S. taxable year of the non-U.S. Co-Lender) or becomes obsolete or after the occurrence of any event requiring a change in the most recent letter and form previously delivered by it to Borrower and Agent, and such other extensions or renewals thereof as may reasonably be requested by Borrower or Agent, certifying in the case of a Form 1001 or 4224 that such Co-Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Co-Lender from duly completing and delivering any such letter or form with respect to it and such Co-Lender advises Borrower and Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax, and in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax. Notwithstanding clause (a), if a Co-Lender fails to provide a duly completed Form 1001 or 4224 or other applicable form and, under applicable law, in order to avoid liability for Taxes, Borrower is required to withhold on payments made to such a Co-Lender that has failed to provide the applicable form, Borrower shall be entitled to withhold the appropriate amount of Taxes. In such event, Borrower shall promptly provide to such Co-Lender or Agent evidence of payment of such Taxes to the appropriate taxing authority and shall promptly forward to such Co-Lender or Agent any official tax receipts or other documentation with respect to the payment of the Taxes as may be issued by the taxing authority.

         Section 2.20 Use of Proceeds and Limitations on Advances. (a) Borrower shall use the proceeds of the Loan solely to provide short-term financing for
(i) the acquisition of fee interests in Real Property Assets which are utilized principally for mobile home parks or manufactured housing communities, (ii) capital improvements, expansion or additional development (subject to Section 6.14) to Real Property Assets owned by Borrower or any Loan Party, (iii) working capital, (iv) the acquisition of Undeveloped Land that is non-income producing or Real Property Assets which are held in any form other than undivided fee simple ownership (such as co-tenancy interests, leasehold interests, partnership interests, shares of stock in corporations owning real estate, or through mortgages or participation interests in or assignments of mortgages), in both cases provided that such Assets constitute Permitted Investments and subject however to the limitations of Section 6.14, (v) to pay other Indebtedness subject to the terms of Section 6.09, (vi) to pay various costs and expenses in connection with the Loan and (vii) the redemption of OP Units, provided that no more than $5,000,000.00 of Advances in the aggregate over the term of this Agreement shall be used for such redemption. Notwithstanding anything contained herein to the contrary, the principal amount outstanding at any time hereunder which has been advanced for working capital (including the payment of dividends and distributions) shall not exceed $15,000,000.00.

         (b) The aggregate amount of any single Advance made hereunder shall not exceed with respect to an acquisition by Borrower, the REIT or any Loan Party of a Real Property Asset, an amount equal to the acquisition cost of such Real Property Asset, as verified by Borrower to the satisfaction of Agent, less the amount of any mortgage indebtedness secured by such Real Property Asset that will remain outstanding following such acquisition.

         Section 2.21 Intentionally Deleted.

         Section 2.22 Intentionally Deleted.

         Section 2.23 Intentionally Deleted.

         Section 2.24 Decision Making by the Agent. Borrower and the REIT acknowledge and agree that any and all approvals, consents, requests, calculations, determinations, decisions, waivers, amendments and modifications that Agent is entitled to make under this Agreement are subject to the approval or consent of some or all of the Co-Lenders pursuant to the terms and conditions of the Intercreditor Agreement, whether or not such approval or consent is expressly stated herein or otherwise.

         Section 2.25 Additional Unencumbered Assets. If Borrower desires to add an Unencumbered Asset for purposes of this Agreement, it shall notify Agent and together with such notification, deliver to Agent, with respect to such Asset the documentation required in Section 3.01(a)(xi), (f), (g), (i), (j), (k), (p),
(q), (r), (s), (v) (and if Borrower or any Guarantor owns a leasehold interest in such Asset, Section 3.01(a)(x)) and such other items as Agent and the Co-Lenders may reasonably request. If such Asset is owned by a Loan Party other than a Guarantor or Borrower, such Loan Party shall execute and deliver a guaranty in the form of the Guaranty, together with the items required in 3.01(b), (c), (d) and (m) with respect to such Loan Party and Guaranty. If such Asset is subject to no Liens or encumbrances other than Permitted Liens and is otherwise satisfactory to Agent and the Majority Co-Lenders, Agent shall confirm to Borrower in writing that such Asset shall be deemed an Unencumbered Asset and
Schedule 1 shall be amended accordingly. The cost of the review of such documentation (but not the cost of preparation and delivery of such documentation to Agent) shall be paid by Agent and the Co-Lenders.

         Section 2.26 Pro Rata Interests. The Pro Rata Interest of each Co-Lender is set forth on Schedule 11. The liabilities of each of the Co-Lenders are several and not joint, and each Co-Lenders' obligations to Borrower and the REIT under this Agreement shall be reduced by the amount of any Assignment and Assumption. No Co-Lender shall be responsible for the obligations of any other Co-Lender. Each Co-Lender shall be liable to Borrower and the REIT only for their respective proportionate shares of the Loan. If for any reason any of the Co-Lenders shall fail or refuse to abide by their obligations under this Agreement, the other Co-Lenders shall not be relieved of their obligations, if any, hereunder, including their obligations to make their pro rata share of any Advance on the date set forth for such Advance in the Notice of Borrowing; notwithstanding the foregoing, the Co-Lenders shall have the right, but not the obligation, at their sole option, to make the defaulting Co-Lender's pro rata share of such Advance pursuant to the terms of the Intercreditor Agreement.

         SECTION 3. CONDITIONS PRECEDENT.

         Section 3.01 Conditions Precedent to the Initial Advance. The obligation of Lender and each Co-Lender to make the initial Advance of the Loan (or its pro rata share thereof) on the Closing Date is subject to the satisfaction by Borrower on the Closing Date of the following conditions precedent:

         (a) Loan Documents.

              (i) Line of Credit Agreement. Borrower and the REIT shall have executed and delivered this Agreement to the Syndication Agent.

              (ii) The Note. Borrower shall have executed and delivered to Syndication Agent the Note in the amount, maturity and as otherwise provided herein.

              (iii) Intercreditor Agreement. Agent, the Syndication Agent, the Co-Lenders, Borrower and the REIT shall have executed and delivered the Intercreditor Agreement.


              (iv) Guaranty. The REIT and the Guarantors shall have executed and delivered the Guaranty to the Syndication Agent.

              (v) Environmental Indemnity. Borrower and the REIT shall have executed and delivered to the Syndication Agent the Environmental Indemnity.

              (vi) Intentionally Deleted.

              (vii) Intentionally Deleted.

              (viii) Intentionally Deleted.

              (ix) Intentionally Deleted.

              (x) Ground Leases. If the Borrower or any other Loan Party owns a leasehold estate in a Real Property Asset, (A) a certified copy of the Ground Lease for such Real Property Asset, together with all amendments and modifications thereto and a recorded memorandum thereof, which Ground Lease shall be satisfactory in all respects to Agent and all of the Co-Lenders in their sole discretion and (B) a Ground Lease Estoppel substantially in the form of Exhibit L, executed by the fee owner and ground lessor of each Unencumbered Asset, which estoppel shall be satisfactory to Agent and all of the Co-Lenders in its sole discretion.

              (xi) Flood Plain. The Syndication Agent shall have received reasonably satisfactory evidence indicating which of the Real Property Assets are in a flood plain.

         (b) Opinions of Counsel.

         The Syndication Agent shall have received legal opinions, dated the Closing Date, from counsel to Borrower and the other Loan Parties, in form and substance satisfactory to the Syndication Agent and all of the Co-Lenders and its counsel, that, among other things: (i) this

Agreement and the Loan Documents have been duly authorized, executed and delivered by Borrower and the REIT and the other Loan Parties and are valid and enforceable in accordance with their terms, subject to bankruptcy and equitable principles; (ii) that Borrower, the REIT and other Loan Parties are qualified to do business and in good standing under the laws of the jurisdiction in which it is organized, in which it is transacting business and where the Real Property Assets are located; and (iii) the Loan does not violate any usury laws.

         (c) Organizational Documents. The Syndication Agent shall have received
(i) with respect to the REIT and each of the Loan Parties which is a corporation, the certificate of incorporation of the REIT and such Loan Party, as amended, modified or supplemented to the Closing Date, certified to be true, correct and complete by the appropriate Secretary of State as of a date not more than thirty (30) days prior to the Closing Date, together with a good standing certificate from such Secretary of State and a good standing certificate from the Secretaries of State (or the equivalent thereof) of each other State in which each Real Property Asset is located and in which each of them is required to be qualified to transact business, each to be dated a date not more than thirty (30) days prior to the Closing Date, (ii) with respect to Borrower and each of the Loan Parties which is a limited partnership, the agreement of limited partnership of such Person, as amended, modified or supplemented to the Closing Date, certified to be true, correct and complete by a general partner of such Person, together with a copy of the certificate of limited partnership of such entity, as amended, modified or supplemented to the Closing Date, certified to be true, correct and complete by the appropriate Secretary of State as of a date not more than thirty (30) days prior to the Closing Date, together with a good standing certificate from such Secretary of State and a good standing certificate from the Secretary of State (or the equivalent thereof) of each other State in which each such Person is required to be qualified to transact business, each to be dated not more than thirty (30) days prior to the Closing Date, (iii) with respect to any Loan Party which is a general partnership, the agreement of general partnership of such Loan Party, as amended, modified or supplemented to the Closing Date, certified to be true, complete and correct by a general partner of such Loan Party, together with a copy of such Loan Party's doing business certificate (or the equivalent thereof), as amended, modified or supplemented to the Closing Date, certified to be true, correct and complete by the appropriate Secretary of State (or County Clerk's or Recorder's Office, as the case may be) as of a date not more than thirty (30) days prior to the Closing Date in each case reasonably satisfactory to the Syndication Agent and all of the Co-Lenders, and (iv) evidence satisfactory to the Syndication Agent and all of the Co-Lenders that the REIT is a "qualified real estate investment trust" as defined in Section 856 of the Code, including, without limitation, copies of the REIT's real estate investment trust registration statement and all amendments thereto, any similar material documents filed with the United States Securities and Exchange Commission or issued in connection with a public offering of equity securities by the REIT.

         (d) Certified Resolutions, etc. The Syndication Agent shall have received a certificate of the secretary or assistant secretary of the REIT and each of the Loan Parties which is a corporation and dated the Closing Date, certifying (i) the names and true signatures of the incumbent officers of such Person authorized to sign the applicable Loan Documents, (ii) the by-laws of such Person as in effect on the Closing Date, (iii) the resolutions of such Person's board of directors approving and authorizing the execution, delivery and performance of all Loan Documents executed by such Person, and (iv) that there have been no changes in the certificate of incorporation of such Person since the date of the most recent certification thereof by the appropriate Secretary of State.

         (e) Intentionally Deleted.

         (f) Insurance. The Syndication Agent shall have received certificates of insurance demonstrating insurance coverage in respect of each of the Real Property Assets of types, in amounts, and with insurers satisfactory to the Syndication Agent and all of the Co-Lenders and otherwise in compliance with the terms, provisions and conditions of Section 5.03.

         (g) Lien Search Reports. The Syndication Agent shall have received satisfactory (i.e., showing no Liens other than Permitted Liens) UCC searches, together with tax lien searches conducted in the appropriate jurisdictions by a search firm acceptable to the Syndication Agent and all of the Co-Lenders with respect to the Unencumbered Assets, Borrower and each of the other Loan Parties (collectively, the "UCC Searches").

         (h) Rating Agencies. Borrower shall deliver evidence satisfactory to the Syndication Agent and all of the Co-Lenders, which evidence may include a letter or other written confirmation from the respective Rating Agency, that Borrower's Unsecured Debt Rating is BBB- or higher as assigned by Standard & Poor's Ratings Services and Baa3 or higher as assigned by Moody's Investor Service, Inc., and that the consummation of the Loan will not cause any change, downgrade or withdrawal of such rating.

         (i) Title Insurance Policies; Surveys. The Syndication Agent shall have received (i) title insurance policies issued by a title insurance company satisfactory to the Syndication Agent, and all of the Co-Lenders in form and substance satisfactory to Co-Lenders, insuring the Borrower's good and marketable fee simple title to the Unencumbered Assets (the "Title Policy"), together with a title "bring down" or lien search showing no liens or encumbrances other than Permitted Liens on any Unencumbered Asset and (ii) a recent survey with respect to each of the Unencumbered Assets reasonably satisfactory in form and substance to the Syndication Agent and all of the Co-Lenders.

         (j) Financial Statements. The Syndication Agent shall have received the
(i) consolidated audited financial statements of Borrower and the REIT and their Consolidated Subsidiaries for the most recently ended fiscal year of Borrower and the REIT and the unaudited consolidated financial statements of Borrower and the REIT and their Consolidated Subsidiaries for each fiscal quarter of Borrower and the REIT and their Consolidated Subsidiaries ending since the end of such entity's most recent fiscal year and (ii) for each Real Property Asset, annual operating statements and occupancy statements for Borrower's most recent fiscal year together with current year to date operating statements, current occupancy statements and operating and capital budget approved by Borrower for the current fiscal year. Such financial statements shall be reasonably acceptable to the Syndication Agent and all of the Co-Lenders in their sole discretion, and each such statement shall be certified by a general partner or senior executive officer of Borrower and the REIT that, as of the Closing Date, there has been no material adverse change in the financial condition of any Real Property Asset or Borrower, the REIT or the respective Loan Parties since the date thereof.

         (k) Environmental Matters. The Syndication Agent shall have received environmental reports with respect to each of the Real Property Assets, each of which shall be in form and substance reasonably satisfactory to the Syndication Agent and all of the Co-Lenders.

         (l) Fees and Operating Expenses. The Syndication Agent shall have received, for its and the Co-Lenders' account, as applicable, the Facility Fee, all costs and expenses of the Syndication Agent and the Co-Lenders in connection with the Loan, Fees and other fees and expenses due and payable hereunder on or before the Closing Date, including, without limitation, the costs of all environmental reports required to be delivered hereunder and the fees and expenses accrued through the Closing Date, of counsel retained by the Syndication Agent and the Co-Lenders.

         (m) Consents, Licenses, Approvals, etc. The Syndication Agent shall have received certified copies of all consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by Borrower and the other Loan Parties, and the validity and enforceability, of the Loan Documents, or in connection with the Loan, and such consents, licenses and approvals shall be in full force and effect.

         (n) Intentionally Deleted.

         (o) Intentionally Deleted.

         (p) Zoning Compliance. The Syndication Agent shall have received evidence reasonably satisfactory to the Syndication Agent and all of the Co-Lenders to the effect that each of the Unencumbered Assets and the use thereof are in substantial compliance with the applicable zoning, subdivision, and all other applicable federal, state or local laws and ordinances affecting each of the Unencumbered Assets, and that all building and operating licenses and permits necessary for the use and occupancy of each of the Unencumbered Assets as a mobile home park or manufactured housing community including, but not limited to, current certificates of occupancy, if available, have been obtained and are in full force and effect.

         (q) Leases. The Syndication Agent shall have received certified copies of the standard forms of lease which will be used by Borrower in leasing space in each of the Unencumbered Assets.

         (r) Contracts and Agreements. The Syndication Agent shall have received certified copies of all contracts and agreements relating to the management, leasing and operation of each of the Unencumbered Assets each of which shall be reasonably satisfactory to the Syndication Agent and all of the Co-Lenders.

         (s) Plans and Specifications. The Syndication Agent shall have been provided access to the plans and specifications for each of the Unencumbered Assets, if available.

         (t) Representations and Warranties. The Syndication Agent shall have received a certification by the REIT for itself and as general partner of Borrower certifying that to the best of its knowledge, all of the representations and warranties contained in this Agreement, the Security Instruments and the other Loan Documents are true and correct with respect to each of the Real Property Assets, Borrower and each Loan Party, and that there is no Default or Event of Default hereunder.

         (u) Certification as to Covenants. The Syndication Agent shall have received a certificate of the REIT and for itself and as general partner of Borrower together with other evidence satisfactory to Agent and all of the Co-Lenders that, as of the Closing Date and after giving effect to the Loan to be consummated thereon, there is no Default or Event of Default hereunder.

         (v) Certification as to Applicable Laws. The Syndication Agent shall have received such evidence as the Syndication Agent and all of the Co-Lenders shall deem necessary to establish (including, without limitation, a certification by the REIT for itself and as general partner of Borrower) that to the best knowledge of Borrower and the REIT, each Real Property Asset is in material compliance with all Applicable Laws as of the Closing Date.

         (w) Additional Matters. The Syndication Agent shall have received such other certificates, opinions, documents and instruments relating to the Loan as may have been reasonably requested by the Syndication Agent and any of the Co-Lenders, and all corporate and other proceedings and all other documents (including, without limitation, all documents referred to herein and not appearing as exhibits hereto) and all legal matters in connection with the Loan shall be reasonably satisfactory in form and substance to the Syndication Agent and all of the Co-Lenders.

         Section 3.02 Conditions Precedent to All Advances of the Loan. The obligation of Lender and each Co-Lender to make any Advance under the Loan (including the initial Advance made on or after the Closing Date) (or its pro rata share thereof) is subject to the satisfaction on the date such Advance is made of the following conditions precedent:

         (a) Representations and Warranties. The representations and warranties contained herein and in the other Loan Documents (other than representations and warranties which expressly speak only as of a different date) shall be true and correct in all material respects on such date both before and after giving effect to the making of such Advance.

         (b) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on such date either before or after giving effect to the making of such Advance.

         (c) No Injunction. No law or regulation shall have been adopted, no order, judgment or decree of any governmental authority shall have been issued, and no litigation shall be pending or threatened, which in the good faith judgment of Agent would enjoin, prohibit or restrain, or impose or result in the imposition of any material adverse condition upon, the making of the Advances or Borrower's obligation to pay (or Agent or any Co-Lender's rights to receive payment) of the Loan and the other Obligations or the consummation of the Loan.

         (d) No Material Adverse Change. No event, act or condition shall have occurred after the Closing Date which, in the reasonable judgment of Agent has had or would have a Material Adverse Effect.

         (e) Notice of Borrowing. Agent shall have received a fully executed Notice of Borrowing or Notice of Conversion or Continuation, as the case may be, in respect of the Advance to be made on such date.

         (f) No Litigation. Except for matters identified on Schedule 5 (as the same may be amended or supplemented), no actions, suits or proceedings shall be pending or threatened with respect to the Loan or the Loan Documents, Borrower or any of the other Loan Parties, or with respect to the Real Property Assets, that could, in the aggregate, result in a Material Adverse Effect and matters identified on Schedule 5, in the aggregate, do not result in a Material Adverse Effect.

         (g) Title Insurance Searches. Agent, or any Co-Lender, may elect, in its sole discretion, to perform or have performed Title Searches with respect to some or all of the Unencumbered Assets at Borrower's sole cost and expense. Provided that no Event of Default has occurred and is continuing, Borrower shall be required to pay for only one Title Search per Real Property Asset per consecutive twelve (12) month period, unless a Title Search indicates a Lien other than a Permitted Lien or another state of facts not reasonably satisfactory to Agent and the Majority Co-Lenders, in which case Borrower shall pay for such Title Search and a subsequent Title Search to establish that such Lien or state of facts has been removed. The results of all such Title Searches shall be satisfactory to Agent in its reasonable discretion.

         (h) UCC Searches. Agent shall have received satisfactory (i.e., showing no Liens other than Permitted Liens) UCC searches, together with tax lien searches conducted in the appropriate jurisdictions and as requested by Agent and the Co-Lenders performed by a search firm acceptable to Agent with respect to the Unencumbered Assets, Borrower and each of the other Loan Parties.

         (i) Additional Matters. Agent shall have received such other certificates, opinions, documents and instruments relating to the Loan as may have been reasonably requested by Agent or any of the Co-Lenders and all corporate and other proceedings and all other documents (including, without limitation, all documents referred to herein and not appearing as exhibits hereto) and all legal matters in connection with the Loan shall be satisfactory in form and substance to Agent and the Majority Co-Lenders.

         Section 3.03 Acceptance of Borrowings. The acceptance by Borrower of the proceeds of each Advance shall constitute a representation and warranty by Borrower to Agent and the Co-Lenders that all of the conditions required to be satisfied under this Section 3 in connection with the making of such Advance and all of the terms and provisions of this Agreement have been satisfied.

         Section 3.04 Sufficient Counterparts. All certificates, agreements, legal opinions and other documents and papers referred to in this Section 3, unless otherwise specified, shall be delivered to Agent and shall be satisfactory in form and substance to Agent and the Co-Lenders in their sole discretion (unless the form thereof is prescribed herein) and Borrower shall deliver sufficient counterparts of all such materials for distribution to Agent and each Co-Lender.

         SECTION 4. REPRESENTATIONS AND WARRANTIES.

         In order to induce Agent, Lender and the Co-Lender to enter into this Agreement and to make the Loan, Borrower and the REIT make the following representations and warranties, which shall survive the execution and delivery of this Agreement and the Note and the making of the Loan and each Advance:

         Section 4.01 Corporate/Partnership Status. Each of Borrower and the other Loan Parties (a) is a duly organized and validly existing corporation or partnership, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or formation, (b) has all requisite corporate or partnership power and authority, as the case may be, to own its property and assets (including the Real Property Assets) and to transact the business in which it is engaged or presently proposes to engage (including this Loan) and
(c) has duly qualified and is authorized to do business and is in good standing as a foreign corporation or foreign partnership, as the case may be, in every jurisdiction in which it owns or leases real property (including the Real Property Assets) or in which the nature of its business requires it to be so qualified.

         Section 4.02 Corporate/Partnership Power and Authority. Each of Borrower and the other Loan Parties has the corporate or partnership power and authority, as the case may be, to execute, deliver and carry out the terms and provisions of each of the Loan Documents to which it is a party and has taken all necessary corporate or partnership action, as the case may be, to authorize the execution, delivery and performance by it of such Loan Documents. Each of Borrower and the other Loan Parties has duly executed and delivered each such Loan Document, and each such Loan Document constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except as enforcement may be limited by applicable insolvency, bankruptcy or other laws affecting creditors' rights generally, or general principles of equity whether enforcement is sought in a proceeding in equity or at law.

         Section 4.03 No Violation. To the best of Borrower's and the REIT's knowledge, neither the execution, delivery or performance by Borrower or any other Loan Party of the Loan Documents to which it is a party, nor the compliance by such Person with the terms and provisions thereof nor the consummation of the Loan, (a) will contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, or (b) will conflict with or result in any material breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the Assets (including the Real Property Assets) of Borrower or any of the other Loan Parties (or of any partnership of which such Person is a partner) pursuant to the terms of any indenture, mortgage, deed of trust, agreement or other instrument to which Borrower or any of the other Loan Parties (or of any partnership of which such Person is a partner) is a party or by which it or any of its Assets (including the Real Property Assets) is bound or to which it may be subject, or (c) will, with respect to Borrower or any Loan Party which is a partnership, violate any provisions of the partnership agreement of such Person (or the partnership agreement of any partnership of which such Person is a partner), or (d) will, with respect to the REIT or any of the Loan Parties which is a corporation, violate any provision of the Certificate of Incorporation or By-Laws of such Person.

         Section 4.04 Litigation. Except as set forth on Schedule 5, there are no actions, suits or proceedings, judicial, administrative or otherwise, pending or, to the best of Borrower's or the REIT's knowledge, threatened with respect to any of the Loan or any of the Loan Documents, Borrower, the REIT, or any of the other Loan Parties, or with respect to the Real Property Assets, that could, in the aggregate, result in a Material Adverse Effect. All matters set forth on
Schedule 5 do not, in the aggregate, result in a Material Adverse Effect.

         Section 4.05 Financial Statements: Financial Condition; etc. The financial statements delivered pursuant to Section 3.01(j) were prepared in accordance with GAAP consistently applied and fairly present the financial condition and the results of operations of Borrower, the REIT and their Consolidated Subsidiaries and the Real Property Assets covered thereby on the dates and for the periods covered thereby, except as disclosed in the notes thereto and, with respect to interim financial statements, subject to usual year-end adjustments. Neither Borrower nor the REIT nor any of their Consolidated Subsidiaries has any material liability (contingent or otherwise) not reflected in such financial statements or in the notes thereto. There has been no adverse change in any condition, fact, circumstance or event that would make any such information materially inaccurate, incomplete or otherwise misleading or would affect Borrower's or the REIT's ability to perform its obligations under this Agreement.

         Section 4.06 Solvency. On the Closing Date and after and giving effect to the Loan, Borrower and the Loan Parties will be Solvent.

         Section 4.07 Material Adverse Change. Since the date of the most recent audited financial statements delivered pursuant to Section 3.01(j), there has occurred no event, act or condition, and to the best of Borrower's or the REIT's knowledge, there is no prospective event or condition which has had, or could have, a Material Adverse Effect.

         Section 4.08 Use of Proceeds; Margin Regulations. All proceeds of each Advance will be used by Borrower and the REIT only in accordance with the provisions of Section 2.20. No part of the proceeds of any Advance will be used by Borrower and the REIT to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Advance nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulations G, T, U or X of the Federal Reserve Board.

         Section 4.09 Governmental Approvals. To the best knowledge of Borrower and the REIT, no order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with (i) the execution, delivery and performance of any Loan Document or the consummation of the Loan or (ii) the legality, validity, binding effect or enforceability of any Loan Document.

         Section 4.10 Unsecured Debt Rating. Borrower has an Unsecured Debt Rating of BBB- or higher assigned by Standard & Poor's Ratings Services and of Baa3 or higher assigned by Moody's Investor Service, Inc., and the consummation of the Loan will not cause any change, downgrade or withdrawal of such rating.

         Section 4.11 Tax Returns and Payments. Borrower, the REIT and the other Loan Parties have filed all tax returns required to be filed by them for which the filing date has passed and not been extended and has paid all taxes and assessments payable by such Persons which have become due, other than (a) those not yet delinquent or (b) those that are reserved against in accordance with GAAP which are being diligently contested in good faith by appropriate proceedings.

         Section 4.12 ERISA. Neither Borrower or any of the other Loan Parties has any Employee Benefit Plans other than those listed on Schedule 6. No accumulated funding deficiency (as defined in Section 412 of the Code or Section 302 of ERISA) or Reportable Event has occurred with respect to any Plan. As of the Closing Date, the Unfunded Benefit Liabilities do not in the aggregate exceed $500,000. Borrower, the other Loan Parties and each member of their respective ERISA Controlled Group have complied in all material respects with the requirements of ERISA and the Code and plan documents for each Employee Benefit Plan and Plans and are not in default (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan. Neither Borrower nor any of the other Loan Parties, nor any member of their respective ERISA Controlled Groups is subject to any present or potential liability or withdrawal liability or annual withdrawal liability payments, which, individually or in the aggregate, could materially adversely affect any of such Persons. To the best knowledge of Borrower, the other Loan Parties and their respective ERISA Controlled Group, no Multiemployer Plan is or is likely to be in reorganization (within the meaning of Section 4241 of ERISA or Section 418 of the Code) or is insolvent (as defined in Section 4245 of ERISA). No material liability to the PBGC (other than required premium payments), the Internal Revenue Service, any Plan or any trust established under Title IV of ERISA has been, or is expected by Borrower, the other Loan Parties, or any member of their respective ERISA Controlled Group to be, incurred by Borrower, the other Loan Parties, or any member of their respective ERISA Controlled Group. Except as otherwise disclosed on Schedule 6 hereto, none of Borrower, the other Loan Parties, nor, any member of their respective ERISA Controlled Group has any contingent liability with respect to any post-retirement benefit under any "welfare plan" (as defined in Section 3(1) of ERISA), other than liability for continuation coverage under
Part 6 of Title I of ERISA. No lien under Section 412(n) of the Code or 302(f) of ERISA or requirement to provide security under Section 401(a)(29) of the Code or Section 307 of ERISA has been or is reasonably expected by Borrower, the other Loan Parties, or any member of their respective ERISA Controlled Group to be imposed on the assets of Borrower, the other Loan Parties, or any member of their respective ERISA Controlled Group. Neither Borrower nor any other Loan Party is a party to any collective bargaining agreement. Neither Borrower nor any Loan Party nor any of their ERISA Controlled Group has engaged in any transaction prohibited by Section 408 of ERISA or Section 4975 of the Code. As of the Closing Date and throughout the term of the Loan, neither Borrower nor any other Loan Party is or will be an "employee benefit plan" as defined in
Section 3(3) of ERISA, which is subject to Title I of ERISA, and none of the assets of Borrower or any other Loan Party will constitute "plan assets" of one or more such plans for purposes of Title I of ERISA. As of the Closing Date and throughout the term of the Loan, neither Borrower nor any other Loan Party is or will be a "governmental plan" within the meaning of Section 3(3) of ERISA and neither Borrower nor any other Loan Party will be subject to state statutes applicable to Borrower or such Loan Party regulating investments and fiduciary obligations, of Borrower or any Loan Party with respect to governmental plans.

         Section 4.13 Intentionally Deleted.

         Section 4.14 Representations and Warranties in Loan Documents. All representations and warranties made by Borrower, the REIT or any other Loan Party in the Loan Documents are true and correct in all material respects.

         Section 4.15 True and Complete Disclosure. To the best knowledge of Borrower and the REIT, all factual information (taken as a whole) furnished by or on behalf of Borrower, the REIT or any other Loan Party in writing to Agent and/or the Syndication Agent on or prior to the Closing Date, for purposes of or in connection with this Agreement or the Loan (the "Furnished Information") is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of Borrower, the REIT or any other Loan Party in writing to Agent and/or the Syndication Agent will be, true, accurate and complete in all material respects and will not omit any material fact necessary to make such information (taken as a whole) not misleading on the date as of which such information is dated or furnished. As of the Closing Date, there are no facts, events or conditions directly and specifically affecting Borrower, the REIT, or any other Loan Party known to Borrower, the REIT or any other Loan Party and not disclosed to Agent and the Syndication Agent, in the Furnished Information, in the Schedules attached hereto or in the other Loan Documents, which, in the aggregate, have or could be expected to have a Material Adverse Effect.

         Section 4.16 Ownership of Real Property; Existing Security Instruments. Borrower or the Operating Partnerships have good and marketable fee simple title in all of the Real Property Assets and good title to all of their personal property subject to no Lien of any kind except for Permitted Liens. Borrower or a Guarantor, as applicable, has good and marketable fee simple title in all of the Unencumbered Assets. As of the date of this Agreement, there are no options or other rights to acquire any of the Real Property Assets that run in favor of any Person and there are no mortgages, deeds of trust, indentures, debt instruments or other agreements creating a Lien against any of the Real Property Assets other than Permitted Liens and, except for Unencumbered Assets, Permitted Mortgage Debt.

         Section 4.17 No Default. No Default or Event of Default exists under or with respect to any Loan Document. Neither Borrower, any Loan Party or any of their respective Subsidiaries is in default in any material respect beyond any applicable grace period under or with respect to any other material agreement, instrument or undertaking to which it is a party or by which it or any of its properties or assets is bound in any respect, the existence of which default could result in a Material Adverse Effect.

         Section 4.18 Licenses, etc. Borrower or the applicable Loan Party has obtained and holds in full force and effect, all material franchises, trademarks, tradenames, copyrights, licenses, permits, certificates, authorizations, qualifications, accreditations, easements, rights of way and other rights, consents and approvals which are necessary for the operation of the Real Property Assets and their respective businesses as presently conducted.

         Section 4.19 Compliance With Law. To the best knowledge of Borrower and the REIT, Borrower, the REIT and each Loan Party is in material compliance with all Applicable Laws and other laws, rules, regulations, orders, judgments, writs and decrees, noncompliance with which could result in a Material Adverse Effect.

         Section 4.20 Brokers. Borrower, the REIT, Agent and each Co-Lender hereby represent and warrant that no brokers or finders were used in connection with procuring the financing contemplated hereby and Borrower and the REIT hereby agree to indemnify and save Agent and each Co-Lender harmless from and against any and all liabilities, losses, costs and expenses (including attorneys' fees or court costs) suffered or incurred by Agent or any Co-Lender as a result of any claim or assertion by any party claiming by, through or under Borrower, the REIT or any Loan Party, that it is entitled to compensation in connection with the financing contemplated hereby and Agent and each Co-Lender hereby agrees to indemnify and save Borrower harmless from and against any and all liabilities, losses, costs and expenses (including attorneys' fees or court costs) suffered or incurred by Borrower as a result of any claim or assertion by any party claiming by, through or under Agent or any Co-Lender that it is entitled to compensation in connection with the financing contemplated hereby.

         Section 4.21 Judgments. To the best knowledge of Borrower and the REIT, there are no judgments, decrees, or orders of any kind against Borrower or any Loan Party unpaid of record which would materially or adversely affect the ability of Borrower or any Loan Party to comply with its obligations under the Loan or this Agreement in a timely manner. To the best knowledge of Borrower and the REIT, there are no federal tax claims or liens assessed or filed against Borrower or any Loan Party or any related entity, or any principal thereof, and there are no material judgments against Borrower or any Loan Party unsatisfied of record or docketed in any court of the States in which the Real Property Assets are located or in any other court located in the United States and no petition in bankruptcy or similar insolvency proceeding has ever been filed by or against Borrower or any Loan Party, and neither Borrower nor any Loan Party has ever made any assignment for the benefit of creditors or taken advantage of any insolvency act or any act for the benefit of debtors.

         Section 4.22 Property Manager. As of the date hereof, the manager of the Real Property Assets is Borrower. The manager of the Canadian Properties is Fort McMurray, Inc.


         Section 4.23 Assets of the REIT. The sole assets of the REIT are its general partnership interest in Borrower, such other assets that may be incidental to or required in connection with the ownership of such general partnership interest, and as set forth on Schedule 8. The REIT is the sole general partner of Borrower.

         Section 4.24 REIT Status. The "REIT" is a "qualified real estate investment trust" as defined in Section 856 of the Code.

         Section 4.25 Operations. The REIT conducts its business directly only through Borrower, except as described on Schedule 9A, and the Borrower conducts its business only in its own name, except as described on Schedule 9B.

         Section 4.26 Stock. The REIT lists all of its outstanding shares of stock on the New York Stock Exchange.

         Section 4.27 Ground Leases. With respect to those Real Property Assets in which Borrower or any other Loan Party holds a leasehold estate under a Ground Lease, with respect to each such Ground Lease (i) Borrower or the respective Loan Party is the owner of a valid and subsisting interest as tenant under the Ground Lease; (ii) the Ground Lease is in full force and effect, unmodified and not supplemented by any writing or otherwise; (iii) all rent, additional rent and other charges reserved therein have been paid to the extent they are payable to the date hereof; (iv) the remaining term of the Ground Lease is at least 10 years after the Maturity Date; (v) Borrower or the respective Loan Party enjoys the quiet and peaceful possession of the estate demised thereby, subject to any sublease; (vi) the Borrower or the respective Loan Party is not in default under any of the terms thereof and there are no circumstances which, with the passage of time or the giving of notice or both, would constitute an event of default thereunder; (vii) the lessor under the Ground Lease is not in default under any of the terms or provisions thereof on the part of the lessor to be observed or performed; (viii) the lessor under the Ground Lease has satisfied all of its repair or construction obligations, if any, to date pursuant to the terms of the Ground Lease; (ix) Schedule 10 lists all the Ground Leases to which any of the Real Property Assets are subject and all amendments and modifications thereto; and (x) the lessor indicated on Schedule 10 for each Ground Lease is the current lessor under the related Ground Lease.

         Section 4.28 Single Purpose. Each Operating Partnership is and will continue to be engaged only in the business of owning, operating and developing Real Property Assets. No Operating Partnership owns or has any interest in any Person. The sole partners and beneficial owners of each Operating Partnership are and will continue to be, directly or indirectly, Borrower and/or the REIT. The principal place of business of each Operating Partnership is, and will continue to be, the location of Borrower's principal place of business.

         Section 4.29 Status of Property. With respect to each Real Property Asset, except as set forth on Schedule 12:

         (a) No portion of any improvement on the Real Property Asset is located in an area identified by the Secretary of Housing and Urban Development or any successor thereto as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, as amended, or any successor law, or, if located within any such area, Borrower or the respective Loan Party has obtained and will maintain the insurance prescribed in Section 5.03 hereof.

         (b) To the best knowledge of Borrower and the REIT, Borrower or the respective Loan Party has obtained all necessary certificates, licenses and other approvals, governmental and otherwise, necessary for the operation of the Real Property Asset and the conduct of its business and all required zoning, building code, land use, environmental and other similar permits or approvals, all of which are in full force and effect as of the date hereof and not subject to revocation, suspension, forfeiture or modification.

         (c) To the best knowledge of Borrower and the REIT, the Real Property Asset and the present and contemplated use and occupancy thereof are in material compliance with all applicable zoning ordinances (without reliance upon grandfather provisions or adjoining or other properties), building codes, land use and environmental laws, laws relating to the disabled (including, but not limited to, the ADA) and other similar laws.

         (d) The Real Property Asset is served by all utilities required for the current or contemplated use thereof. All utility service is provided by public utilities and the Real Property Asset has accepted or is equipped to accept such utility service.

         (e) All public roads and streets necessary for service of and access to the Real Property Asset for the current or contemplated use thereof have been completed, are serviceable and all-weather and are physically and legally open for use by the public.

         (f) The Real Property Asset is served by public water and sewer systems; or, if the Real Property Asset is not serviced by a public water and sewer system, such alternate systems are adequate and meet, in all material respects, all requirements and regulations of, and otherwise complies in all material respects with, all Applicable Laws.

         (g) Neither Borrower nor any Loan Party is aware of any latent or patent structural or other significant deficiency of the Real Property Asset. The Real Property Asset is free of damage and waste that would materially and adversely affect the value of the Real Property Asset, is in good repair and there is no deferred maintenance, other than ordinary wear and tear. The Real Property Asset is free from damage caused by fire or other casualty. There is no pending or, to the actual knowledge of Borrower, the REIT or the respective Loan Party, threatened condemnation proceedings affecting the Real Property Asset, or any part thereof.

         (h) To the best knowledge of Borrower and the REIT, all costs and expenses of any and all labor, materials, supplies and equipment used in the construction of the improvements on the Real Property Asset have either (i) been paid in full, (ii) not yet due and payable, or (iii) are being contested in good faith by Borrower, the REIT or the applicable Loan Party. Subject to Borrower's or the respective Loan Party's right to contest as set forth in any Permitted Mortgage Debt related to such Real Property Asset, there are no mechanics' or similar liens or claims that have been filed and recorded for work, labor or materials that affects the Real Property Asset.

         (i) To the best knowledge of Borrower and the REIT, Borrower or the respective Loan Party has paid in full for, and is the owner of, all furnishings, fixtures and equipment (other than tenants' property) used in connection with the operation of the Real Property Asset, free and clear of any and all security interests, liens or encumbrances, except for Permitted Liens and purchase money financing which is not a Lien on the fee title of such Real

Property Asset and is incurred in the ordinary course of business.

         (j) To the best knowledge of Borrower and the REIT, all liquid and solid waste disposal, septic and sewer systems located on the Real Property Asset are in a good and safe condition and repair and are in material compliance with all Applicable Laws.

         (k) All improvements on the Real Property Asset lie within the boundaries and building restrictions of the legal description of record of the Real Property Asset, no such improvements encroach upon easements benefitting the Real Property Asset other than encroachments that do not materially adversely affect the use or occupancy of the Real Property Asset and no improvements on adjoining properties encroach upon the Real Property Asset or easements benefitting the Real Property Asset other than encroachments that do not materially adversely affect the use or occupancy of the Real Property Asset. All amenities, access routes or other items that materially benefit the Real Property Asset are under direct control of Borrower or the respective Loan Party, constitute permanent easements that benefit all or part of the Real Property Asset or are public property, and the Real Property Asset, by virtue of such easements or otherwise, is contiguous to a physically open, dedicated all weather public street, and has the necessary permits for ingress and egress.

         (l) If the Real Property Asset constitutes a legal non-conforming use, the non-conforming Improvements may be rebuilt to current density and used and occupied for such non-conforming purposes if damaged or destroyed.

         (m) To the best knowledge of Borrower and the REIT, there are no delinquent taxes, ground rents, water charges, sewer rents, assessments (including assessments payable in future installments), insurance premiums, leasehold payments, or other outstanding charges affecting the Real Property Asset.

         (n) To the best knowledge of Borrower and the REIT, the Real Property Asset is assessed for real estate tax purposes as one or more wholly independent tax lot or lots, separate from any adjoining land or improvements not constituting a part of such lot or lots, and no other land or improvements is assessed and taxed together with the Real Property Asset or any portion thereof.

         (o) (i) Borrower or the respective Loan Party is the sole owner of the entire lessor's interest in the Leases; (ii) the Leases are valid and enforceable; (iii) the terms of all alterations, modifications and amendments to the Leases are reflected in the certified occupancy statement delivered to and approved by Agent; (iv) none of the rents reserved in the Leases have been assigned or otherwise pledged or hypothecated; (v) none of the rents have been collected for more than one (1) month in advance (other than rents in connection with Seasonal RV Sites); (vi) the premises demised under the Leases have been completed and the tenants under the Leases have accepted the same and have taken possession of the same on a rent-paying basis; (vii) there exist no offsets or defenses to the payment of any portion of the rents; (viii) with respect to Unencumbered Assets no Lease contains an option to purchase, right of first refusal to purchase, or any other similar provision; (ix) no person or entity has any possessory interest in, or right to occupy, the Real Property Asset except under and pursuant to a Lease; (x) with respect to

Unencumbered Assets, there are no prior assignments, pledges, hypothecations or other encumbrances of any Leases or any portion of rents due and payable or to become due and payable thereunder which are presently outstanding; and (xi) the Real Property Asset is not subject to any Lease other than the Leases described in the rent rolls delivered pursuant to Section 5.01(a), none of which is a lease for commercial use (other than laundry, cable television, vending and other similar commercial leases for services).

         (p) No portion of the Real Property Asset has been or will be purchased with proceeds of any illegal activity.

         (q) To the best knowledge of Borrower and the REIT, all contracts, agreements, consents, waivers, documents and writings of every kind or character at any time to which the Borrower or any Loan Party is a party to be delivered to Agent pursuant to any of the provisions hereof are valid and enforceable against the Borrower and such Loan Party and, to the best knowledge of Borrower, are enforceable against all other parties thereto, and in all respects are what they purport to be and, to the best knowledge of Borrower, to the extent that any such writing shall impose any obligation or duty on the party thereto or constitute a waiver of any rights which any such party might otherwise have, said writing shall be valid and enforceable against said party in accordance with the terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally.

         Section 4.30 Canadian Properties. With respect to each Canadian Property, the Borrower's only interest therein is as the holder of a mortgage lien on each Canadian Property as described on Schedule 13. The Borrower is the sole holder of the mortgagee's interest in the Canadian Mortgages and such interest has not been pledged, assigned, or participated.

         Section 4.31 Intentionally Deleted.

         Section 4.32 Survival. The foregoing representations and warranties shall survive the execution and delivery of this Agreement and shall continue in full force and effect until the indebtedness evidenced by the Note has been fully paid and satisfied and Lender and the Co-Lenders have no further commitment to advance funds hereunder. The request for any Advance under this Agreement by Borrower or on its behalf shall constitute a certification that the aforesaid representations and warranties are true and correct as of the date of such request, except to the extent any such representation or warranty shall relate solely to an earlier date.

         SECTION 5. AFFIRMATIVE COVENANTS.

         Borrower and the REIT covenant and agree that on and after the Closing Date and until the Obligations are paid in full:

         Section 5.01 Financial Reports. (a) Borrower will furnish to Agent: (i) annual audited consolidated financial statements of the REIT and its Consolidated Subsidiaries prepared in accordance with GAAP within 90 days of the end of the REIT's fiscal year prepared by nationally recognized independent public accountants (which accountant's opinion shall be unqualified), including the related consolidated statements of income, cash flow and retained earnings and setting forth in comparative form the figures for the corresponding prior year period, satisfactory to Agent; (ii) within 60 days after the close of each quarterly accounting period in each fiscal year, the management prepared consolidated balance sheet of the REIT and its Consolidated Subsidiaries as of the end of such quarterly period and the related consolidated statements of income, cash flow and retained earnings for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, each prepared in accordance with GAAP; (iii) annual audited, if available, or unaudited consolidated financial statements of Borrower and its Consolidated Subsidiaries prepared in accordance with GAAP within 90 days of the end of Borrower's fiscal year and, if audited, prepared by nationally recognized independent public accountants (which accountant's opinion shall be unqualified), including the related consolidated statements of income, cash flow and retained earnings and setting forth in comparative form the figures for the corresponding prior year period, satisfactory to Agent; (iv) within 60 days after the close of each quarterly accounting period in each fiscal year, the management prepared consolidated balance sheet of Borrower and its Consolidated Subsidiaries as of the end of such quarterly period and the related consolidated statements of income, cash flow and retained earnings for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, each prepared in accordance with GAAP; and (v) copies of all of the REIT's, Borrower's and Loan Parties' quarterly and annual filings with the Securities and Exchange Commission and all shareholder reports and letters to the REIT's, Borrower's and all Loan Parties' shareholders or partners, as the case may be and all other publicly released information promptly after their filing or mailing. Borrower and the REIT will furnish such additional reports or data, but no more often than on a quarterly basis, as Agent may reasonably request including, without limitation, monthly operating statements, a certified rent roll, leasing and management reports for each Unencumbered Asset. Borrower and the REIT shall maintain a system of accounting capable of furnishing all such information and data, and shall maintain its books and records respecting financial and accounting matters in a proper manner and on a basis consistent with that used in the preparation of the GAAP consolidated financial statements of Borrower. Financial reports requested by Agent of Borrower shall be provided to Agent no later than (A) the later of (I) 15 days after such request and (II) 60 days after the end of the fiscal quarter relating to the requested financial reports described in clause (ii) or (iv) above or (B) 90 days after the end of the fiscal year relating to such financial report described in clause (i) or
(iii) above.

         (b) Officer's Certificates; Comfort Letters. (i) At the time of the delivery of the financial statements under clause (a) above, Borrower and the REIT shall provide a certificate of the REIT for itself and as general partner of Borrower that (x) such financial statements have been prepared in accordance with GAAP (unless such financial statements are not required to be prepared in accordance with GAAP pursuant to this Agreement) and fairly present the consolidated financial condition and the results of operations of the REIT, its Consolidated Subsidiaries, Borrower, its Consolidated Subsidiaries and the Real Property Assets, as applicable, on the dates and for the periods indicated, subject, in the case of interim financial statements, to usual year end adjustments, (y) to the best knowledge of Borrower and the REIT, that no Default or Event of Default has occurred on the date of such certificate or, if any Default or Event of Default has occurred and is continuing on such date, specifying the nature and extent thereof and the action Borrower and the REIT propose to take in respect thereof, and (z) that since the date of the prior financial statements delivered pursuant to such clause no change has occurred in the financial position of Borrower or the REIT or their respective Consolidated Subsidiaries, which change could result in a Material Adverse Effect.

         (ii) Within 60 days of the end of each calendar quarter, Borrower and the REIT shall provide a certificate of the REIT for itself and as general partner of Borrower certifying that no Default or Event of Default has occurred, that there has been no change in the REIT's tax status as a real estate investment trust as defined under Section 856 of the Code, and demonstrating compliance with the financial covenants set forth in Sections 5.16, 5.17, 5.18,
5.21 and 6.07 hereof (including providing copies of the most recently available unaudited operating statements of the Real Property Assets) and the provisions of Sections 5.12, 5.13, 5.19, 6.09, 6.10, 6.14 and 6.15 and containing calculations verifying such compliance commencing with the calendar quarter ending on June 30, 1996; provided that the certificate for the last calendar quarter with respect to Sections 5.16, 5.17, 5.18 and 6.07 may be delivered within 90 days after the end of such fiscal year with the audited financial statements for the year then ended.

         (c) Notice of Default or Litigation. Promptly after a Responsible Officer obtains actual knowledge thereof, Borrower and the REIT shall give Agent notice of (i) the occurrence of a Default or any Event of Default, (ii) the occurrence of (x) any default that is not cured, or any event of default, under any partnership agreement of Borrower or any Loan Party, any mortgage, deed of trust, indenture or other debt or security instrument, covering any of the Assets of Borrower or (y) any event of default under any other material agreement to which Borrower or the REIT or any other Loan Party is a party, which, if not cured could result in a Material Adverse Effect, (iii) any litigation or governmental proceeding pending or threatened (in writing) against Borrower, the REIT or any other Loan Party which could result in a Material Adverse Effect and (iv) any other event, act or condition which could result in a Material Adverse Effect. Each notice delivered pursuant to this Section 5.01(c) shall be accompanied by a certificate of the REIT for itself and as general partner of Borrower setting forth the details of the occurrence referred to therein and describing the actions Borrower and the REIT proposes to take with respect thereto.

         (d) Asset Information. Promptly after they have been prepared, but in no event later than 60 days after the end of each calendar quarter, Borrower shall deliver to Agent schedules that provide the following information:

              (i) Funds from Operations calculation for the preceding quarter;

              (ii) Net Operating Income and net cash flow calculations for the preceding quarter for each Real Property Asset;

              (iii) Consolidated listing of all unsecured and recourse Indebtedness;

              (iv) Listing of net Book Value and gross Book Value of all Unencumbered Assets;

              (v) Listing of all Real Property Assets and Other Assets acquired, transferred or sold during the preceding quarter and the price paid or received, as the case may be, for such Asset; and

              (vi) Listing of pending acquisitions, transfers and sales of any Assets and the estimated acquisition or sales price, as the case may be, for any acquisition, transfer or sale for which a contract of sale has been executed or a non-refundable deposit has been made or received.

         (e) Intentionally Deleted.

         (f) Other Information. From time to time, Borrower shall provide such other information and financial documents relating to Borrower as Agent may reasonably request.

         Section 5.02 Books, Records and Inspections. Borrower shall, and shall cause each applicable Loan Party to, at Borrower's or such Loan Party's principal place of business or at each Real Property Asset, keep proper books of record and account in which full, true and correct entries shall be made. Borrower shall and shall cause each applicable Loan Party to, permit officers and designated representatives of Agent to visit and inspect any of the Real Property Assets, and to examine and copy the books of record and account of Borrower and any Loan Party and the Real Property Assets (including, without limitation, leases, statements, bills and invoices), discuss the affairs, finances and accounts of Borrower and any Loan Party, and be advised as to the same by, its and their officers and independent accountants, all upon reasonable notice and at such reasonable times as Agent may desire. Any Co-Lender may accompany the Agent on such visit or inspection. Provided that no Event of Default has occurred and is continuing, such inspections shall be made no more frequently than four (4) times in any consecutive twelve (12) month period.

         Section 5.03 Maintenance of Insurance. (a) Borrower and the other Loan Parties shall (i) maintain with financially sound and reputable insurance companies insurance on itself and its Other Assets in commercially reasonable amounts, (ii) maintain Agent as named additional insured in respect of any such liability insurance required to be maintained hereunder, and (iii) furnish to Agent from time to time, upon written request, certificates of insurance or certified copies or abstracts of all insurance policies required under this Agreement and such other information relating to such insurance as Agent or any Co-Lender may reasonably request.

         (b) With respect to each Real Property Asset, Borrower shall obtain and maintain, or cause to be maintained, insurance providing at least the following coverages:

              (i) comprehensive all risk insurance on the Real Property Assets, including contingent liability from Operation of Building Laws, Demolition Costs and Increased Cost of Construction Endorsements, in each case (A) in an amount equal to 100% of the "Full Replacement Cost," which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation, but the amount shall in no event be less than the outstanding principal balance of the Note; (B) containing an agreed amount endorsement with respect to the improvements owned or leased by Borrower waiving all co-insurance provisions; (C) providing for no deductible in excess of $50,000; and (D) containing an "Ordinance or Law Coverage" or "Enforcement" endorsement if any of the improvements or the use of the Real Property Asset shall at any time constitute legal non-conforming structures or uses. The Full Replacement Cost shall be redetermined from time to time (but not more frequently than once in any twelve (12) calendar months) at the request of Agent by an appraiser or contractor designated and paid by Borrower and approved by Lender, or by an engineer or appraiser in the regular employ of the insurer. After the first appraisal, additional appraisals may be based on construction cost indices customarily employed in the trade. No omission on the part of Agent to request any such ascertainment shall relieve Borrower of any of its obligations under this Section. In addition, Borrower shall obtain (y) flood hazard insurance if any portion of the improvements is currently or at any time in the future located in a federally designated "special flood hazard area", or otherwise required by Agent and (z) earthquake insurance in amounts and in form and substance satisfactory to Agent and the Majority Co-Lenders in the event the Real Property Asset is located in an area with a high degree of seismic activity, or otherwise as required by Agent, provided that the insurance pursuant to clauses (y) and (z) hereof shall be on terms consistent with the comprehensive all risk insurance policy required under this Section 5.03, except that the deductible on such insurance shall not be in excess of five percent (5%) of the appraised value of the Real Property Asset;

              (ii) commercial general liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Real Property Asset, such insurance (A) to be on the so-called "occurrence" form with a combined single limit of not less than $1,000,000;
    (B) to continue at not less than the aforesaid limit until required to be changed by Agent in writing by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards:
    (1) premises and operations; (2) products and completed operations on an "if any" basis; (3) independent contractors; and (4) blanket contractual liability for all written and oral contracts;

              (iii) business income and rent loss insurance (A) covering all risks required to be covered by the insurance provided for in Subsection 5.03(b)(i); (B) containing an extended period of indemnity endorsement which provides that after the physical loss to the improvements and personal property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of twelve (12) months from the date of the loss, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; and (C) in an amount equal to 100% of the projected gross income from the Real Property Asset for a period of twelve
    (12) months. The amount of such business income insurance shall be determined prior to the date hereof and at least once each year thereafter based on the greatest of: (x) Borrower's reasonable estimate of the gross income from the Real Property Asset; (y) the estimate of gross income set forth in the annual operating budget delivered pursuant to Section 5.01(a); and (z) the highest gross income received during the term of the Note for any full calendar year prior to the date the amount of such insurance is being determined;

              (iv) at all times during which structural construction, repairs or alterations are being made with respect to the Real Property Asset (A) owner's contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy; and (B) the insurance provided for in clause (i) above written in a so-called builder's risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to Section 5.03(b)(i), (3) including permission to occupy the Real Property Asset, and (4) with an agreed amount endorsement waiving co-insurance provisions;

              (v) workers' compensation, subject to the statutory limits of the state in which the Real Property Asset is located, and employer's liability insurance (A) with a limit per accident and per disease per employee, and
    (B) in an amount for disease aggregate in respect of any work or operations on or about the Real Property Asset, or in connection with the Real Property Asset or its operation (if applicable), in each case reasonably required by Agent;

              (vi) comprehensive boiler and machinery insurance, if applicable, in amounts as shall be reasonably required by Agent on terms consistent with the commercial general liability insurance policy required under Subsection 3.3(a)(ii);

              (vii) umbrella liability insurance in an amount not less than $15,000,000 per occurrence on terms consistent with the commercial general liability insurance policy required under Subsection 3.3(a)(ii);

              (viii) motor vehicle liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence of $1,000,000; and

              (ix) such other insurance and in such amounts as Agent from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the Real Property Asset located in or around the region in which the Real Property Asset is located.

         (c) All insurance provided for hereunder shall be obtained under valid and enforceable policies (the "Policies" or in the singular, the "Policy"), and shall be subject to the approval of Agent and the Majority Co-Lenders as to insurance companies, amounts, forms, deductibles, loss payees and insurers. The Policies shall be issued by financially sound and responsible insurance companies authorized to do business in the state in which the Real Property Asset is located and approved by Agent and the Co-Lenders. Each insurance company must have a rating of "A" or better for claims paying ability assigned by Standard & Poor's Rating Group or, if Standard & Poor's Rating Group does not assign a rating for such insurance company, such insurance company must have a general policy rating of A or better and a financial class of VIII or better by Best (each such insurer shall be referred to below as a

"Qualified Insurer"). Not less than thirty (30) days prior to the expiration dates of the Policies theretofore furnished to Agent, certified copies of the Policies marked "premium paid" or accompanied by evidence satisfactory to Agent of payment of the premiums due thereunder shall be delivered by Borrower to Agent; provided, however, that in the case of renewal Policies, Borrower may furnish Agent with binders therefor to be followed by the original Policies when issued.

         (d) Borrower shall not obtain (i) any umbrella or blanket liability or casualty Policy unless, in each case, such Policy is approved in advance in writing by Agent and approved by the Majority Co-Lenders and such Policy is issued by a Qualified Insurer, or (ii) separate insurance concurrent in form or contributing in the event of loss with that required in Section 5.03(b) to be furnished by, or which may be reasonably required to be furnished by, Borrower. In the event Borrower obtains separate insurance or an umbrella or a blanket Policy, Borrower shall notify Agent of the same and shall cause certified copies of each Policy to be delivered as required in Section 5.03(b). Any blanket insurance Policy shall (a) specifically allocate to the Real Property Asset the amount of coverage from time to time required hereunder or (b) be written on an occurrence basis for the coverages required hereunder with a limit per occurrence in an amount equal to the amount of coverage required hereunder and shall otherwise provide the same protection as would a separate Policy insuring only the Property in compliance with the provisions of Section 5.03(b).

         (e) All Policies of insurance provided for in Section 5.03(b) shall contain clauses or endorsements to the effect that:

              (i) the Policy shall not be materially changed (other than to increase the coverage provided thereby) or cancelled without at least 30 days' written notice to Agent and any other party named therein as an insured; and

              (ii) each Policy shall provide that the issuers thereof shall give written notice to Agent if the Policy has not been renewed thirty (30) days prior to its expiration.

         (f) Borrower shall furnish to Agent, on or before thirty (30) days after the close of each of Borrower's fiscal years, a statement certified by Borrower or a duly authorized officer of Borrower of the amounts of insurance maintained in compliance herewith, of the risks covered by such insurance and of the insurance company or companies which carry such insurance and, if requested by Agent, verification of the adequacy of such insurance by an independent insurance broker or appraiser acceptable to Agent. Agent and the Co-Lenders agree that American Modern Home Group is an acceptable insurance company for so long as its Best general policy rating is A+ or higher and its financial class is VII or greater.

         (g) If at any time Agent is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Agent shall have the right, without notice to Borrower to take such action as Agent deems necessary to obtain such insurance coverage as Agent and the Co-Lenders in their sole discretion deems appropriate, and all expenses incurred by Agent and the Co-Lenders in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower and the REIT to Agent upon demand and shall bear interest in accordance with Section 10.2 hereof.

         (h) If the Real Property Assets shall be damaged or destroyed, in whole or in part, by fire or other casualty, or condemned or taken by eminent domain, Borrower shall give prompt notice of such damage or taking to Agent and shall promptly commence and diligently prosecute the completion of the repair and restoration of the Property as nearly as possible to the condition the Property was in immediately prior to such fire or other casualty or taking (the "Restoration"). Borrower shall pay all costs of such Restoration whether or not such costs are covered by insurance or any condemnation award.

         Section 5.04 Taxes. Borrower and the other Loan Parties shall pay or cause to be paid, when due (i.e., before any penalty or fine could be levied or charged), all taxes, charges and assessments and all other lawful claims required to be paid by Borrower, the other Loan Parties, except as contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves have been established with respect thereto in accordance with GAAP. Upon request from Agent, Borrower shall provide evidence to Agent of payment of such taxes, charges, assessments and other lawful claims.

         Section 5.05 Corporate Franchises; Conduct of Business. (a) Borrower and each Loan Party shall do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and good standing in the State of its organization and in each state in which a Real Property Asset is located, and its respective franchises, licenses, permits, certificates, authorizations, qualifications, accreditations, easements, rights of way and other rights, consents and approvals, except where the failure to so preserve any of the foregoing (other than existence and good standing) could not, in the aggregate, result in a Material Adverse Effect.

         (b) Borrower shall carry on and conduct its business in substantially the same manner and substantially the same field of enterprise as it is presently conducted.

         (c) The REIT shall carry on and conduct its business in substantially the same manner and substantially the same field of enterprise as it is presently conducted and only through Borrower, except as described in Schedule 9A.

         Section 5.06 Compliance with Law. Borrower and the other Loan Parties shall comply in all material respects with all Applicable Laws, rules, statutes, regulations, decrees and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of their business and the ownership of their property (including the Real Property Assets), except for such laws, rules, statutes, regulations, decrees, orders and restrictions, (a) which Borrower or such other Loan Party are contesting in good faith and in compliance with and pursuant to appropriate proceedings diligently prosecuted (provided that such contest does not and cannot (i) expose any of Agent, the Co-Lenders Borrower, the other Loan Parties to any criminal liability or penalty, (ii) give rise to a Lien against any of the Assets or any Real Property Asset, or (iii) otherwise materially adversely affect any of the Assets or the value thereof), or (b) the failure to observe which, taken individually or in the aggregate, could not result in a Material Adverse Effect. Borrower and the applicable Loan Parties shall not permit the use of all or any portion of any Real Property Asset to be used for any illegal activity.

         Section 5.07 Performance of Obligations. Borrower, the REIT and each Loan Party shall perform all of their obligations under the terms of each mortgage, indenture, security agreement, debt instrument, lease, undertaking and contract by which it or any of the Real Property Assets is bound or to which it is a party (other than the Loan Documents) so as not to cause a Material Adverse Effect.

         Section 5.08 Stock. REIT shall cause its issued and outstanding shares of stock to be listed for trading on the New York Stock Exchange.

         Section 5.09 Change in Rating. Borrower shall promptly notify Agent in writing of any change, downgrade or withdrawal, or threatened change, downgrade or withdrawal of Borrower's Unsecured Debt Rating.

         Section 5.10 Maintenance of Properties. Borrower and the other Loan Parties shall ensure that the Real Property Assets are kept in their current condition and repair, normal wear and tear and casualty damage in the process of being repaired or restored excepted.

         Section 5.11 Compliance with ERISA. (a) Borrower and the other Loan Parties shall maintain each Employee Benefit Plan and Plan in compliance with all material applicable requirements of ERISA and the Code and with all material applicable regulations promulgated thereunder. Borrower and the other Loan Parties shall provide to Agent, within ten (10) days of sending or receipt, copies of all filings or correspondence with the Internal Revenue Service, PBGC, Department of Labor, Plan, Multiemployer Plan or union, regarding any Plan, or regarding or disclosing any liability or potential liability or violation of law under any Employee Benefit Plan.

         (b) Borrower and the other Loan Parties shall also provide to Agent, with ten (10) days of filing or receipt, (i) any notice from the Department of Labor or Internal Revenue Service of assessment or investigation regarding a prohibited transaction under Section 4975 of the Code or Section 406 of ERISA,
(ii) any notice from a Multiemployer Plan of withdrawal with respect to a Multiemployer Plan, (iii) notice from the Internal Revenue Service of imposition of excise tax with respect to an Employee Benefit Plan, (iv) any Form 5500 filed by any Borrower or Loan Party with respect to an Employee Benefit Plan which includes a qualified accountant's opinion, or (v) notice regarding a proposed termination from the PBGC.

         (c) Neither Borrower nor any other Loan Party shall engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Agent or the Co-Lenders of any of its rights under this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA or result in a violation of a state statute regulating governmental plans that would subject Agent or any Co-Lender to liability for a violation of ERISA or such a state statute.

         (d) Borrower and the REIT further covenant and agree to deliver to Agent such certifications or other evidence from time to time throughout the term of the Loan, as reasonably requested by Agent or the Co-Lenders in their sole discretion, that (i) neither Borrower or any other Loan Party is an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a "governmental plan" within the meaning of Section 3(3) of ERISA; (ii) neither Borrower or any other Loan Party is subject to state statutes applicable to Borrower or any Loan Party regulating investments and fiduciary obligations of Borrower or any Loan Party with respect to governmental plans; and (iii) with respect to each Loan Party and Borrower, at least one of the following circumstances is true:

              (i) Equity interests in Borrower or such Loan Party are publicly offered securities, within the meaning of 29 C.F.R. Section
    2510.3-101(b)(2);

              (ii) Less than 25 percent of each outstanding class of equity interests in Borrower or such Loan Party are held by "benefit plan investors" within the meaning of 29 C.F.R. Section 2510.3-101(f)(2); or

              (iii) Borrower or such Loan Party qualifies as an "operating company" or a "real estate operating company" within the meaning of 29 C.F.R. Section 2510.3-101(c) or (e) or an investment company registered under The Investment Company Act of 1940.

         Section 5.12 Settlement/Judgment Notice. Borrower agrees that it shall, within ten (10) days after a settlement of any obligation in excess of $1,000,000.00 provide written notice to Agent of such settlement together with a certification signed by the REIT for itself and as general partner of Borrower certifying that, based upon the most recent quarterly consolidated financial statements of Borrower, the REIT and their Consolidated Subsidiaries, such settlement will not cause Borrower or the REIT to violate the financial covenants set forth in Sections 5.16, 5.17 and 5.18 hereof. Borrower further agrees that it shall, within ten (10) days after entry of a final judgment in excess of $1,000,000.00 or final judgments in excess of $1,000,000.00 in the aggregate during the immediately preceding twelve (12) month period, provide written notice to Agent of such judgment together with a certification signed by the REIT for itself and as general partner of Borrower certifying based upon the most recent quarterly consolidated financial statements of Borrower, such judgment will not cause Borrower to violate the financial covenants set forth in Sections 5.16 and 5.17 hereof.

         Section 5.13 Acceleration Notice. Borrower agrees that it shall, within ten (10) days after receipt of written notice that any Indebtedness of Borrower or any Loan Party has been accelerated, provide written notice to Agent of such acceleration.

         Section 5.14 Lien Searches; Title Searches. In addition to searches and endorsements that Agent or any Co-Lender may require in connection with an Advance, Borrower shall, upon Agent's request therefor given from time to time, but not more frequently than annually, unless an Event of Default shall have occurred and be continuing or such Title Search indicates a Lien other than a Permitted Lien or another state of facts not reasonably satisfactory to Agent and the Majority Co-Lenders, pay for (a) reports of UCC, tax lien, judgment and litigation searches with respect to Borrower, each of the other Loan Parties, and (b) searches of title to each of the Real Property Assets (each, a "Title Search"). Such Title Searches and lien searches required under this Agreement shall be conducted by search firms designated by Agent in each of the locations designated by Agent.

         Section 5.15 Intentionally Deleted.

         Section 5.16 Minimum Net Worth. The consolidated minimum Net Worth of Borrower shall not, at any time, be less than $145,000,000.00 plus 85% of the net proceeds (after payment of underwriter and placement fees and other expenses directly related to such equity offering) received from subsequent equity offerings by the REIT, calculated on a GAAP basis. For purposes of determining compliance with this covenant only, the stock offering by the REIT in connection with the acquisition of 25 manufactured housing communities from Aspen Enterprises Ltd. (the "Aspen Acquisition") shall be considered a subsequent equity offering even though such acquisition has been consummated as of the date hereof.

         Section 5.17 Total Indebtedness. (a) The maximum consolidated Total Debt of the REIT, Borrower and their Consolidated Subsidiaries (without duplication) shall not exceed at any time 50% of the lesser of (i) the gross Book Value of all Assets of Borrower and its Consolidated Subsidiaries, or (ii) the total Fair Market Value of all Assets of Borrower and Consolidated Subsidiaries. In the event that this covenant is breached solely as a result of a change in the appropriate Market Capitalization Rate by Agent and the Majority Co-Lenders (but not as a result of a change in such Market Capitalization Rate as published in the Korpacz Real Estate Investment Survey), such breach shall not be deemed an Event of Default unless Borrower and the REIT fail to cure such breach within thirty (30) days of the date of such breach.

         (b) The maximum consolidated aggregate Unsecured Debt of the REIT, Borrower and their Consolidated Subsidiaries (without duplication) shall not exceed at any time 50% of the lesser of (i) the gross Book Value of the Unencumbered Assets, or (ii) the aggregate Fair Market Value of the Unencumbered Assets. In the event that this covenant is breached solely as a result of a change in the appropriate Market Capitalization Rate by Agent and the Majority Co-Lenders (but not as a result of a change in such Market Capitalization Rate as published in the Korpacz Real Estate Investment Survey), such breach shall not be deemed an Event of Default unless Borrower and the REIT fail to cure such breach within thirty (30) days of the date of such breach.

         Section 5.18 Coverage Ratios. (a) The ratio of (x) actual consolidated EBITDA of Borrower and its Consolidated Subsidiaries (adjusted to include Minimum Capital Expenditure Reserves) for any period of twelve consecutive months (or such shorter period since the date of the Aspen Acquisition pursuant to Section 5.18(d)) (the "Base Period"), to (y) the Debt Service of the REIT, Borrower and their Consolidated Subsidiaries (without duplication) for such Base Period shall not at any time be less than 2.25 to 1.

         (b) The ratio of (x) actual consolidated EBITDA (adjusted to include Minimum Capital Expenditure Reserves) of Borrower and its Consolidated Subsidiaries for the applicable Base Period, to (y) the sum of Debt Service plus Fixed Charges of the REIT,

Borrower, and their Consolidated Subsidiaries (without duplication) for the same Base Period shall not at any time be less than 1.85 to 1.

         (c) The ratio of (x) actual Net Operating Income from the Unencumbered Assets (adjusted to include Minimum Capital Expenditure Reserves) for the applicable Base Period to (y) actual Debt Service with respect to all Unsecured Debt of the REIT, Borrower and their Consolidated Subsidiaries, (without duplication), for the applicable Base Period shall not at any time be less than
1.80 to 1.

         (d) The Coverage Ratios required to be maintained pursuant to this
Section 5.18 shall be calculated on a monthly basis. For the purposes of the calculation of these Coverage Ratios, until the first anniversary of the Aspen Acquisition, the Base Period shall mean the period commencing upon the date that the Aspen Acquisition was consummated until the first anniversary thereof.

         Section 5.19 Equity or Debt Offerings. All net proceeds (after payment of underwriter and placement fees and other expenses directly related to such equity or debt offering) from any equity or debt offering by the REIT shall be immediately distributed to Borrower.

         Section 5.20 Minimum Asset Value. The lesser of (a) the consolidated Book Value of all Unencumbered Assets or (b) the Fair Market Value of all Unencumbered Assets shall at all times equal or exceed $150,000.000.00.

         Section 5.21 Managers. The Real Property Assets shall at all times be managed by the Borrower or an Affiliate of Borrower or the REIT. If (i) any manager shall become insolvent or (ii) an Event of Default shall occur and be continuing, then Agent and the Majority Co-Lenders, at their option, may require Borrower to engage a bona-fide, independent third party management agent approved by Agent and the Majority Co-Lenders in their sole discretion (the "New Manager") to manage the Real Property Assets. The New Manager shall be engaged by Borrower pursuant to a written management agreement that complies with the terms hereof and is otherwise satisfactory to Agent and the Majority Co-Lenders in all respects and the New Manager shall execute and deliver a Subordination of Management Agreement.

         Section 5.22 Further Assurances. Borrower will, at Borrower's sole cost and expense, at any time and from time to time upon request of Agent take or cause to be taken any action and execute, acknowledge, deliver or record any further documents, opinions, negative pledge agreements or other instruments which Agent or any Co-Lender in its reasonable discretion deems necessary or appropriate to carry out the purposes of this Agreement and the other Loan Documents including to consummate the transfer or sale of the Loan or any portion thereof.

         Section 5.23 REIT Status. The REIT shall at all times maintain its status as a "qualified real estate investment trust" under Section 856 of the Code.

         Section 5.24 Additional Covenants. (a) Borrower and the REIT shall give prompt notice to Agent of the receipt by Borrower, the REIT or any Loan Party of any notice related to a violation of any Applicable Laws and of the commencement of any proceedings or investigations which relate to compliance with Applicable Laws.

         (b) Borrower and the REIT will take appropriate measures to prevent and will not engage in or knowingly permit any illegal activities at any Real Property Asset.

         Section 5.25 Intentionally Deleted.

         Section 5.26 Intentionally Deleted.

         Section 5.27 Preparation of Environmental Reports. At the request of Agent, or any Co-Lender, from time to time, Borrower shall provide to Agent, within 30 days after such request, at the expense of Borrower and the REIT, an Environmental Report for all Real Property Assets that have been acquired after the date hereof, or with respect to the Real Property Assets owned as of the date hereof, any Real Property Asset for which Agent has a reasonable basis for requiring such an Environmental Report (including, without limitation, the fact that an environmental report was not delivered at or prior to the Closing Date or there is a basis to believe that there may be Hazardous Materials or a threat of a Release with respect to such Real Property Asset) as described in such request. Without limiting the generality of the foregoing, if Agent or the Majority Co-Lenders determine at any time that a material risk exists that any such Environmental Report will not be provided within the time referred to above, Agent may retain an environmental consulting firm to prepare such Environmental Report at the expense of Borrower and the REIT, and Borrower hereby grants and agrees to cause any Loan Party which owns any Real Property Asset described in such request to grant at the time of such request, to Agent, such firm and any agents of representatives thereof an irrevocable non-exclusive license, subject to the rights of tenants, to enter onto their respective Real Property Assets to undertake such an assessment.

         Section 5.28 Documentation following Acquisition of an Interest in Real Property Assets. Not later than 60 days following each acquisition of an interest in a Real Property Asset (which shall include only Permitted Investments) by the Borrower, the REIT or any Loan Party Borrower shall provide Agent with each of the following: (i) the closing statement relating to such acquisition, (ii) a description of the property acquired, (iii) a statement of condition of such Real Property Asset prepared by the Borrower's internal or approved external construction engineer, (iv) an historical operating statement of such Real Property Asset for such period as may be available to the Borrower and a current rent roll for such Real Property Asset and (v) such other information as may be reasonably requested by Agent, including any Environmental Reports prepared in accordance with Section 6.10.

         Section 5.29 Intentionally Deleted.

         Section 5.30 Preparation of Engineering Reports. At the request of Agent from time to time, Borrower shall provide to Agent, within thirty (30) days after such request, at the expense of Borrower and the REIT, an Engineering Report for all Real Property Assets acquired after the date hereof, and, with respect to any Real Property Asset, if Agent has a reasonable basis to require an Engineering Report based on an inspection of such Real Property Asset or such other information that may have come to the Agent's attention, as described in such request.

         Section 5.31 Intentionally Deleted.

         SECTION 6. NEGATIVE COVENANTS.

         Borrower and the REIT covenant and agree that on and after the Closing Date until the Obligations are paid in full:

         Section 6.01 Intentionally Deleted.

         Section 6.02 Intentionally Deleted.

         Section 6.03 Liens. Borrower and the other Loan Parties shall not, create, incur, assume or suffer to exist, directly or indirectly, any Lien on any Unencumbered Asset, or any other Real Property Asset, other than the following (collectively, the "Permitted Liens"):

         (a) Liens existing on the Closing Date and set forth on Schedule 7 hereto;

         (b) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are being maintained in accordance with GAAP;

         (c) Statutory Liens of landlords and Liens of mechanics, materialmen and other Liens imposed by Law (other than any Lien imposed by ERISA) created in the ordinary course of business for amounts not yet due or (i) which are being contested in good faith by appropriate proceedings diligently conducted, and with respect to which adequate bonds have been posted if required to do so by Applicable Law.

         (d) Easements, rights-of-way, zoning and similar restrictions and other similar charges or encumbrances not interfering with the ordinary conduct of the business of Borrower and which do not detract materially from the value of any of the Real Property Assets to which they attach or impair materially the use thereof by Borrower; and

         (e) With respect to Real Property Assets that are not Unencumbered Assets, Permitted Mortgage Debt;

         Section 6.04 Restriction on Fundamental Changes. (a) Without the prior written consent of Agent and the Majority Co-Lenders, which consent may be withheld in the sole and absolute discretion of Agent and the Majority Co-Lenders, Borrower, the REIT and the other Loan Parties shall not enter into any merger or consolidation with, or sell, lease, transfer or otherwise dispose of any Substantial Assets to, any Person other than Borrower, the REIT or a wholly owned Subsidiary of Borrower or the REIT. Notwithstanding the foregoing, neither Borrower, the REIT nor any Loan Party shall enter into any arrangement, directly or indirectly, whereby Borrower, the REIT or any Loan Party shall sell or transfer any Real Property Asset (in a single or multiple transaction) owned by any of them in order then or thereafter to lease such property or lease other Real Property Asset that it intends to use for substantially the same purpose as the Real Property Asset being sold or transferred.

         (b) Notwithstanding the foregoing, Borrower and the Loan Parties may enter into a merger or consolidation, provided that following such merger or consolidation, Borrower is the surviving entity of such merger or consolidation and the REIT or an entity wholly owned and controlled by the REIT (i) is the sole general partner of Borrower, and (ii) owns at least a 51% economic ownership interest in Borrower.

         (c) Gary Shiffman shall for so long as he is living, at all times own at least 95,846 OP Units in Borrower and 405,930 shares of common stock in the REIT; notwithstanding the foregoing, Gary Shiffman may redeem or convert some or all of his OP Units in the Borrower to shares of common stock in the REIT, provided that in the aggregate he at all times owns at least, in the aggregate, 405,930 shares of common stock in the REIT and 95,846 OP Units, either in the form of OP Units or in the form of additional stock in the REIT equivalent to such OP Units; and Milton Shiffman shall for so long as he is living, at all times own at least 106,346 OP Units in Borrower and 303,162 shares of common stock in the REIT; notwithstanding the foregoing, Milton Shiffman may redeem or convert some or all of his OP Units in the Borrower to shares of common stock in the REIT, provided that in the aggregate he at all times owns at least, in the aggregate, 303,162 shares of common stock in the REIT and 106,346 OP Units, either in the form of OP Units or in the form of additional stock in the REIT equivalent to such OP Units.

         Section 6.05 Transactions with Affiliates. Borrower and the other Loan Parties shall not enter into any material transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of Borrower, other than on terms and conditions substantially as favorable as would be obtainable at the time in a comparable arm's-length transaction with a Person other than an Affiliate of Borrower.

         Section 6.06 Plans. Borrower and the other Loan Parties shall not, nor shall they permit any member of their respective ERISA Controlled Group to, (i) take any action which would (A) increase the aggregate present value of the Unfunded Benefit Liabilities under all Plans or withdrawal liability under a Multiemployer Plan for which Borrower or any Loan Party or any member of their respective ERISA Controlled Groups (determined without reference to Section 414(m) or (o) of the Code, if liabilities of entities in Borrower or the Loan Parties' ERISA Controlled Group solely by reason of Section 414(m) or (o) of the Code could not result in liability to Borrower or any Loan Party) to an amount in excess of $1,000,000.00 or (B) result in liability or Contingent Obligation for any post-retirement benefit under any "welfare plan" (as defined in Section 3(1) of ERISA), or any withdrawal liability or exit fee or charge with respect to any "welfare plan" (as defined in Section 3(1) of ERISA), other than liability for continuation coverage under Part 6 of Title I of ERISA, or state laws which require similar continuation coverage for which the employee pays approximately the full cost of coverage, or (ii) engage in any transaction prohibited by Section 408 of ERISA or Section 4975 of the Code.

         Section 6.07 Distributions. The REIT and Borrower (without duplication) shall not pay or declare Distributions (a) if an Event of Default has occurred and is continuing or (b) that in the aggregate exceed 90% of the Funds From Operations of Borrower individually and combined with the REIT (without duplication), respectively, in any four consecutive calendar quarters (or if four consecutive calendar quarters have not passed since the date hereof, the quarterly periods from the date hereof); provided that notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing, the REIT may pay or declare Distributions without violating this covenant in (i) the amount necessary to maintain the REIT's status as a real estate investment trust under Section 856 of the Code, or (ii) the amount necessary for the REIT to avoid the payment of any federal income or excise tax. Any Distributions or dividends or other sums received by the REIT must be paid promptly by the REIT as Distributions but in no event later than ten (10) business days after such funds have been received by the REIT. For purposes of the calculation only, Funds From Operations shall be determined without taking into account the effect of Distributions on either Preferred or Common OP Units, and Distributions shall include all distributions on Preferred and Common OP Units.

         Section 6.08 Intentionally Deleted.

         Section 6.09 Restriction on Prepayment of Indebtedness. Neither Borrower nor the REIT shall prepay the principal amount, in whole or in part, of any Unsecured Debt other than the Obligations after the occurrence of any Event of Default.

         Section 6.10 Real Property Assets. Neither the Borrower, the
REIT nor any other Loan Party shall acquire any Real Property Asset unless an Environmental Report for such Real Property Asset dated within 6 months of the proposed acquisition date has been prepared and, if requested, delivered to Agent and such Environmental Report is satisfactory to Agent and the Majority Co-Lenders in all material respects.

         Section 6.11 Intentionally Deleted.

         Section 6.12 Organizational Documents. Neither Borrower, the REIT nor any other Loan Party shall make any material amendments or modifications to their partnership agreements, corporate charters, by-laws, certificates of incorporation, articles of organization or other organizational documents without the prior approval of the Agent and the Majority Co-Lenders; notwithstanding the foregoing, Agent shall be promptly notified of all such changes (other than modifications and amendments relating solely to the admission or deletion of limited partners or changes in their limited partnership interests, unless such limited partners are either Gary Shiffman or Milton Shiffman).

         Section 6.13 Intentionally Deleted.


         Section 6.14 Restrictions on Investments. Neither Borrower, the REIT or any Loan Party shall make or permit to exist or remain outstanding any investment other than investments in:

    (a) marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by the Borrower, the REIT or any Loan Party;

    (b) marketable direct obligations of any of the following: Federal Home Loan Mortgage Corporation, Student Loan Marketing Association, Federal Home Loan banks, Federal national Mortgage Association, Government National Mortgage association, Bank for Cooperatives, Federal Intermediate Credit Banks, Federal Financing Banks, Export-Import Bank of the United States, Federal Land Bank, or any other agency or instrumentality of the United States of America;

    (c) demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks having total assets in excess of $100,000,000.00; provided, however, that the aggregate amount at any time so invested with any single bank having total assets of less than $1,000,000,000.00 will not exceed $200,000.00;

    (d) securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any State which at the times of purchase are rate by Moody's Investors Service, Inc. or by Standard & Poor's Ratings Services at not less than "P 2" if then rated by Moody's Investors Service, Inc., and not less than "A 2", if then rated by Standard & Poor's Ratings Services;

    (e) mortgage-backed securities guaranteed by the Government National Mortgage Association, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation and other mortgage-backed bonds which at the time of purchase are rated by Moody's Investors Service, Inc. or by Standard & Poor's Ratings Services at not less than "Aa" if then rated by Moody's Investors Service, Inc. and not less than "AA" if then rated by Standard & Poor's Ratings Services;

    (f) repurchase agreements having a term not greater than 90 days and fully secured by securities described in the foregoing subsection (a), (b) or (e) with banks described in the foregoing subsection (c) or with financial institutions or other corporations having total assets in excess of $500,000,000.00;

    (g) shares of so-called "money market funds" registered with the SEC under the Investment Company Act of 1940 which maintain a level per-share value, invest principally in investments described in the foregoing subsections (a) through (f) and have total assets in excess of $50,000,000.00;

    (h) Permitted Investments.

         Section 6.15 RV Sites. Except as shown as Schedule 2 no more than ten percent (10%) of the Unit pads or sites on any Real Property Asset that are actually available and capable of being leased or rented and that may be legally leased or rented pursuant to Applicable Laws shall be designated, reserved for, or leased or rented as Seasonal RV Sites or parking areas. For purposes hereof, "Seasonal RV Sites" shall mean those sites available for lease to seasonal recreational vehicle tenants who wish to spend only a portion of the season at a particular Real Property Asset.

         SECTION 7. EVENTS OF DEFAULT

         Section 7.01 Events of Default. Each of the following events, acts, occurrences or conditions shall constitute an Event of Default under this Agreement, regardless of whether such event, act, occurrence or condition is voluntary or involuntary or results from the operation of law or pursuant to or as a result of compliance by any Person with any judgment, decree, order, rule or regulation of any court or administrative or governmental body:

         (a) Failure to Make Payments. Borrower and the REIT shall (i) default in the payment when due of any principal of the Loan, or (ii) default in the payment within five (5) days after the due date of (x) any interest on the Loan or (y) any Fees, or any other amounts owing hereunder; provided, however, that any interest payable with respect to any delinquent payment shall be calculated at the Default Rate from the date such payment was actually due as if there were no grace period.

         (b) Breach of Representation or Warranty. Any representation or warranty made by Borrower, the REIT or any other Loan Party herein or in any other Loan Document or in any certificate or statement delivered pursuant hereto or thereto shall prove to be false or misleading in any material respect on the date as of which made or deemed made: provided, however, that if such breach is capable of being cured, then Borrower shall have a period of thirty (30) days after delivery of notice from Agent to cure any such breach.

         (c) Breach of Covenants.

              (i) Borrower, the REIT or any other Loan Party shall fail to perform or observe any agreement, covenant or obligation arising under Sections 5.01, 5.03, 5.09, 5.12, 5.13, 5.16, 5.17, 5.18, 5.19, 5.23, 6.03
    (other than Liens which are placed on a Real Property Asset without the consent of Borrower, the REIT or any Loan Party), 6.04, 6.06, 6.07, 6.09, 6.10, and 6.14.

              (ii) Borrower, the REIT or any of the Loan Parties shall fail to perform or observe any agreement, covenant or obligation arising under this Agreement (except those described in subsections (a), (b) and (c)(i) above), and such failure shall continue uncured for thirty (30) days after delivery of notice thereof, or such longer period of time as is reasonably necessary to cure such Default, provided that Borrower has commenced and is diligently prosecuting the cure of such Default and cures it within ninety (90) days.

              (iii) Borrower, the REIT or any other Loan Party shall fail to perform or observe any agreement, covenant or obligation arising under any provision of the Loan Documents other than this Agreement, which failure shall continue after the end of any applicable grace period provided therein.

         (d) Default Under Other Agreements. Borrower, the REIT or any other Loan Party shall default beyond any applicable grace period in the payment, performance or observance of any obligation or condition with respect to any Indebtedness in excess of $2,000,000.00 or any other event shall occur or condition exist, if the effect of such default, event or condition is to accelerate the maturity of any such Indebtedness or to permit (without regard to any required notice or lapse of time) the holder or holders thereof, or any trustee or agent for such holders, to accelerate the maturity of any such Indebtedness, or any such Indebtedness shall become or be declared to be due and payable prior to its stated maturity and the forgoing conditions are not cured within thirty (30) days after the condition occurs.

         (e) Bankruptcy, etc. (i) Borrower or any other Loan Party shall commence a voluntary case concerning itself under the Bankruptcy Code; or (ii) an involuntary case is commenced against Borrower or any other Loan Party and the petition is not contested within sixty (60) days, or is not dismissed within ninety (90) days, after commencement of the case or (iii) a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of Borrower, any other Loan Party or Borrower or any other Loan Party commences any other proceedings under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Borrower, any other Loan Party or there is commenced against Borrower or any other Loan Party any such proceeding which remains undismissed for a period of ninety (90) days; or (iv) any order of relief or other order approving any such case or proceeding is entered; or (v) Borrower or any other Loan Party is adjudicated insolvent or bankrupt; or (vi) Borrower or any other Loan Party suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of ninety (90) days; or (vii) Borrower or any other Loan Party makes a general assignment for the benefit of creditors; or (viii) Borrower, any other Loan Party shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or (ix) Borrower or any other Loan Party shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debt; or
(x) Borrower or any other Loan Party shall by any act or failure to act consent to, approve of or acquiesce in any of the foregoing; or (xi) any corporate or partnership action is taken by Borrower or any other Loan Party for the purpose of effecting any of the foregoing.

         (f) ERISA. (i) Any Termination Event shall occur, or (ii) any Plan shall incur an accumulated funding deficiency (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, or fail to make a required installment payment on or before the due date under Section 412 of the Code or
Section 302 of ERISA, or (iii) Borrower or any of the Loan Parties or a member of their respective ERISA Controlled Group shall have engaged in a transaction which is prohibited under Section 4975 of the Code or Section 406 of ERISA which could result in the imposition of liability in excess of $3,000,000 on any of Borrower or any other Loan Party or any member of their respective ERISA Controlled Group and an exemption shall not be applicable or have been obtained under Section 408 of ERISA or Section 4975 of the Code, or (iv) Borrower or any of the other Loan Parties or any member of their respective ERISA Controlled Group shall fail to pay when due an amount which it shall have become liable to pay to the PBGC, any Plan, any Multiemployer Plan or a trust established under
Section 4049 of ERISA, or (v) Borrower shall have received a notice from the PBGC of its intention to terminate a Plan or to appoint a trustee to administer such Plan or Multiemployer Plan, which notice shall not have been withdrawn within fourteen (14) days after the date thereof, or (vi) a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that an ERISA Plan must be terminated or have a trustee appointed to administer any ERISA Plan, or (vii) Borrower or any of the other Loan Parties or a member of their respective ERISA Controlled Group suffers a partial or complete withdrawal resulting in an assessment of withdrawal liability in excess of $3,000,000.00 from a Multiemployer Plan or is in default (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan, or (viii) a proceeding shall be instituted against any of Borrower or any of the other Loan Parties or any member of their respective ERISA Controlled Group to enforce Section 515 of ERISA, or (ix) any other event or condition shall occur or exist with respect to any Employee Benefit Plan, Plan or Multiemployer Plan which could subject Borrower or any of the other Loan Parties or any member of their respective ERISA Controlled Group to any tax, penalty or other liability in excess of $3,000,000 or the imposition of any lien or security interest on Borrower or any of the other Loan Parties or any member of their respective ERISA Controlled Group, or (ix) with respect to any Multiemployer Plan, the institution of a proceeding to enforce Section 515 of ERISA, to terminate such Plan, the receipt of a notice of reorganization or insolvency under Sections 4241 or 4245 of ERISA, in any event which could result in liability in excess of $3,000,000 to Borrower, any other Loan Party or any member of any of their ERISA Controlled Group, or (xi) the assets of Borrower or any other Loan Party become or are deemed to be assets of an Employee Benefit Plan. No Event of Default under this Section 7.01(f) shall be deemed to be, or have been, waived or corrected because of any disclosure by Borrower or any Loan Party.

         (g) Judgments. One or more judgments or decrees (i) in an aggregate amount of $5,000,000 or more are entered against Borrower, the REIT or any other Loan Parties in any consecutive twelve (12) month period or (ii) which, with respect to Borrower and the other Loan Parties, could result in a Material Adverse Effect, shall be entered by a court or courts of competent jurisdiction against any of such Persons (other than any judgment as to which, and only to the extent, a reputable insurance company has acknowledged coverage of such claim in writing) and (x) any such judgments or decrees shall not be stayed (by appeal or otherwise), discharged, paid, bonded or vacated within thirty (30) days or (y) enforcement proceedings shall be commenced by any creditor on any such judgments or decrees.

         (h) REIT. The REIT fails to remain a publicly-traded real estate investment trust in good standing with the New York Stock Exchange and with the Securities and Exchange Commission.

         (i) Material Adverse Effect. If any Material Adverse Effect shall occur other than a down grade, withdrawal or termination of Borrower's or the REIT's Unsecured Debt Rating.

         Section 7.02 Rights and Remedies. (a) Upon the occurrence of any Event of Default described in Section 7.01(e), the Facility Amount shall automatically and immediately terminate and the unpaid principal amount of and any and all accrued interest on the Loan and any and all accrued Fees and other Obligations shall automatically become immediately due and payable, with all additional interest thereon calculated at the Default Rate from the occurrence of the Default until the Loan is paid in full and without presentation, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and notice of acceleration), all of which are hereby expressly waived by Borrower and the other Loan Parties, and the obligation of Lender and all Co-Lenders to make any Advances hereunder shall thereupon terminate; and upon the occurrence and during the continuance of any other Event of Default, Agent, upon approval of the Majority Co-Lenders, may by written notice to Borrower, (i) declare that the Facility Amount is terminated, whereupon the Facility Amount and the obligation of Lender and all Co-Lenders to make any Advances (or their pro rata share thereof) hereunder shall immediately terminate, and (ii) declare the unpaid principal amount of and any and all accrued and unpaid interest on the Loan and any and all accrued Fees and other Obligations to be, and the same shall thereupon be, immediately due and payable with all additional interest thereon calculated at the Default Rate from the occurrence of the Default until the Loan is paid in full and without presentation, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and notice of acceleration), all of which are hereby expressly waived by Borrower and the other Loan Parties.

         (b) Agent and any Co-Lender may offset any indebtedness, obligations or liabilities owed to Borrower against any indebtedness, obligations or liabilities of Borrower or the REIT to it.

         (c) Agent and any Co-Lender may avail itself of any remedies available to it under the Loan Documents or at law or equity.

         SECTION 8. INTENTIONALLY DELETED.

         SECTION 9. MISCELLANEOUS.

         Section 9.01 Payment of Agent's, Syndication Agent's and Co-Lender's Expenses, Indemnity, etc. Borrower shall:

         (a) whether or not the Loan closes, except as otherwise provided in this Agreement, pay all reasonable out-of-pocket costs and expenses of Agent, the Syndication Agent and all Co-Lenders in connection with Agent's, the Syndication Agent's, and such Co-Lender's due diligence review of the Unencumbered Assets and Real Property Assets, the negotiation, preparation, execution and delivery of the Loan Documents and the documents and instruments referred to therein, in connection with the administration of the Loan and any amendment, waiver or consent relating to any of the Loan Documents and of Agent, the Syndication Agent and the Co-Lenders in connection with the preservation of rights under, any amendment, waiver or consent relating to, and enforcement of, the Loan Documents and the documents and instruments referred to therein or in connection with any restructuring or rescheduling of the Obligations (including, without limitation, the reasonable fees and disbursements of counsel for Agent, the Syndication Agent and the Co-Lenders);

         (b) pay, and hold Agent, the Syndication Agent and each Co-Lender harmless from and against, any and all present and future stamp, excise and other similar taxes with respect to the foregoing matters and hold Agent, the Syndication Agent and each Co-Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to Agent, the Syndication Agent or such Co-Lender) to pay such taxes; and

         (c) indemnify Agent (in its capacity as Lender and as Agent) and the Syndication Agent (in its capacity as Syndication Agent and as Co-Lender) and each Co-Lender, its officers, directors, employees, representatives and agents and any persons or entities owned or Controlled by, owning or Controlling, or under common Control or Affiliated with Agent, the Syndication Agent or each Co-Lender (each an "Indemnitee") from, and hold each of them harmless against, any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitee in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto) that may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, asserted against or incurred by any Indemnitee as a result of, or arising in any manner out of, or in any way related to or by reason of, (i) the Loan or the execution, delivery or performance of any Loan Document, (ii) the breach of any of Borrower's, the REIT's or other Loan Party's representations and warranties or of any of Borrower's, REIT's or other Loan Party's Obligations, (iii) a default under Sections 4.12 or 5.11, including, without limitation, attorneys' fees and costs incurred in the investigation, defense, and settlement of losses incurred in correcting any prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA that may be required, and (iv) the exercise by Agent, the Syndication Agent and the Co-Lenders of their rights and remedies (including, without limitation, foreclosure) under any Loan Document (but excluding, as to any Indemnitee, any such losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements incurred solely by reason of the gross negligence or willful misconduct of such Indemnitee as finally determined by a court of competent jurisdiction) (collectively, "Indemnified Liabilities"). Borrower and the REIT further agree that, without Agent's, the Syndication Agent's or the Co-Lenders' prior written consent, they will not enter into any settlement of a lawsuit, claim or other proceeding arising or relating to any Indemnified Liability unless such settlement includes an explicit and unconditional release from the party bringing such lawsuit, claim or other proceeding of each Indemnitee. Borrower's and the REIT's obligations under this Section shall survive the termination of this Agreement and the payment of the Obligations.

         Section 9.02 Notices. Except as otherwise by expressly provided herein, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile, telex, or cable communication), and shall be deemed to have been duly given or made when delivered by hand, or five (5) days after being deposited in the United States mail, certified or registered, postage prepaid, or, in the case of telex notice, when sent, answerback received, or, in the case of facsimile notice, when sent, answerback received, or, in the case of a nationally recognized overnight courier service, one (1) Business Day after delivery to such courier service, addressed, in the case of Borrower, Agent, and the Syndication Agent at the addresses specified below, or to such other addresses as may be designated by any party in a written notice to the other parties hereto, provided that notices and communications to Agent shall not be effective until received by Agent.

If to Agent (including, without limitation, all notices pursuant to Sections 2.02, 2.08, 2.09 and 2.11 of this Agreement, as follows:

                           NBD BANK
                           611 Woodward Avenue, 3rd Floor
                           Detroit, Michigan 48226
                           Attention:  Mr. Victor Semelsberger
                           Telecopier Number:  (313) 225-3939
                           Telephone Number: (313) 225-3494

If to Syndication Agent, as follows:

                           Lehman Brothers Holdings Inc.
                             d/b/a Lehman Capital, a division of
                             Lehman Brothers Holdings Inc.
                           Three World Financial Center, 9th Floor
                           New York, New York 10285
                           Telecopier Number:  (212) 528-8986
                           Attention:  Frank Gilhool


with copies thereof to:

                           Lehman Brothers Holdings Inc.
                             d/b/a Lehman Capital, a division of
                             Lehman Brothers Holdings Inc.
                           Three World Financial Center, 12th Floor
                           New York, New York 10285
                           Telecopier Number:  (212) 528-6659
                           Attention:  Allyson Bailey

                           Lehman Brothers Holdings Inc.
                             d/b/a Lehman Capital, a division of
                             Lehman Brothers Holdings Inc.
                           Three World Financial Center, 7th Floor
                           New York, New York  10285
                           Telecopier Number:  (212) 526-3721
                           Attention: Scott Kimmel and Annette Nazareth

If to Borrower or the REIT, as follows:

                           Sun Communities Operating Limited Partnership 31700 Middlebelt Road, Suite 145
                           Farmington Hills, Michigan  48334
                           Attention: Jeffrey P. Jorissen
                           Facsimile:  (810) 932-3072

                           Sun Communities, Inc.
                           31700 Middlebelt Road, Suite 145
                           Farmington Hills, Michigan  48334
                           Attention:  Jeffrey P. Jorissen
                           Facsimile:  (810) 932-3072


With a copy to:            Jaffe, Raitt, Heuer & Weiss
                           One Woodward Avenue, Suite 2400
                           Detroit, Michigan 48226
                           Attention:  Arthur A. Weiss, Esq.
                            and Gail A. Anderson, Esq.
                           Facsimile No. (313) 961-8358


         Section 9.03 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Borrower, the REIT, Agent, the Syndication Agent, the Co-Lenders, all future holders of the Note and their respective successors and assigns.

         Section 9.04 Amendments and Waivers. (a) Neither this Agreement, the Note, any other Loan Document to which Borrower, the REIT or any other Loan Party is a party nor any terms hereof or thereof may be amended, supplemented, modified or waived other than in a writing executed by Borrower, the REIT, or the applicable Loan Party and Agent. The parties hereto acknowledge and agree that any amendment, modification, approval, waiver or request to be granted regarding the terms of this Agreement shall be given in accordance with the terms, provisions and conditions of the Intercreditor Agreement. The authority of Agent to act as Agent hereunder arises pursuant to and is governed by the Intercreditor Agreement.

         (b) In the case of any waiver, Borrower, the REIT, Agent and all Co-Lenders shall be restored to their former position and rights hereunder and under the outstanding Note and any other Loan Documents, and any Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Event of Default, or impair any right consequent thereon.

         Section 9.05 No Waiver; Remedies Cumulative. No failure or delay on the part of Agent or any Co-Lender in exercising any right, power or privilege hereunder or under any other Loan Document and no course of dealing between Borrower or any other Loan Party and Agent or any Co-Lender shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which Agent or any Co-Lender would otherwise have. No notice to or demand on Borrower or any other Loan Party in any case shall entitle Borrower or any other Loan Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Agent or any Co-Lender, to any other or further action in any circumstances without notice or demand.

         Section 9.06 Governing Law; Submission to Jurisdiction. (a) This Agreement shall be deemed to be a contract entered into pursuant to the laws of the State of New York and shall in all respects be governed, construed, applied and enforced in accordance with the laws of the State of New York, provided however, that with respect to the creation, perfection, priority and enforcement of the lien of the Security Instruments, and the determination of deficiency judgments, the laws of the State where the Real Property Asset is located shall apply.

         (b) Any legal action or proceeding with respect to this Agreement or any other Loan Document and any action for enforcement of any judgment in respect thereof may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, Borrower and the REIT hereby accept for themselves and in respect of their property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and appellate courts from any thereof. Borrower and the REIT irrevocably consent to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to Borrower and the REIT at their addresses set forth in Section 9.02. Borrower and REIT hereby irrevocably waive any objection which they may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Loan Document brought in the courts referred to above and hereby further irrevocably waive and agree not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of Agent or any Co-Lender, to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Borrower or the REIT in any other jurisdiction.

         Section 9.07 Confidentiality Disclosure of Information. Each party hereto shall treat the transactions contemplated hereby and all financial and other information furnished to it about Borrower, the other Loan Parties and the Real Property Assets, as confidential; provided, however, that such confidential information may be disclosed (a) as required by law or pursuant to generally accepted accounting procedures, (b) to officers, directors, employees, agents, partners, attorneys, accountants, engineers and other consultants of the parties hereto who need to know such information, provided such Persons are instructed to treat such information confidentially, (c) by Agent or the Syndication Agent to any Participant, Co-Lender, servicer, or assignee ("Transferee"), which disclosure to Transferees and prospective Transferees may include any and all information which has been delivered to Agent or the Syndication Agent by Borrower or any other Loan Party pursuant to this Agreement or the other Loan Documents or which has been delivered to Agent or the Syndication Agent in connection with Agent's or the Syndication Agent's and the Co-Lenders' credit evaluation of Borrower and the REIT prior to entering into this Agreement, or
(d) upon the written consent of the party whose otherwise confidential information would be disclosed.

         Borrower and the REIT acknowledge and agree that Agent and the Syndication Agent may provide to the Co-Lenders, and that Agent, the Syndication Agent and each of the Co-Lenders may provide to any Participant, originals or copies of this Agreement, all Loan Documents and all other documents, instruments, certificates, opinions, insurance policies, letters of credit, reports, requisitions and other materials and information of every nature or description, and may communicate all oral information, at any time submitted by or on behalf of Borrower or the REIT or received by Agent or the Syndication Agent in connection with the Loan or Borrower or the REIT.

         Section 9.08 Recourse. The Loan and the Obligations shall be full recourse to Borrower. The REIT shall have no liability with respect to the Loan or the Obligations except as set forth in the Guaranty.

         Section 9.09 Sale of Loan, Co-Lenders, Participations and Servicing.

         (a) Lender and any Co-Lender may, at their option, sell with novation all or any part of their right, title and interest in, and to, and under the Loan, including, without limitation, all or a portion of their obligation to make Advances, and its interest in the outstanding principal balance of the Loan, to one or more additional Co-Lenders; notwithstanding the foregoing, provided that no Event of Default has occurred and is continuing, any such sale with novation to any Co-Lender that is not an Affiliate of Lender or any Co-Lender shall be subject to Borrower's prior written approval, which approval shall not be unreasonably withheld or delayed; provided, further, however, that Borrower shall be deemed to have approved any entity purchasing the Loan or part thereof or an interest therein that has a long-term credit rating on its senior debt equal or exceeding BBB as rated by Standard & Poor's Ratings Services or equal or exceeding Baa-2 as rated by Moody's Investors Service, Inc. Each additional Co-Lender shall enter into an assignment and assumption agreement (the "Assignment and Assumption") assigning a portion of Lender's or Co-Lender's rights and obligations under the Loan, and pursuant to which the additional Co-Lender accepts such assignment and assumes the assigned obligations. From and after the effective date specified in the Assignment and Assumption (i) each Co-Lender shall be a party hereto and to each Loan Document to the extent of the applicable percentage or percentages set forth in the Assignment and Assumption and, except as specified otherwise herein, shall succeed to the rights and obligations of Lender and the Co-Lenders hereunder and thereunder in respect of the Loan (including, without limitation, its pro rata share of Lender's and each Co-Lenders' obligations to make Advances hereunder), and (ii) Lender, as lender and each Co-Lender, as applicable shall, to the extent such rights and obligations have been assigned by it pursuant to such Assignment and Assumption, relinquish its rights and be released from its obligations hereunder and under the Loan Documents.

         (b) The liabilities of Lender and each of the Co-Lenders shall be several and not joint, and Lender's and each Co-Lenders' obligations to Borrower and the REIT under this Agreement shall be reduced by the amount of each such Assignment and Assumption. Neither Lender nor any Co-Lender shall be responsible for the obligations of any other Co-Lender. Lender and each Co-Lender shall be liable to Borrower only for their respective proportionate shares of the Loan. If for any reason any of the Co-Lenders shall fail or refuse to abide by their obligations under this Agreement, Lender and the other Co-Lenders shall not be relieved of their obligations, if any, hereunder, including their obligations to make their pro rata share of any Advance on the date set forth for such Advance in the Notice of Borrowing; notwithstanding the foregoing, Lender and the Co-Lenders shall have the right, but not the obligation, at their sole option, to make the defaulting Co-Lender's pro rata share of such Advance pursuant to the terms of the Intercreditor Agreement.

         (c) Borrower agrees that it shall, in connection with any sale of all or any portion of the Loan, whether in whole or to an additional Co-Lender or Participant, within ten (10) business days after requested by Agent or the Syndication Agent, furnish Agent or the Syndication Agent with the certificates required under Section 9.21(a) and (b) and such other information as reasonably requested by any additional Co-Lender or Participant in performing its due diligence in connection with its purchase of an interest in the Loan and the Facility Amount. Borrower shall not be responsible for the costs of such additional Co-Lender's or Participant's due diligence review, but shall be responsible for the cost of preparing and delivering the required information and certificates.

         (d) Intentionally Deleted.

         (e) Lender (or an Affiliate of Lender) shall act as administrative agent for itself and the Co-Lenders (together with any successor administrative agent, the "Agent") pursuant to this Section 9.09(e). Borrower acknowledges that Lender, as Agent shall have the sole and exclusive authority to execute and perform this Agreement and each Loan Document on behalf of itself, as Lender and as agent for itself and the Co-Lenders subject to the terms of the Intercreditor Agreement. Except as otherwise provided herein, Borrower shall have no obligation to recognize or deal directly with any Co-Lender, and no Co-Lender shall have any right to deal directly with Borrower with respect to the rights, benefits and obligations of Borrower under this Agreement, the Loan Documents or any one or more documents or instruments in respect thereof. Borrower may rely conclusively on the actions of Lender as Agent to bind Lender and the Co-Lenders, notwithstanding that the particular action in question may, pursuant to this Agreement or any Intercreditor Agreement among Agent and the Co-Lenders, be subject to the consent or direction of the Co-Lenders. Lender may resign as Agent of the Co-Lenders, in its sole discretion, without the consent of Borrower. Upon any such resignation, a successor Agent shall be determined pursuant to the terms of the Intercreditor Agreement. The term Agent shall mean any successor Agent.

         Notwithstanding any provision to the contrary in this Agreement, neither the Agent nor the Syndication Agent shall have any duties or responsibilities except those expressly set forth herein and in the Intercreditor Agreement and no covenants, functions, responsibilities, duties, obligations or liabilities of Agent or the Syndication Agent shall be implied by or inferred from this Agreement, the Intercreditor Agreement, or any other Loan Document, or otherwise exist against Agent or the Syndication Agent.

         (f) Except to the extent its obligations hereunder and its interest in the Loan have been assigned pursuant to one or more Assignments and Assumption, Lehman Brothers Holdings Inc. ("Lehman") as Syndication Agent, and NBD Bank ("NBD") as Agent shall have the same rights and powers under this Agreement as any other Co-Lender and may exercise the same as though it were not the Syndication Agent or Agent respectively. The term "Co-Lender" or "Co-Lenders" shall, unless otherwise expressly indicated, include Lehman and NBD in their individual capacity. Lehman, NBD and the other Co-Lenders and their respective affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, Borrower, any Loan Party or any Affiliate of Borrower or any Loan Party and any Person or entity who may do business with or own securities of Borrower or any Loan Party or any Affiliate of Borrower or any Loan Party or any Affiliate thereof, all as if they were not serving in such capacities hereunder and without any duty to account therefor to each other.

         (g) Intentionally Deleted.

         (h) Lender, as Agent, shall maintain at its domestic lending office or at such other location as Lender, as Agent, shall designate in writing to each Co-Lender and Borrower a copy of each Assignment and Assumption delivered to and accepted by it and a register for the recordation of the names and addresses of the Co-Lenders, the amount of each Co-Lender's proportionate share of the Facility Amount and the Loan and the name and address of each Co-Lender's agent for service of process (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrower, Lender, as Agent, and the Co-Lenders may treat each person or entity whose name is recorded in the Register as a Co-Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection and copying by Borrower or any Co-Lender during normal business hours upon reasonable prior notice to the Agent. A Co-Lender may change its address and its agent for service of process upon written notice to Lender, as Agent, which notice shall only be effective upon actual receipt by Lender, as Agent, which receipt will be acknowledged by Lender, as Agent, upon request.

         (i) Notwithstanding anything herein to the contrary, any financial institution or other entity may be sold a participation interest in the Loan by Lender or any Co-Lender without Borrower's consent (such financial institution or entity, a "Participant") (x) if such sale is without novation and (y) if the other conditions set forth in this paragraph are met. No Participant shall be considered a Co-Lender hereunder or under the Note or the Loan Documents. No Participant shall have any rights under this Agreement, the Note or any of the Loan Documents and the Participant's rights in respect of such participation shall be solely against Lender or Co-Lender, as the case may be, as set forth in the participation agreement executed by and between Lender or Co-Lender, as the case may be, and such Participant. The terms of any participation agreement between Lender or Co-Lender, as the case may be, and its Participant shall not grant the Participant any consent rights except for consent to (i) changes in the interest rate and term of the Loan, (ii) increase in the principal amount of the Loan, (iii) release of any party liable for repayment of the Loan, (iv) forbearance, (v) consents to Liens other than Permitted Liens on the Real Property Assets or the Rents related thereto, or (vi) the acceleration of the Loan or the taking of any enforcement action with respect to the Loan. No participation shall relieve Lender or Co-Lender, as the case may be, from its obligations hereunder or under the Note or the Loan Documents and Lender or Co-Lender, as the case may be,shall remain solely responsible for the performance of its obligations hereunder.

         (j) Notwithstanding any other provision set forth in this Agreement, the Lender or any Co-Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, amounts owing to it in favor of any

Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System), provided that no such security interest or the exercise by the secured party of any of its rights thereunder shall release Lender or Co-Lender from its funding obligations hereunder.

         (k) In the event that Lender or any Co-Lender sells or transfers any of its Pro Rata Interest in the Loan whether by assignment and assumption or by participation, the cost of such assignment or participation and the cost of any assignee's or participant's due diligence and review of the Loan Documents or any Assets shall be paid by such assignee or participant, but Borrower shall be responsible for the cost of preparing and delivering the required information and certificates.

         Section 9.10 Borrower's and the REIT's Assignment. Neither Borrower nor the REIT may assign its rights or obligations hereunder without the prior written consent of Agent and all of the Co-Lenders.

         Section 9.11 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

         Section 9.12 Effectiveness. This Agreement shall become effective on the date on which all of the parties hereto shall have signed a counterpart hereof and shall have delivered the same to the Syndication Agent.

         Section 9.13 Headings Descriptive. The heading of the several Sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

         Section 9.14 Marshaling; Recapture. Agent shall be under no obligation to marshal any assets in favor of Borrower, any other Loan Party or any other party or against or in payment of any or all of the Obligations. To the extent Agent receives any payment by or on behalf of Borrower or any other Loan Party, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to Borrower or such other Loan Party or its estate, trustee, receiver, custodian or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the obligation or part thereof which has been paid, reduced or satisfied by the amount so repaid shall be reinstated by the amount so repaid and shall be included within the liabilities of Borrower or such other Loan Party to Agent and the Co-Lenders as of the date such initial payment, reduction or satisfaction occurred.

         Section 9.15 Severability. In case any provision in or obligation under this Agreement or the Note or the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         Section 9.16 Survival. Except as expressly provided to the contrary herein, all indemnities set forth herein including, without limitation, in Sections 2.16, 2.17, 2.18, 2.19 and 9.01 shall survive the execution and delivery of this Agreement, the Note and the Loan Documents and the making and repayment of the Loan hereunder for a period of one (1) year.

         Section 9.17 Domicile of Loan Portions. Lender and the Co-Lenders may transfer and carry any Loan Portion at, to or for the account of any domestic or foreign branch office, subsidiary or affiliate, subject to Section 2.19.

         Section 9.18 Intentionally Deleted

         Section 9.19 Calculations; Computations. Except as otherwise expressly provided herein, the financial statements to be furnished to Agent or the Syndication Agent pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved and consistent with GAAP as used in the preparation of the financial statements referred to in
Section 4.05.

         SECTION 9.20 WAIVER OF TRIAL BY JURY. TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER, AGENT AND ALL CO-LENDERS EACH HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY MATTER ARISING HEREUNDER OR THEREUNDER.

         Section 9.21 No Joint Venture. Notwithstanding anything to the contrary herein contained, neither Agent, Syndication Agent nor any Co-Lender by entering into this Agreement or by taking any action pursuant hereto, will be deemed a partner or joint venturer with Borrower or the REIT or any Loan Party and Borrower and the REIT agree to hold Agent, the Syndication Agent and each Co-Lender harmless from any damages and expenses resulting from such a construction of the relationship of the parties hereto or any assertion thereof.

         Section 9.22 Estoppel Certificates. (a) Borrower, the REIT and Agent, each hereby agree at any time and from time to time upon not less than ten (10) days prior written notice by Borrower, the REIT or Agent to execute, acknowledge and deliver to the party specified in such notice, a statement, in writing, certifying whether this Agreement is unmodified and in full force and effect (or if there have been modifications, whether the same, as modified, is in full force and effect and stating the modifications hereto), and stating whether or not, to the best knowledge of such certifying party, any Default or Event of Default has occurred and is then continuing, and, if so, specifying each such Default or Event of Default; provided, however, that it shall be a condition precedent to Lender's obligation, as Agent, to deliver the statement pursuant to this Section, that Agent shall receive, together with Borrower's request for such statement, a certificate of the REIT for itself and as general partner of Borrower, stating that to the best knowledge of Borrower and the REIT, no Default or Event of Default exists as of the date of such certificate (or specifying such Default or Event of Default).

         (b) Within five (5) Business Days of Agent's request, Borrower shall execute and deliver a certificate of the REIT for itself and as general partner of Borrower confirming the then aggregate outstanding principal balance of the Loan, the outstanding principal balance of each Eurodollar Portion and the Base Rate Portion, the Contract Rate for each Loan Portion, the dates to which all interest has been paid, and the Interest Period for each Eurodollar Portion. Such statement shall be binding and conclusive on Borrower and the REIT absent manifest error.

         Section 9.23 No Other Agreements. The Loan Documents constitute the entire understanding of the parties with respect to the transactions contemplated hereby, and all prior understandings with respect thereto, whether written or oral, shall be of no force and effect.

         Section 9.24 Controlling Document. In the event of a conflict between the provisions of this Agreement and the other Loan Documents, the provisions of this Agreement shall control and govern the conflicting provisions of the other Loan Documents.

         Section 9.25 No Benefit to Third Parties. This Agreement is for the sole and exclusive benefit of Borrower, the REIT, and the Syndication Agent, Agent and the Co-Lenders and all conditions of the obligation of Lender and the Co-Lenders to make Advances hereunder are imposed solely and exclusively for the benefit of Lender and the Co-Lenders and their assigns and no other person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender and the Co-Lenders will refuse to make Advances in the absence of strict compliance with any and all thereof and no other person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Agent and the Co-Lenders at any time if they in their sole discretion deem it advisable to do so. Without limiting the generality of the foregoing, neither Agent nor the Co-Lenders shall have any duty or obligation to anyone to ascertain that funds advanced hereunder are used as required by the terms hereof or to pay the cost of constructing the improvements on any of the Real Property Assets or to acquire materials and supplies to be used in connection therewith or to pay costs of owning, operating and maintaining same.




                         [NO FURTHER TEXT ON THIS PAGE]

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

                  SUN COMMUNITIES OPERATING LIMITED PARTNERSHIP

                  By:     Sun Communities, Inc., its general partner


                          By:
                             ------------------------------
                             Name:
                             Title:


                  SUN COMMUNITIES, INC.


                  By:
                     --------------------------------------
                     Name:
                     Title:


                  NBD BANK, individually as a Co-Lender and as Agent for one or more Co-Lenders


                  By:
                     --------------------------------------
                     Name:
                     Title:


                  LEHMAN BROTHERS HOLDINGS INC. D/B/A LEHMAN CAPITAL, A DIVISION OF LEHMAN BROTHERS HOLDINGS INC., individually as a Co-Lender and as Syndication Agent for one or more Co-Lenders


                  By:
                     --------------------------------------
                     Name:
                     Title: